UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Newmont Mining Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Newmont Mining Corporation 6363 South Fiddler’s Green Circle Greenwood Village, Colorado 80111 USA

Notice of 2013 Annual Meeting of Stockholders

Date of Meeting:	Wednesday, April 24, 2013

Time:	11:00 a.m., local time

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Purpose:	1. Elect Directors;

2. Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2013;

3. Approve, on an advisory basis, the compensation of the Named Executive Officers;

4. Approve the 2013 Stock Incentive Plan;

5. Approve the Performance Pay Plan; and

6. Transact such other business that may properly come before the meeting.
Record Date:	February 25, 2013

Under the Securities and Exchange Commission rules, we have elected to use the Internet for delivery of Annual Meeting materials to our stockholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the Internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. Your vote is important so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

By Order of the Board of Directors

Stephen P. Gottesfeld
Executive Vice President, General Counsel and Corporate Secretary

March 7, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2013

Our Notice of Meeting, Proxy Statement and Annual Report are available at

www.envisionreports.com/nem

2013 Proxy Statement

i

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the stockholders of Newmont Mining Corporation (“Newmont,” the “Company” or “we”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the Company’s 2013 Annual Meeting of Stockholders to be held on Wednesday, April 24, 2013 (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of 2013 Annual Meeting of Stockholders. The Proxy Statement, proxy card and 2012 Annual Report to Stockholders are being made available to stockholders on or about March 7, 2013.

Notice of Internet Availability of Proxy Materials.

On or about March 13, 2013, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see “Voting Your Shares” below. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Stockholders Entitled to Vote.

The holders of record of the following securities at the close of business on February 25, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting:

•	common stock of Newmont, par value $1.60 per share, of which there were 491,845,913 shares outstanding as of the Record Date; and

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exchangeable shares of Newmont Mining Corporation of Canada Limited, a corporation established under the Business Corporations Act (British Columbia) (“Newmont Canada”), of which there were 4,893,906 shares as of the Record Date entitled to vote pursuant to the terms of the Newmont Special Voting Stock described below.

Voting Your Shares.

Newmont Common Stock. Each share of common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of common stock that you own. You may elect to vote in one of the following methods:

•	By Mail - If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.

•	By Internet - If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.

•	By Telephone - You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.

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In Person - You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

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If you hold Newmont Common Stock at your Broker - If your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. Your Voting Instruction Form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as ratification of auditors but cannot vote on “non-routine” matters, which now include matters such as votes for the Election of Directors proposal, the Say-on-Pay proposal, the 2013 Stock Incentive Plan proposal and the Performance Pay Plan proposal. Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Newmont Canada Exchangeable Shares. Each Newmont Canada exchangeable share that you own has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to rights of shares of Newmont common stock. Holders of exchangeable shares have a right through a Voting and Exchange Trust Agreement (the “Voting Agreement”) to vote at stockholders’ meetings of Newmont. The exchangeable shares, however, are not shares issued by Newmont and, therefore, a holder of exchangeable shares is not a registered stockholder of Newmont, but is a registered stockholder of Newmont Canada. The exchangeable shares are exchangeable at the option of the holders into the Company’s common stock on a one-for-one basis. There are two ways to vote your exchangeable shares:

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By Mail - You may vote by signing and returning the enclosed Voting Instruction Form. This form permits you to instruct Computershare Trust Company of Canada, as trustee under the Voting Agreement (the “Trustee”), to vote at the Annual Meeting. The Trustee holds one share of special voting stock of Newmont (the “Newmont Special Voting Stock”) that is entitled to vote on all matters on which the shares of the Company’s common stock vote. The Newmont Special Voting Stock has a number of votes in respect to the Annual Meeting equal to the lesser of (a) the number of exchangeable shares outstanding on the Record Date (other than the exchangeable shares held by Newmont or its affiliates), or (b) 10% of the total number of votes corresponding to the Company’s common stock then outstanding. Based upon the foregoing, the Trustee will be entitled to cast up to 4,893,906 votes at the Annual Meeting. The Trustee must receive your voting instructions by 5:00 p.m. in Toronto, Ontario, Canada, on April 23, 2013. This will give the Trustee time to tabulate the voting instructions and vote on your behalf. The Trustee will exercise each vote attached to the Newmont Special Voting Stock only on the basis of instructions received from the relevant holders of exchangeable shares. In the absence of instructions from a holder as to voting, the Trustee will not have any voting rights with respect to such exchangeable shares.

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In Person - You may attend the Annual Meeting and vote in person. As a holder of exchangeable shares, you may attend the Annual Meeting in person to vote directly the number of votes to which you are entitled under the Voting Agreement. Please refer to the Notice to Exchangeable Shareholders and Voting Instruction Form for additional instructions on voting at the meeting.

Quorum, Tabulation and Broker Non-Votes and Abstentions.

Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of common stock and the maximum number of shares of common stock that the Trustee of the Newmont Canada exchangeable shares is entitled to vote at the Annual Meeting.

Tabulating Votes and Voting Results. Votes at the Annual Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Broker Non-Votes and Abstentions. Abstentions and “broker non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (except with respect to the Election of Directors, where abstentions are excluded), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Except with respect to the Election of Directors, where abstentions are excluded, abstentions have the same effect as votes against proposals presented to stockholders. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

As such, please be reminded that if you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the Election of Directors (Proposal 1). If you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the Election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the advisory vote to approve named executive officer compensation (Proposal 3), the approval of the 2013 Stock Incentive Plan (Proposal 4), or the approval of the Performance Pay Plan (Proposal 5).

Votes Required to Approve the Proposals.

Proposal	Vote Required
Election of Directors	Majority of votes cast for the Nominees.
Ratification of independent auditors for 2013	Majority of stock present in person or by proxy and entitled to vote.
Approve, on an advisory basis, the compensation of the Named Executive Officers	Non-binding advisory vote – majority of stock present in person or by proxy and entitled to vote.
Approve the 2013 Stock Incentive Plan	Majority of stock present in person or by proxy and entitled to vote; provided that the total votes cast on this proposal represent more than 50% of all the shares of the Company’s capital stock entitled to vote.
Approve the Performance Pay Plan	Majority of stock present in person or by proxy and entitled to vote.

Election of Directors. Brokers, banks and other financial institutions can no longer vote your stock on your behalf for the Election of Directors if you have not provided instructions on your voting instruction form, by telephone or by Internet. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Ratify PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2013. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2013. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

Advisory Say-On-Pay Vote. Because the vote on Compensation of the Named Executive Officers is advisory in nature, it will not: (1) affect any compensation already paid or awarded to any Named Executive Officer, (2) be binding on or overrule any decisions by the Board of Directors, (3) create or imply any additional fiduciary duty on the part of the Board of Directors, and (4) restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Approval of the 2013 Stock Incentive Plan. Approval of the 2013 Stock Incentive Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. In addition, the New York Stock Exchange (“NYSE”) listing standards require that the total votes cast on the proposal to approve the 2013 Stock Incentive Plan represent more than 50% of all the shares of the Company’s capital stock entitled to vote on this proposal. Shares held by brokers who do not have discretionary authority to vote on this proposal and who have not received voting instructions from beneficial owners are not counted in the tabulation of the votes cast on this proposal or deemed to be present or represented for the purpose of determining whether this proposal has been approved. Abstentions are treated as shares present or represented and are counted in tabulation of the votes cast on this proposal. Abstentions have the same effect as voting against this proposal.

Approval of Performance Pay Plan. Approval of the Performance Pay Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes, will not be counted as present and entitled to vote on this proposal.

Other Items. If any other items are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.

Revocation of Proxy or Voting Instruction Form.

Revocation of Newmont Common Stock Proxy. A stockholder who executes a proxy may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). A stockholder also may substitute another person in place of those persons presently named as proxies. Written notice revoking or revising a proxy should be sent to the attention of the Secretary, Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Revocation of Newmont Canada Exchangeable Shares Voting Instruction Form. A registered holder of Newmont Canada exchangeable shares who has submitted a Voting Instruction Form may revoke the Voting Instruction Form by completing and signing a Voting Instruction Form bearing a later date and depositing it with the Trustee. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on April 23, 2013.

A non-registered holder of Newmont Canada exchangeable shares may revoke a Voting Instruction Form at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a Voting Instruction Form that is not received by the intermediary at least ten days prior to the Annual Meeting.

Solicitation Costs.

The cost of preparing and mailing the Notice, requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. The Notice will be furnished to the holders of the Company’s common stock, and Newmont Canada exchangeable shares, on March 13, 2013. In addition, solicitation of proxies and Voting Instruction Forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained Georgeson Inc. to aid in the solicitation of brokers, banks, intermediaries and other institutional holders in the United States and Canada for a fee of $15,500. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of common stock and exchangeable shares.

Notes to Participants in Newmont Employee Retirement Savings Plans.

Participants in the Retirement Savings Plan of Newmont and Retirement Savings Plan for Hourly-Rated Employees of Newmont. If you are a participant in the Retirement Savings Plan of Newmont or Retirement Savings Plan for Hourly-Rated Employees of Newmont (the “401(k) Plans”) and hold the Company’s common stock under either of the 401(k) Plans, you will be furnished a Notice containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. The 401(k) Plans are administered by Vanguard, as trustee. The trustee, as the stockholder of record of the Company’s common stock held in the plans, will vote the shares held for you in accordance with the directions you provide. If you do not vote your shares by 11:59 p.m. Eastern time on April 19, 2013, the trustee will vote your common shares in the 401(k) Plans in the same proportion as it votes shares as to which directions have been received.

Stockholder Proposals for the 2014 Annual Meeting of Stockholders.

For a stockholder proposal, including a proposal for the Election of Directors, to be included in the proxy statement and form of proxy for the 2014 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 13, 2013. Proposals should be sent to the attention of the Secretary of the Company at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. We are not required to include in our proxy statement and form of proxy a stockholder proposal that was received after that date or that otherwise fails to meet the requirements for stockholder proposals established by Securities and Exchange Commission regulations.

In addition, under our By-Laws, stockholders must give advance notice of nominations for Directors or other business to be addressed at the 2014 Annual Meeting no later than the close of business on February 24, 2014. The advance notice must be delivered to the attention of the Secretary of the Company at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Voting Results.

The results of the voting at the Annual Meeting will be reported on Form 8-K and filed with the Securities and Exchange Commission within four business days after the end of the meeting.

Proposal No. 1 — Election of Directors

Voting for Directors.

If you hold your Newmont stock through a broker, bank or other financial institution, your Newmont stock will not be voted on your behalf on the Election of Directors unless you complete and return the Voting Instruction Form or follow the instructions provided to you to vote your stock via telephone or the Internet. If you do not instruct your broker, bank or other financial institution how to vote, your votes will be counted as “broker non-votes” and your shares will not be represented in the Election of Directors vote at the Annual Meeting.

Majority Vote Standard for the Election of Directors.

Our By-Laws provide that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include votes to withhold authority, but shall exclude abstentions. Votes will not be deemed cast if no authority or direction is given.

If a nominee for Director does not receive the vote of at least a majority of votes cast at the Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines are available on our website at www.newmont.com/our-investors/our-governance.

Director Skills and Qualifications.

In addition to meeting the minimum qualifications set out by the Board of Directors under “Director Nomination Process and Review of Director Nominees,” on page 13, each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, private equity, finance, mining, operations, manufacturing, marketing, government, law, international business and health, safety, environmental and social responsibility. The unique background, skills and qualifications that led the Board of Directors and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should serve as a Director for Newmont are set forth in the “Nominees” section below.

Board of Directors Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL OF THE FOLLOWING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXIES NAMED THEREON INTEND SO TO VOTE.

Nominees.

Each of the 10 persons named below is a nominee for election as a Director at the Annual Meeting for a term of one year or until his/her successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees are currently serving as Directors of the Company. All such nominees were elected to the Board of Directors at the last Annual Meeting, except for J. Kofi Bucknor, who was appointed as a Director of the Company by the Board of Directors on July 24, 2012, and Gary J. Goldberg, who joined to the Board of Directors on March 1, 2013, when he succeeded Richard O’Brien as Chief Executive Officer and as a Director at that time. If any such nominees cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.

John B. Prescott, a Director of Newmont since 2002, is not eligible to stand for re-election due to the age retirement provision in our Corporate Governance Guidelines. Newmont and the Board of Directors express their deepest appreciation to Mr. Prescott for his outstanding and dedicated service and leadership to Newmont, for his many contributions to the deliberations of the Board and as a valued member of the committees of the Board. No person is being nominated at the Annual Meeting to fill the vacancy created by his departure. Instead, the Directors expect to reduce the size of the Board of Directors from eleven to ten members, effective when Mr. Prescott ceases to be a Director.

The following table sets forth information as to each nominee for election, including his or her age (as of the Record Date), and background (including his or her principal occupation during the past five years, current directorships and directorships held during at least the past five years, and skills and qualifications):

BRUCE R. BROOK, 57, currently serves as a Director for Boart Longyear Pty. Ltd., Programmed Group (as Chairman) and CSL Limited. In addition, Mr. Brook retired in 2012 after six years of service as a member of the Financial Reporting Council in Australia, an agency of the Australian Commonwealth, which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation.

Director Qualifications:

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Financial Expertise — Prior service as the Chairman of the Audit Committee of Lihir Gold Limited and as Chief Financial Officer of WMC Resources Limited, Deputy CFO of ANZ Banking Group Limited, Group Chief Accountant of Pacific Dunlop Limited, and General Manager, Group Accounting positions at CRA Limited and Pasminco Limited. Current Chairman of the Audit Committee of Boart Longyear Limited and member of the Audit Committee of CSL Limited. Former member of the Financial Reporting Council, an agency of the Australian Commonwealth, which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation.

•	International Experience — Extensive international experience as a director of multiple international companies, including Boart Longyear Limited, Programmed Group and CSL Limited.

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Operational and Industry Expertise — Experience as a Director of Lihir Gold Limited, Energy Developments Limited and Consolidated Minerals Limited. Currently serves as a Director of Deep Exploration Technologies Co-operative Research Centre, a collaborative research program researching safer, more advanced and more cost effective geological exploration and drilling methods.

Board Experience:

Service on the Company’s Board of Directors since 2011, as well as on the boards of several companies, including Boart Longyear Limited since February 2007, and CSL Limited since August 2011, and as Chairman of Programmed Group since May 2011. Former Director and Chairman of the Audit Committees of Lihir Gold Limited, Consolidated Minerals Limited, Energy Developments Limited and Snowy Hydro Limited and former independent Chairman of Energy Developments Limited.

J. KOFI BUCKNOR, 57, CEO of J. Kofi Bucknor & Associates, a Ghanaian corporate finance advisory and propriety investing firm established in 2000. Chairman of Ghana’s Investment Advisory Committee, which advises on the management of part of the country’s oil revenues, and former Chairman of the Ghana Stock Exchange. Managing partner of Kingdom Africa Management (formerly Zephyr Africa Management), a private equity fund manager, from 2003 to present.

Director Qualifications:

•	CEO/Executive Management Skills — Experience as CEO of J. Kofi Bucknor & Associates since 2000, Treasurer, African Development Bank 1986 — 1994, Executive Director, Corporate Finance with

Lehman Brothers International, London from 1994 — 1997, Managing Director of CAL Merchant Bank, Ghana, from 1997 — 2000, Managing Partner of Kingdom Africa Management from 2003 — present, and other executive management positions noted above.

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Financial Expertise — Over 30 years of international banking experience including as managing partner of several private equity funds in Africa. Member of the Commonwealth Secretary General’s Special Advisory Panel on the 1996 Asian Financial Crisis, former Chairman of the Ghana Stock Exchange, and former Treasurer, African Development Bank.

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International Experience — Extensive senior executive experience in global banking as noted above, as well as service on the boards of National Investment Bank (Ghana), CNIA Assurances (Morocco), Mixta Africa (Spain), ARM (Nigeria), Ecobank Transnational Corporation and Letshego (Botswana). Service on boards in Ghana, Botswana, Morocco, Spain and Nigeria.

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Operational and Industry Expertise — Experience with multinational mining operations including as a former Director of Ashanti Goldfields Corporation and as a member of the International Advisory Board of Normandy Mining Corporation. Served as a Director of Chirano Gold Mines. Chairman of Ghana’s Investment Advisory Committee established to advise on and oversee the management of Ghana’s oil reserves.

Board Experience:

Service on the Company’s Board of Directors since 2012, as well as on the boards of several companies, including National Investment Bank (Ghana), ARM (Nigeria), and CNIA Assurances (Morocco). Formerly served as a Director of Chirano Gold Mines, Ashanti Goldfields Corporation and Ecobank Transnational Corporation.

VINCENT A. CALARCO, 70, Non-Executive Chairman of Newmont Mining Corporation from 2008 to present. Former Chairman of Crompton Corporation (now known as Chemtura Corporation), a specialty chemical company, having served in that position from 1996 to 2004. President and Chief Executive Officer thereof from 1985 to 2004.

Director Qualifications:

•	CEO/Executive Management Skills — Experience as Chairman, President and Chief Executive Officer of Crompton Corporation and Non-Executive Chairman of Newmont.

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Financial Expertise — Experience serving on the Company’s Audit Committee and as the Chairman of the Audit Committee of the Board of Directors of Consolidated Edison of New York. Extensive financial oversight experience in senior management roles.

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International Experience — Extensive senior executive experience working with multinational operations at Crompton Corporation, which has global manufacturing facilities on five continents and conducts business in over 120 countries, as well as experience establishing inter-industry relationships and negotiating product safety regulations as Chairman of several domestic and international chemical industry trade associations.

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Operational and Industry Expertise — Extensive experience in the chemical industry, a process industry with similar operating characteristics and issues, and prior service on the Board of Directors of a copper mining company, Asarco Corporation.

•	Compensation Expertise — Current service as Chairman of the Compensation Committee of Citadel Plastics and participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2000, as well as on the boards of several other companies, including as a current director of Consolidated Edison, Inc. and CPG International Inc., and prior service as a director at Asarco Corporation.

JOSEPH A. CARRABBA, 60, Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc., formerly Cleveland-Cliffs Inc, since May 2007. Served as Cliffs Natural Resources Inc.’s President and Chief Executive Officer from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Previously served as President and Chief Operating Officer of Diavik Diamond Mines, Inc. from 2003 to 2005.

Director Qualifications:

•	CEO/Executive Management Skills — Experience as Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc. and other executive management positions noted above.

•	Financial Expertise — Extensive financial management experience in senior executive roles.

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Operational and Industry Expertise — Operational experience in the mining industry, including as former President and Chief Operating Officer of Cliffs Natural Resources Inc., former President and Chief Operating Officer of Diavik Diamond Mines, Inc. and former General Manager of Weipa Bauxite Operation of Comalco Aluminum. Awarded a Bachelor’s Degree in Geology from Capital University.

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International Experience — Extensive senior executive experience working with multinational mining operations, including with Cliffs Natural Resources Inc., which has operations in North America, Australia, Latin America and Asia.

•	Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Operations and Safety Committee and the Environmental and Social Responsibility Committee.

Board Experience:

Service on the Company’s Board of Directors since 2007, as well as on the boards of several other companies, including as a current director of Cliffs Natural Resources Inc. and KeyCorp.

NOREEN DOYLE, 63, Retired First Vice President of the European Bank for Reconstruction and Development (“EBRD”), having served in that position from 2001 to 2005, and in other executive positions with the EBRD since 1992.

Director Qualifications:

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Financial Expertise — Extensive experience in banking and finance at Bankers Trust Company and at the EBRD, including experience as head of risk management and head of banking at EBRD. Experience serving on the Company’s Audit Committee, including as Chair, and the Audit Committees of the Board of Directors of QinetiQ Group plc and Rexam PLC.

•	International Experience — Extensive senior executive experience working with businesses, global and local, and governments throughout eastern Europe and the former Soviet Union.

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Health, Safety, Environmental and Social Responsibility Experience — Experience at EBRD included specific focus on environmental specifications of projects and attention to the social dimensions of investment. Experience serving on the Company’s Environmental and Social Responsibility Committee.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as a current director of Credit Suisse and QinetiQ plc and as a former director of Rexam PLC. Member of advisory panels for Macquarie European Infrastructure Fund and Macquarie Renaissance Infrastructure Fund.

GARY J. GOLDBERG, 54, was appointed President and Chief Executive Officer and joined Newmont’s Board of Directors on March 1, 2013. Previously, Mr. Goldberg served as President and Chief Operating Officer of Newmont Mining Corporation from July 2012 until March 1, 2013, and as Executive Vice President and Chief Operating Officer from December 2011 to July 2012.

Director Qualifications:

•

CEO/Executive Management Skills — Served as President and Chief Executive Officer of Rio Tinto Minerals 2006 – 2011; President and Chief Executive Officer of Rio Tinto Borax 2004 – 2006; Managing Director, Coal and Allied Industries Ltd. 2001 – 2004; President and Chief Executive Officer, Kennecott Energy 1999 – 2001; and other leadership roles in Rio Tinto’s coal, copper, industrial minerals and gold businesses.

•

Operational and Industry Expertise — More than 30 years of mining industry experience with senior executive oversight of operations, marketing, mergers and acquisitions, divestments, procurement, labor relations and regulatory issues. Served as Chairman of the United States National Mining Association from 2008 to 2010. Awarded Bachelor of Science degree in Mining Engineering from the University of Wisconsin-Platteville.

•

International Experience — Extensive senior executive experience with responsibility for businesses in Africa, Australia, Asia, North America and South America; served in senior executive roles based in Australia, the UK and the US.

•

Health, Safety, Environmental and Social Responsibility Experience — Formed and led the United States National Mining Association’s CEO Task Force on Safety; under his leadership Rio Tinto Borax was the first mining company to receive California Governor Schwarzenegger’s Environmental and Economic Leadership Award for sustainable practices; Director of California’s Climate Action Registry; appointed to the Australian Government’s Business Roundtable on Sustainable Development.

•	Financial Expertise — Extensive financial management experience in senior executive roles. Awarded MBA from the University of Utah.

Board Experience:

Former service as a director at Coal & Allied Industries Ltd. and Rio Tinto Zimbabwe.

VERONICA M. HAGEN, 67, Chief Executive Officer of Polymer Group, Inc. since April 2007. President and Chief Executive Officer of Sappi Fine Paper North America from 2004 to 2007. Executive positions with Alcoa, Inc. from 1998 to 2004, including Vice President and Chief Customer Officer from 2003 to 2004 and Vice President, Alcoa North American Extrusions from 2001 to 2003.

Director Qualifications:

•	CEO/Executive Management Skills — Experience as Chief Executive Officer of Polymer Group, Inc., and former President and Chief Executive Officer of Sappi Fine Paper North America.

•

Industry and Operational Expertise — Extensive mining industry experience, including in executive positions with Alcoa, Inc., an international aluminum producer, for over 10 years, including as former Vice President and Chief Customer Officer and former Vice President, Alcoa North American Extrusions.

•	International Experience — Extensive senior executive experience including Chief Executive Officer of Polymer Group Inc., a company operating manufacturing facilities in nine countries.

•

Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Operations and Safety Committee and prior experience on the Environmental and Social Responsibility Committee.

•	Compensation Expertise — Experience serving as a member of the Company’s Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as a current director of Southern Company. Former director of Jacuzzi Brands, Inc.

JANE NELSON, 52, Founding Director of the Corporate Social Responsibility Initiative at Harvard Kennedy School, a nonresident senior fellow at the Brookings Institution, and a senior associate of the Programme for Sustainability Leadership at Cambridge University. Former Director at the International Business Leaders Forum from 1993 to 2009, and current service as a senior advisor.

Director Qualifications:

•

International Experience — Former director and current senior advisor at the International Business Leaders Forum, previously worked in the office of the United Nations Secretary-General, and for the Business Council for Sustainable Development in Africa, for FUNDES in Latin America, and as a Vice President at Citibank working in Asia, Europe and the Middle East.

•

Health, Safety, Environmental and Social Responsibility Expertise — Director of Harvard Kennedy School’s Corporate Social Responsibility Initiative. One of the five track leaders for the Clinton Global Initiative, leading the track on Developing Human Capital in 2009. Served on advisory committees to over 40 global corporations, non-governmental organizations and government bodies since 1992.

•

Academic Experience — Director, Corporate Social Responsibility Initiative and adjunct lecturer in Public Policy, Harvard Kennedy School. Faculty, Corporate Social Responsibility executive education program, Harvard Business School. Nonresident senior fellow at the Brookings Institution and a senior associate at Cambridge University’s Programme for Sustainability Leadership.

•

Industry Expertise — Service on ExxonMobil’s External Citizenship Advisory Panel; Independent Advisory Panel, International Council on Mining and Metals Resource Endowment initiative; former external adviser to World Bank Group on social impacts in mining, oil and gas sector.

Board Experience:

Service on the Company’s Board of Directors since October 2011. Currently serves on the Boards of Directors of FSG, the World Environment Center, and Chevron’s Niger Delta Partnership Initiative Foundation. Prior service on the Board of Directors of SITA (now SUEZ Environment).

DONALD C. ROTH, 69, Managing Partner of EMP Global LLC, an international private equity firm, since 1992. Member of Advisory Committee to the National Treasury Management Agency, Republic of Ireland, since 1990. Vice President and Treasurer of the World Bank from 1988 to 1992.

Director Qualifications:

•

Financial Expertise — Extensive financial management experience in various roles, including as former Vice President and Treasurer of the World Bank, as Chairman of the Audit Committee of Ireland’s National Pension Reserve Fund, and other executive management positions noted above.

•	International Experience — Extensive experience in international investment banking and capital markets.

•

Compensation Expertise — Experience serving as a member of the Company’s Compensation Committee, including as Chairman. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2004, as well as on the boards of several other companies, including as a current director of ISEQ Exchange Traded Fund Public Limited Company (Ireland).

SIMON R. THOMPSON, 53, Executive for the Anglo American group from 1995 to 2007; Executive Director of Anglo American plc from 2005 to 2007; Non-Executive Director of AngloGold Ashanti Ltd (South Africa) from 2004 to 2008; and Non-Executive Director of United Company Rusal (Russia) from 2007 to 2009. Non-Executive Chairman of Tullow Oil plc (United Kingdom), and Non-Executive Director of Sandvik AB (Sweden) and AMEC plc (United Kingdom).

Director Qualifications:

•

Financial Expertise — Over 15 years’ experience in merchant and investment banking and financial management experience in executive roles. Service on the Audit Committee of the Boards of Directors of AMEC plc and Sandvik AB.

•

International Experience — Extensive experience in international investment banking, as well as multinational mining experience with Anglo American, which operates in Africa, Europe, South and North America, Australia and Asia. Additional international experience with Tullow Oil plc, an international oil and gas exploration and production company operating in Africa, Europe and South America.

•

Industry and Operational Experience — Over 15 years’ experience in the mining industry, including as former Chief Executive of the base metals mining division of Anglo America, Executive Chairman of the industrial minerals division and the Exploration Division of Anglo American, and other positions noted above. Awarded a Masters Degree in Geology from Oxford University.

•

Health, Safety, Environmental and Social Responsibility Expertise — Experience acting as Chairman of the Health, Safety and Environment committee of United Company Rusal and Chairman of the Compliance and Ethics committee of AMEC plc. Serves on the Company’s Environmental, Social Responsibility, Operations and Safety Committee and was formerly Chairman of the Environmental and Social Responsibility Committee. Member of Remuneration Committee of AMEC plc and Tullow Oil plc.

Board Experience:

Service on the Company’s Board of Directors since 2008, as well as on the boards of several other companies, including as the current Non-Executive Chairman of Tullow Oil plc (United Kingdom) and a Non-Executive Director of AMEC plc (United Kingdom) and Sandvik AB (Sweden).

Director Nomination Process and Review of Director Nominees.

We have established a process for identifying and nominating Director candidates that has resulted in the election of a highly-qualified and dedicated Board of Directors. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chairman of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Newmont’s stockholders.

The Board of Directors has determined that Directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Board will endeavor to recommend qualified individuals who provide the mix of Director characteristics and diverse experiences, perspectives and skills appropriate for the Company. The Corporate Governance and Nominating Committee considers any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with curriculum vitae or other summary of qualifications, experience and skills to the Secretary, Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Newmont considers diversity, age and skills in deciding on nominees. The Corporate Governance and Nominating Committee considers a broad range of diversity, including diversity in terms of professional experience, skills and background, as well as diversity of domicile, nationality, race and gender, when evaluating candidates. We consider this through discussions at the Corporate Governance and Nominating Committee meetings. In evaluating a Director candidate, the Corporate Governance and Nominating Committee considers factors that are in the best interests of the Company and its stockholders.

Independence of Directors.

The Board affirmatively determines the independence of each Director and each nominee for election as Director. For each individual deemed to be independent, the Board has determined (a) that there is no relationship with the Company, or (b) the relationship is immaterial. The Board has considered the independence standards of the New York Stock Exchange and adopted the categorical independence standards described below.

The Board has determined that the relationships that fall within the standards described in its independence standards are categorically immaterial. As such, provided that no law, rule or regulation precludes a determination of independence, the following relationships are not considered to be material relationships with the Company for purposes of assessing independence: service as an officer, Director, employee or trustee or greater than five percent beneficial ownership in (i) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (ii) a lender to the Company if the total amount of the Company’s indebtedness is less than one percent of the total consolidated assets of the lender; (iii) a charitable organization if the total amount of the Company’s total annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (iv) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $120,000 in aggregate during the last three years. For the avoidance of doubt, the foregoing is intended to identify certain (but not all) relationships which are not considered material relationships for purposes of assessing independence. Any relationships falling outside of those categories are not necessarily deemed material, rather they will be specifically considered by the Corporate Governance and Nominating Committee and the Board in connection with individual independence determinations.

In making its independence determinations, the Board considered the circumstances described below.

Mr. Brook is a director of Boart Longyear Pty. Ltd., which provides drilling services to the Company, and Programmed Group, which provides certain staffing to the Company. The relationship with Programmed Group meet the categorical independence standards in (i) above. The relationship with Boart Longyear Pty. Ltd. was considered by the Corporate Governance and Nominating Committee and the Board determined it to be immaterial in nature.

Mr. Thompson is a director of Sandvik AB, an international engineering group that provides certain products to the Company including certain mining equipment for rock excavation. Mr. Thompson also is a director of AMEC plc, an international engineering and project management company, which provides certain consulting services to the Company. These relationships both meet the categorical independence standard (i) above.

Mr. Bucknor previously served as an advisory director to the Company’s subsidiary, Newmont Ghana Gold Limited, and provided limited consulting services (as a non-employee contractor) in connection with the Company’s Ghanaian operations and project development. Those consulting services ceased prior to his election to the Newmont Board of Directors in July 2012 and Mr. Bucknor no longer receives compensation for any advisory services provided to Newmont Ghana Gold Limited. The payments made to Mr. Bucknor meet the categorical independence standard (iv) above. Similarly, neither Mr. Bucknor nor any family member has received during any twelve-month period over the last three years more than $120,000 in direct compensation from the Company, other than the Director compensation and fees reported on page 17.

Based on the foregoing analysis, the Board determined that the following Directors are independent:

Bruce R. Brook	Joseph A. Carrabba	Jane Nelson
J. Kofi Bucknor	Noreen Doyle	Donald C. Roth
Vincent A. Calarco	Veronica M. Hagen	Simon R. Thompson

In addition, based on these standards, the Board has affirmatively determined that Gary J. Goldberg is not independent because he is President and Chief Executive Officer of the Company.

Stock Ownership of Directors and Executive Officers.

As of February 25, 2013, the Directors and executive officers of the Company as a group beneficially owned, in the aggregate, 2,597,044 shares of the Company’s outstanding capital stock, constituting, in the aggregate, less than 1% of the Company’s outstanding capital stock.

No Director or executive officer beneficially owned (a) more than 1% of the outstanding shares of the Company’s common stock or the exchangeable shares, or (b) shares voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each Director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.

The following table sets forth the beneficial ownership of common stock as of February 25, 2013, held by (a) each then current Director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all then current Directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Name of Beneficial Owner	Common Stock(1)	Restricted Stock, Restricted Stock Units and Director Stock Units(2)(3)	401(k) Plan(4)	Option Shares(5)	Beneficial Ownership Total
Non-Employee Directors
Bruce R. Brook	4,521	—	—	—	4,521
J. Kofi Bucknor	2,971	—	—	—	2,971
Vincent A. Calarco	4,686	16,968	—	—	21,654
Joseph A. Carrabba	—	14,474	—	—	14,474
Noreen Doyle	—	16,789	—	—	16,789
Veronica M. Hagen	—	16,789	—	—	16,789
Jane Nelson	—	4,521	—	—	4,521
John B. Prescott(6)	12,930	10,059	—	—	22,989
Donald C. Roth	1,081	16,968	—	—	18,049
Simon R. Thompson	—	14,904	—	—	14,904
Named Executive Officers
Richard T. O’Brien(7)	218,765	124,780	2,059	763,918	1,109,522
Russell Ball(8)	65,292	7,697	2,203	173,843	249,035
Randy Engel	59,067	7,296	3,830	130,434	200,627
Brian Hill	61,691	—	659	—	62,350
Gary Goldberg	14,885	—	441	—	15,326
William MacGowan	30,538	6,466	815	16,000	53,819
All Directors and executive officers as a group, including those named above (24 persons)	642,415	287,088	25,322	1,642,219	2,597,044

(1)

Represents shares of the Company’s common stock held, or which the officer has the right to acquire within 60 days after February 25, 2013, pursuant to Performance Leveraged Stock Units (“PSUs”) and Strategic Stock Units (“SSUs”). PSUs and SSUs are awards granted by the Company and payable, subject to performance and vesting requirements, as set forth more fully below in the CD&A, in shares of the Company’s common stock. Shares underlying PSUs vesting within 60 days after February 25, 2013, for which the performance measurements have been met, are included in this column as follows: Richard T. O’Brien, 48,951; Russell Ball, 15,150; Randy Engel, 14,613, Brian Hill, 10,402, William MacGowan 11,395, and all executive offers as a group, 119,614. Shares underlying SSUs vesting within 60 days after February 25, 2013, for which the performance metrics have been met, are included in this column as follows: Richard T. O’Brien, 14,119, Russell Ball, 4,567, Randy Engel, 4,235, Gary Goldberg, 7,136, William MacGowan 2,983 and all executive officers as a group 40,283.

(2)

For 2012, director stock units (“DSUs”) were awarded to all non-employee Directors under the 2005 Stock Incentive Plan, except Messrs. Brook, Bucknor and Prescott elected to receive shares of the Company’s common stock. The DSUs represent the right to receive shares of common stock and are immediately fully vested and non-forfeitable. The holders of DSUs do not have the right to vote the underlying shares; however, the DSUs accrue dividend equivalents, which are paid at the time the common shares are issued. Upon retirement from the Board of Directors, the holder of DSUs is entitled to receive one share of common stock for each DSU. The amounts noted in this column for non-employee Directors represent DSUs.

(3)

Restricted Stock Awards (“RSAs”), Restricted Stock Units (“RSUs”) and Financial Performance Stock (“FPS”) of the Company’s common stock are awarded under the Company’s 2005 Stock Incentive Plan. RSAs can be voted, but are subject to forfeiture risk and other restrictions. RSAs are included in this column as follows: Richard T. O’Brien, 100,000. The RSUs do not have voting rights, and are subject to forfeiture risk and other restrictions. The RSUs accrue dividend equivalents, which are paid at the time the units vest and common stock is issued. Shares underlying RSUs vesting within 60 days after February 25, 2013, are included in this column as follows: William MacGowan 1,343 and all executive officers as a group, 19,425. This column does not include RSUs that vest more than 60 days after February 25, 2013. Shares underlying FPSs vesting within 60 days after February 25, 2013, for which the performance measurements have been met, are included in this column as follows: Richard T. O’Brien, 13,823, Russell Ball, 7,697; Randy Engel, 7,296; William MacGowan 5,123, and all executive offers as a group, 56,075.

(4)

Includes equivalent shares of the Company’s common stock held by the trustee in the Company’s 401(k) Plans for each participant as of the February 28, 2013, plan statement date. Each participant in such plan instructs the trustee as to how the participant’s shares should be voted.

(5)	Includes shares of the Company’s common stock that the executive officers have the right to acquire through stock option exercises within 60 days after February 25, 2013.
(6)

Mr. Prescott’s ownership includes 12,930 shares of common stock held in trust for Mr. Prescott’s Superannuation Fund. Mr. Prescott’s spouse is also a director of the trust. Mr. Prescott shares voting and investment power with his spouse.

(7)

Mr. O’Brien separated employment with the Company on March 1, 2013, at which time he became eligible for benefits under the Executive Severance Plan of Newmont as generally explained in the Post Employment Compensation section of the CD&A and in the Potential Payments Upon Termination or Change of Control section below. Following execution of a release and waiver without revocation, Mr. O’Brien will be entitled to acceleration of vesting of 116 SSUs, 10,957 FPS, 352,577 stock options and 100,000 RSAs. Such amounts are included in Mr. O’Brien’s ownership and are also included in the totals for all executive officers as a group set forth above.

(8)	Mr. Ball’s ownership includes 800 shares of common stock held by Mr. Ball’s minor children who share the same household.

Stock Ownership of Certain Beneficial Owners.

The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. The share information contained herein is based on investor filings with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc.	Common Stock	(1)	12.55%
40 East 52nd Avenue
New York, NY 10022
Capital World Investors, a Division of Capital Research and Management Company	Common Stock	(2)	5.8%
333 South Hope Street
Los Angeles, CA 90071

(1)

As reported on Schedule 13G/A as filed on January 11, 2013, as of December 31, 2012, BlackRock, Inc. and its subsidiaries had sole power to vote and dispose of 61,681,268 shares of Newmont common stock.

(2)

As reported on Schedule 13G/A as filed on February 6, 2013, as of December 31, 2012, Capital World Investors, a Division of Capital Research and Management Company (“CRMC”) beneficially owned 28,528,000 shares of common stock. Capital World Investors is deemed to be the beneficial owner of such shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors reported that it had sole power to vote and dispose of all such shares. It disclaimed beneficial ownership of all reported shares.

Director Compensation.

Effective January 1, 2013, the annual compensation for non-employee Directors for their service on the Board of Directors is set forth below:

Annual Retainer:	$110,000 for each Director
$25,000 for the Chairman of the Audit Committee
$10,000 for each Audit Committee Member
$20,000 for the Chairman of the Compensation Committee
$15,000 for the Chairman of each standing committee, other than the Chairman of the Audit Committee and the Chairman of the Compensation Committee
$275,000 for the Non-Executive Chairman of the Board
Attendance Fees:	$2,000 for each Committee Meeting
No attendance fees for Board meetings, except $2,000 for every meeting in excess of 15 per year.
Stock Award:	$130,000 of common stock or director stock units each year under the 2005 Stock Incentive Plan. The fair market value is determined on the third business day following election by the Board or re-election at the Company’s Annual Meeting.

During 2012, the annual compensation for non-employee Directors for their service on the Board of Directors was as set forth below:

Annual Retainer:	$100,000 for each Director
$25,000 for the Chairman of the Audit Committee
$5,000 for each Audit Committee Member
$20,000 for the Chairman of the Compensation Committee
$10,000 for the Chairman of each standing committee, other than the Chairman of the Audit Committee and the Chairman of the Compensation Committee
$240,000 for the Non-Executive Chairman of the Board
Attendance Fees:	$2,000 for each Committee Meeting
No attendance fees for Board meetings, except $2,000 for every meeting in excess of 15 per year.
Stock Award:	$130,000 of common stock or director stock units each year under the 2005 Stock Incentive Plan. The fair market value is determined on the third business day following election by the Board or re-election at the Company’s Annual Meeting.

The following table summarizes the total compensation paid or earned by the Company’s non-employee Directors during 2012:

2012 Director Compensation

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)
Glen A. Barton(4)	$62,139	–0–	–0–	$62,139
Bruce R. Brook	$111,000	$130,000	–0–	$241,000
J. Kofi Bucknor(5)	$56,500	$130,000	$10,000	$196,500
Vincent A. Calarco	$375,000	$130,000	–0–	$505,000
Joseph A. Carrabba	$122,000	$130,000	–0–	$252,000
Noreen Doyle	$150,000	$130,000	–0–	$280,000
Veronica M. Hagen	$122,000	$130,000	–0–	$252,000
Michael S. Hamson(6)	$65,633	$130,000	–0–	$195,633
Jane Nelson	$108,000	$130,000	–0–	$238,000
John B. Prescott	$118,000	$130,000	–0–	$248,000
Donald C. Roth	$146,000	$130,000	–0–	$276,000
Simon R. Thompson	$108,000	$130,000	–0–	$238,000

(1)	Mr. O’Brien’s compensation is shown in the Summary Compensation Table.
(2)

The amounts reported in this column represent all cash paid in 2012 for the annual retainer fees, chairmanships of the Board, and of the committees, as well as fees paid for attendance at committee meetings. Details are as follows:

Name	Annual Retainer Fees ($)	Chairmanships ($)	Committee Meeting Fees ($)	Total ($)
Glen A. Barton	$56,139	$0	$6,000	$62,139
Bruce R. Brook	$105,000	$0	$6,000	$111,000
J. Kofi Bucknor	$52,500	$0	$4.000	$56,500
Vincent A. Calarco	$105,000	$250,000	$20,000	$375,000
Joseph A. Carrabba	$100,000	$0	$22,000	$122,000
Noreen Doyle	$105,000	$25,000	$20,000	$150,000
Veronica M. Hagen	$100,000	$0	$22,000	$122,000
Michael S. Hamson	$59,633	$0	$6,000	$65,633
Jane Nelson	$100,000	$0	$8,000	$108,000
John B. Prescott	$100,000	$10,000	$8,000	$118,000
Donald C. Roth	$100,000	$20,000	$26,000	$146,000
Simon R. Thompson	$100,000	$0	$8,000	$108,000

(3)

For 2012, all non-employee Directors elected to receive $130,000 in the form of director stock units (“DSUs”), except Messrs. Brook, Bucknor, Hamson and Prescott who elected to receive their awards in the form of the Company’s common stock. The amounts set forth next to each award represent the aggregate grant date fair value of such award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). The number of shares of common stock was calculated based on the fair value of the Company’s common stock on the third business day following re-election at the Company’s Annual Meeting for Messrs. Brook, Hamson and Prescott and on the third day following election to the Board for Mr. Bucknor, by taking the average of the high and low sales prices for a share of common stock on the New York Stock Exchange for such date, as reported by Bloomberg Professional, the independent commercial reporting service selected by the Compensation Committee of the Board of Directors. There are no other assumptions made in the valuation of the stock awards.
(4)	Mr. Barton retired from the Board effective as of April 24, 2012.
(5)

Mr. Bucknor previously served as an advisory director to the Company’s subsidiary, Newmont Ghana Gold Limited, and provided limited advisory and consulting services (as a non-employee contractor) in connection with the Company’s Ghanaian operations and project development. Those consulting services ceased prior to his election to the Newmont Mining Corporation Board of Directors in July 2012 and he no longer receives other compensation for his advisory services. The amount shown as All Other Compensation represents payments for consulting services rendered to Newmont Ghana Gold Limited from January 1, 2012 through April 2012 in the aggregate amount of $10,000.

(6)	Mr. Hamson retired from the Board effective as of July 25, 2012.

Outstanding Awards.   The following table shows outstanding equity compensation for all non-employee Directors of the Company as of December 31, 2012:

	Stock Awards(1)
Name	Aggregate Director Stock Units Outstanding (#)	Market Value of Outstanding Director Stock Units ($)
Bruce R. Brook	—	—
J. Kofi Bucknor	—	—
Vincent A. Calarco	16,968	$787,994
Joseph A. Carrabba	14,474	$672,173
Noreen Doyle	16,789	$779,681
Veronica M. Hagen	16,789	$779,681
Jane Nelson	4,521	$209,955
John B. Prescott	10,059	$467,140
Donald C. Roth	16,968	$787,994
Simon R. Thompson	14,904	$692,142

(1)

In 2012, Messrs. Brook, Bucknor, and Prescott elected to receive their director equity awards in the form of common stock rather than in the form of DSUs, which amount is included in the Common Stock column of the Stock Ownership of Directors and Executive Officers Table set forth above. See footnote 2 to such table.

Share Ownership Guidelines. All Directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the Directors and the stockholders, each Director is expected to beneficially own shares of common stock of the Company having a market value of five times the annual cash retainer payable under the Company’s Director compensation policy. Directors elected before January 1, 2011, are expected to meet this requirement by January 1, 2013. Directors elected after January 1, 2011, are expected to meet this requirement within five years of becoming a director. All Directors meet the share ownership guidelines or fall within the exception period.

Compensation Consultant. The Board of Directors has engaged Frederic W. Cook & Co. (“Cook & Co.”) during 2012 to assist in the evaluation of independent Director compensation. For a description of executive compensation consulting services provided by Cook & Co. to the Compensation Committee of the Board of Directors, see page 30 of the Compensation Discussion and Analysis.

Committees of the Board of Directors and Attendance.

Attendance at Meetings. During 2012, the Board of Directors held ten meetings. Each incumbent Director attended 75% or more of all meetings of the Board of Directors and committees of the Board of Directors on which he or she served. It is the policy and practice of the Company that nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the Board members at the time of the 2012 Annual Meeting of Stockholders held on April 24, 2012, attended the meeting.

Board Committees. The Board of Directors has, in addition to other committees, Audit, Compensation, Corporate Governance and Nominating, and Environmental, Social Responsibility, Operations and Safety Committees. All members of these four committees are independent, as defined in the listing standards of the

New York Stock Exchange and the Company’s Corporate Governance Guidelines. Each Committee functions under a written charter adopted by the Board, which are available on our website at http://www.newmont.com/our-investors/our-governance. The current members of these Committees and the number of meetings held in 2012 are shown in the following table:

Audit Committee Members(1)	Functions of the Committee	Meetings in 2012
Noreen Doyle, Chair J. Kofi Bucknor(2) Bruce R. Brook Vincent A. Calarco	• assists the Board in its oversight of the integrity of the Company’s financial statements	4
	• assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and corporate policies and controls
	• authority to retain and terminate the Company’s independent auditors
	• approve auditing services and related fees and pre-approve any non-audit services
	• responsible for confirming the independence and objectivity of the independent auditors
	• please refer to “Report of the Audit Committee” on page 72
Compensation Committee Members	Functions of the Committee	Meetings in 2012
Donald C. Roth, Chairman Joseph A. Carrabba Veronica M. Hagen	• determines the components and compensation of the Company’s key employees, including its executive officers	7
	• reviews plans for management development and senior executive succession
	• administers (determines) awards of stock based compensation, which for the CEO are subject to ratification by the full Board of Directors
	• please refer to “Report of the Compensation Committee on Executive Compensation” and the “Compensation, Discussion and Analysis” beginning on pages 22 and 23, respectively
Corporate Governance and Nominating Committee Members	Functions of the Committee	Meetings in 2012
Vincent A. Calarco, Chairman Noreen Doyle Donald C. Roth	• proposes slates of Directors to be nominated for election or re-election	6
	• proposes slates of officers to be elected
	• conducts annual Board and committee evaluations
	• conducts evaluations of the performance of the Chief Executive Officer
	• responsible for recommending amount of Director compensation
	• advises Board of corporate governance issues
Environmental, Social Responsibility, Operations and Safety Committee Members(3)	Functions of the Committee	Meetings in 2012
John B. Prescott, Chairman Joseph A. Carrabba Veronica M. Hagen Jane Nelson Simon R. Thompson	• assists the Board in its oversight of operations and safety issues	4

•  assists the Board in its oversight of sustainable development, environmental affairs, community relations and communications issues, including oversight of the Company’s Community Relations Review and Beyond the Mine Report

•  assists the Board in furtherance of its commitments to adoption of best practices in mining operations, promotion of a healthy and safe work environment, and environmentally sound and socially responsible resource development

	• administers the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to these issues

(1)	The Board of Directors has determined that each of the members of the Audit Committee is an Audit Committee Financial Expert, as a result of his or her knowledge, abilities, education and experience.
(2)	J. Kofi Bucknor was appointed to the Audit Committee following his election to the Board on July 24, 2012.
(3)

On October 25, 2011, the Board of Directors resolved to combine the responsibilities and functions of each of the Environmental and Social Responsibility Committee and the Operations and Safety Committee to form the Environmental, Social Responsibility, Operations and Safety Committee (the “ESROS Committee”). The ESROS Committee is comprised of at least three Directors appointed by the

Board. In appointing members of the ESROS Committee, the Board considers breadth of industry or relevant country experience and knowledge regarding operations and safety issues. The authority, structure, operations, purpose, responsibilities and specific duties of the ESROS Committee are described under its written charter adopted by the Board which is available on our website at http://www.newmont.com/our-investors/our-governance.

Corporate Governance.

Corporate Governance Guidelines and Charters. The Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, each of the committees has adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available on our website at http://www.newmont.com/our-investors/our-governance.

Board Leadership and Independent Chairman. The Board of Directors selects the Chairman of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and Chief Executive Officer should be separate or combined. At all times, the Board of Directors has either a Non-Executive Chairman or Lead Director of the Board, which Chairman or Lead Director will meet the Company’s independence criteria and will be elected annually by the independent members of the Board of Directors.

Before 2008, the positions of Chairman of the Board and Chief Executive Officer were held by a single person. Due to the potential efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board and the long tenure of the Chief Executive Officer, the Board of Directors determined that the interests of the Company and its stockholders were best served by the leadership and direction provided by a single person as Chairman and Chief Executive Officer. In 2007, the Board of Directors considered a stockholder proposal included in the 2007 Proxy Statement regarding the separation of such roles. The Board agreed to separate the roles as of January 1, 2008, in response to the stockholder vote and the Board’s determination regarding what was in the best interest of the Company at such time. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

In January 2008, the independent members of the Board of Directors elected Vincent A. Calarco as independent Non-Executive Chairman of the Board. Mr. Calarco has been re-elected each year since 2008 as Non-Executive Chairman. He presides at Independent Directors sessions scheduled at each regular Board meeting. The Non-Executive Chairman serves as liaison between the Chief Executive Officer and the other Independent Directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he or she becomes aware. The Non-Executive Chairman presides at stockholders meetings and provides advice and counsel to the Chief Executive Officer.

Board Oversight of Risk Management. The Board of Directors is engaged in company-wide risk management oversight. Directors are entitled to rely on management and the advice of the Company’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors relies upon the Chief Executive Officer and Chief Financial Officer to supervise the day-to-day risk management, each of whom provides reports directly to the Board of Directors and certain Board Committees, as appropriate. The Company has a global Enterprise Risk Management team, led by the Company’s Vice President and Treasurer. The Enterprise Risk Management team’s objectives include conducting the compensation risk assessment and reporting the process and findings to the Audit Committee, the Compensation Committee and Environmental, Social Responsibility, Operations and Safety Committee regularly, and to the full Board of Directors on at least an annual basis.

The Board of Directors also delegates certain oversight responsibilities to its Board Committees. For a description of the functions of the various Board Committees, see “Board Committees” above. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. Additionally, the

Compensation Committee provides risk oversight with respect to the Company’s compensation program. For a discussion of the Compensation Committee and Enterprise Risk Management team’s assessments of compensation-related risks, see “Compensation Discussion and Analysis — Executive Compensation Risk Assessment.” The Environmental, Social Responsibility, Operations and Safety Committee provides oversight and direction with regard to environmental, social responsibility, community relations, safety and operating risks.

Communications with Stockholders or Interested Parties. Any stockholder or interested party who desires to contact the Company’s Chairman, the non-management directors as a group or the other members of the Board of Directors may do so by writing to the Secretary, Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the Chairman any such communication addressed to him, the non-employee Directors as a group or to the Board of Directors generally, and will forward such communication to other Board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chair of the Audit Committee.

Majority Voting Policy. At the 2010 Annual Meeting of Stockholders, the stockholders approved a proposal submitted by United Brotherhood of Carpenters and Joiners of America to initiate the appropriate process to amend the Company’s governance documents to provide that Director nominees be elected by the affirmative vote of the majority of votes cast at an Annual Meeting in a non-contested election. As a result, the Board of Directors amended the Company’s By-Laws to require that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Notwithstanding the foregoing, in the event of a “contested election” of the Directors (as defined in the Company’s By-Laws), Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the Election of Directors at which a quorum is present.

If a nominee for Director does not receive the vote of at least a majority of votes cast at an Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board, whether to accept or reject the tendered resignation, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines describing this policy are available on our website at www.newmont.com/our-investors/our-governance.

Retirement Age. The Company’s retirement policy for non-employee Directors provides that, except at the request of the Board of Directors, no non-employee Director may stand for re-election to the Board after reaching age 72.

Code of Business Ethics and Conduct. Newmont has adopted a Code of Business Ethics and Conduct (the “Code”) applicable to all of its Directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and other persons performing financial reporting functions. The Code is available on our website at http://www.newmont.com/our-investors/our-governance. The Code is designed to deter wrongdoing and promote: (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. The Company will disclose any amendments to, or waivers from, certain provisions of the Code that apply to the Company’s Directors or executive officers within four days of such event on Form 8-K.

Related Person Transactions. The Board has adopted written policies and procedures for approving related person transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the Audit Committee, the Compensation Committee for compensation matters, or disinterested members of the Board. The policies apply to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.

Report of the Compensation Committee on Executive

Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Compensation Committee has adopted a Charter that describes its responsibilities in detail, and the Compensation Committee and Board review and assess the adequacy of the Charter on a regular basis. The Compensation Committee has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers. Additional information about the Compensation Committee’s role in corporate governance can be found in the Compensation Committee’s Charter, available on the Company’s web site at http://www.newmont.com/our-investors/our-governance.

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Donald C. Roth, Chairman

Joseph A. Carrabba

Veronica M. Hagen

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis (“CD&A”) describes Newmont’s executive compensation programs and compensation decisions in 2012 for our Named Executive Officers (“Officers”), who for 2012 includes:

•	Richard T. O’Brien, President and Chief Executive Officer;

•	Gary Goldberg, President and Chief Operating Officer;

•	Russell Ball, Executive Vice President and Chief Financial Officer;

•	Randy Engel, Executive Vice President, Strategic Development;

•	William MacGowan, Executive Vice President, Human Resources and Communications; and

•	Brian Hill, former Executive Vice President, Sustainability and External Affairs(1).

(1)	On October 14, 2012, Mr. Hill separated employment with Newmont; reference the Form 8-K filed October 4, 2012.

The information is presented in the CD&A as follows:

•

Executive Summary: Provides the highlights of the Company’s business performance, executive compensation structure and the relationship between the two (“pay-for-performance”), and the key Compensation Committee actions in 2012;

•	Philosophy and Objectives: An overview of the compensation philosophy and objectives of the executive compensation program at Newmont;

•	Components of Total Compensation: Provides details of the components of executive pay, how they are structured and why they are used;

•	2012 Compensation: Provides details regarding 2012 pay levels and incentive programs;

•	Looking Ahead to 2013: Provides a summary of planned updates to the 2013 executive compensation program; and

•	Other Policies and Considerations: Provides information on other programs, governance, risk and related items.

Executive Summary.

Company Overview and Summary of 2012 Business Results. Newmont is one of the world’s largest gold producers, is the only gold company included in the S&P 500 Index and Fortune 500, and has been included in the Dow Jones Sustainability Index-World for six consecutive years. The Company is also engaged in the exploration for and acquisition of gold and gold/copper properties. The Company has significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana, Mexico and New Zealand.

The Company’s vision is to be the most valued and respected mining company through industry-leading performance. 2012 Company highlights are included below and discussed in more detail in the Company’s Form 10-K.

Operating and financial performance highlights.

•	Operating cash flow of $2.4 billion, helping to support a strong stockholder dividend as well as investments in our operations and projects for long-term sustainability and growth;

•	Record regular dividends paid to stockholders of $695 million, representing a payout ratio of 38% of adjusted net income;

•	Gold operating margin(1) of $985 per ounce in 2012, supporting the ability to exceed the earnings before interest, tax, depreciation and amortization (“EBITDA”) target for the year;

(1)

See our 2012 Annual Report on Form 10-K under the heading “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations, Non-GAAP Financial Measures, Operating margin per ounce/pound” for a reconciliation of such measure.

•	Annual Revenue of $9.9 billion;

•	Strong net income attributable to Newmont stockholders of $3.65 per share, adjusted net income of $3.73 per share(2);

•	Consolidated gold production of approximately 5.6 million ounces (5.0 million ounces attributable to Newmont) at costs applicable to sales of $677 per ounce;

•	Consolidated copper production of approximately 224 million pounds (143 million pounds attributable to Newmont) at costs applicable to sales of $2.34 per pound; and

•	Gold and copper reserves of 99.2 million ounces and 9,510 million pounds, respectively, at December 31, 2012.

While reporting another year of strong operating performance, overall production decreased from the prior year while costs increased. These factors are incorporated in the Company’s executive compensation incentive program and the corresponding performance is reflected in the incentive plan results, as shown in the following section “Company Performance and Relationship to Officer Compensation for 2012.”

Additionally, we remain dedicated to key initiatives to further drive continuous improvement and business efficiencies in our organization:

•	Continuing to improve our strong safety performance, striving for zero harm;

•	Delivering value to stockholders through strong free cash flow growth potential, leverage to gold price, a commitment to returning capital to stockholders, and maximizing the value of our assets;

•	Maintaining our industry-leading environmental, social and community relations commitments;

•	Remaining a leading member of the Dow Jones Sustainability World Index; and

•	Investing in our people.

Our executive compensation programs aim to support the achievement of Company goals, as further described in this CD&A.

Context for Newmont’s Balanced Portfolio—Managing Executive Compensation in the Commodities Industry. Our stock price is heavily influenced by gold, copper and other commodity prices, which are in turn primarily driven by macroeconomic factors that are outside of the Company’s control. Since our stock price is significantly influenced by these external factors, Newmont’s compensation program is primarily designed to focus management’s efforts in areas where they have the most influence on driving business performance, as well as to motivate and retain outstanding leadership through various economic and commodity price cycles. We believe this approach aligns the incentive structure with business performance elements that support the goal of providing long-term performance gains for our stockholders.

To achieve this, the Company utilizes a comprehensive performance-based compensation structure, ensuring an appropriate balance of operational, financial and share price incentives based on:

•	Annual and long-term performance;

•	Internal and external performance comparisons;

•	Absolute and relative performance measures; and

•	Formulaic and discretionary programs.

(2)	See our 2012 Annual Report on Form 10-K under the heading “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations, Non-GAAP Financial Measures, Adjusted Net Income” for a reconciliation of such measure.

Compensation Structure. Our executive compensation program — composed of salary and short- and long-term incentives — is intended to align the interests of our Officers with those of our stockholders. This program accomplishes this by rewarding performance that is designed, over time, to result in an increase in the value of our stockholder’s investments in Newmont. We believe that the proportion of at-risk, performance-based compensation should comprise a significant portion of executive pay and rise as an executive’s level of responsibility increases. Characteristics of our program that support this include:

•

Short- and long-term incentives made up over 80% of 2012 target total compensation (as noted in “Components of Total Compensation”) with long-term and equity compensation representing a significant portion of total pay;

•	Overall, approximately two-thirds of targeted compensation for our Officers is based on the long-term financial and stock price performance of Newmont; and

•	The incentive compensation actually received by Officers varies based upon the Company’s short- and long-term performance and Newmont’s stock price.

While providing incentives for performance, the design of our program is intended to mitigate excessive risk taking by executives. Our Compensation Committee believes that the mix and structure of compensation as described in this CD&A strike an appropriate balance to promote sustained performance without motivating or rewarding excessive risk.

Newmont’s Executive Compensation Structure—Portfolio of Leadership Measures

(percentages reflect mix of target compensation for the CEO)

Company Performance and Relationship to Officer Compensation for 2012. Company results on operational, financial and relative stockholder return measures (the “incentive measures”) have a direct link to our incentive compensation plans. We believe our incentive measures are the key drivers for business results, support sustained long-term performance, and promote stockholder alignment. Further, performance on the incentive measures is directly correlated to the pay received by the Company’s Officers. Components of Officer compensation increased or decreased in 2012 based on the level of achievement of these goals as further explained below.

(See the “2012 Compensation” section of this Proxy Statement for additional information on the measures, results and payments.)

Summary of Incentive Measures, Company Performance and Resulting Compensation:

Newmont’s Incentive Plans(1)	Incentive Plan Measure(s)	Corporate Metric / Goal Supported	Newmont Performance vs. Target	Overall Performance Result / Plan Payout
Corporate Performance Bonus (Annual Incentive Plan)	Gold and Copper Production	Revenue	Below Target	Below Target 71.9%
	Costs Applicable to Sales	Expense	Below Target
	Capital Expenditures	Efficient Use of Capital	Above Target
	Project Execution	Future Operations Development	Above Target
	Reserves	Assets; Future Revenue	Below Target
	Non-Reserve Mineralization	Assets; Future Revenue	Below Target
Strategic Stock Units (Performance-based Long- term Incentive)	EBITDA	Profitability	Above Target	Above Target 106%
Performance-Leverage Stock Units (Performance-based Long-term Incentive)	Share Price Growth	Share Price Performance	Below Target	Above Target 144.9%
	Total Shareholder Return vs. Peers	Share Price Performance plus Dividends vs. Peers	Above Target—Top Quartile

(1)

The Strategic Objectives Bonus is not listed in the table above as it varies for each Officer based on his performance; a summary of each Officer’s results and corresponding Strategic Objectives Bonus award is provided under the section “2012 Compensation.”

Summary of 2012 Changes in Compensation, Performance Results and Corresponding Compensation Plan Payments (further details are provided for each officer in the “2012 Compensation” section of this CD&A):

•

Base Salary: None of the Officers received base salary adjustments during the annual review process for 2012. Based on the executive compensation review, the Compensation Committee deemed that the salaries for Officers were generally in line with targeted market levels, and with consideration of the one-time impairment experienced in 2011, no adjustments were provided (note: Mr. Goldberg received a salary increase to recognize his promotion to President and Chief Operating Officer in July 2012);

•	Corporate Performance Bonus: The aggregate performance for 2012 yielded a 71.9% of target (below target payout) based on the measures stated above;

•	Strategic Objectives Bonus: The awards ranged from 75% to 150% of the respective targets based on individual quantitative and qualitative performance;

•	Strategic Stock Units: The performance for the earnings metric (“EBITDA”) was 101.5% of target, resulting in an award of 106% of target for the Officers; and

•

Performance-Leveraged Stock Units: Newmont’s absolute stock price decreased 5% for the 3 year period of 2010 through 2012, however overall TSR for the same period increased 1% resulting in a relative TSR performance that placed Newmont at the 82nd percentile (top quartile performance) of the benchmarking peer group over the same period, which combined, funded the program at 145% of target.

Summary of 2012 CEO Compensation. Based on the 2012 business and incentive plan results discussed in the prior sections, Mr. O’Brien received compensation as listed in the table(1) below for 2012. Information for prior years is also provided for a year-over-year comparison. Note that in 2011, Mr. O’Brien volunteered to forego his Strategic Objectives Bonus based on a one-time impairment recorded for that year. Outside of this, 2012 compensation would have otherwise remained generally consistent with or slightly below 2011 and 2010. Details regarding the amounts listed in the table for Mr. O’Brien are provided in the section “2012 Compensation” and in the “Summary Compensation Table.”2

Name	Salary	Bonus (Strategic Objectives)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Richard O’Brien 2012	$1,150,000	$634,435	$6,470,633	$0	$608,212	$117,547	$8,980,827
Richard O’Brien 2011	$1,150,000	$0	$4,673,868	$1,999,200	$646,875	$94,401	$8,564,344
Richard O’Brien 2010	$1,065,000	$779,100	$7,103,249	$1,600,000	$988,185	$64,678	$11,600,212

(1)

Table includes all items as reflected in the Summary Compensation Table (provided after this CD&A) except for the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” as these items largely reflect fluctuations in actuarial values due to a change in interest rates making the evaluation of actual year-over-year compensation more difficult. The stock award values are based on required reporting for the Summary Compensation Table and do not reflect actual current or paid value.

(2)

Mr. O’Brien departed the Company effective March 1, 2013. With Mr. O’Brien’s planned succession, some of his personal objectives for 2012, which are incorporated in Mr. O’Brien’s Strategic Objectives Bonus award, included transition activities to prepare Mr. Goldberg to assume the role of CEO. In connection with Mr. O’Brien’s departure from the Company, Mr. O’Brien will receive benefits in accordance with the Company’s Executive Severance Plan.

Also provided in the section “2012 Compensation” is an alternate view of total compensation, “Realizable Pay”, for 2012 which includes the base salary, actual Corporate Performance Bonus and Strategic Objectives Bonus values, and value of stock awards based on Newmont’s closing price at the end of the year. This view reflects actual bonus payments for 2012 results and the impact on stock award values given Newmont’s stock price change for 2012. As noted in the table “2012 Actual Realizable Pay” in the “2012 Compensation” section, Mr. O’Brien’s realizable compensation for 2012 was below target and the amounts in the table above reflecting the 2012 performance against targets in the Corporate Performance Bonus and the Strategic Objectives, and the stock price performance for the year.

2012 Say on Pay Vote. In 2012, Newmont received a 95% vote in favor of the “Advisory Vote on the Compensation of the Named Executive Officers” (“Say on Pay”). Additional information regarding the “Say on Pay” vote is on pages 73 and 74. While this result indicates strong support for Newmont’s Officer compensation, the Compensation Committee continued to focus on evolving our executive compensation structure to increase its effectiveness and further align with stockholder interests.

Summary of Key 2012 Compensation Committee Actions. The following highlights some of the key actions by the Compensation Committee, as well as the changes in Officer compensation, in 2012:

Some of the actions include:

•

Revised the Annual Corporate Performance Bonus: Added a new component in the annual Corporate Performance Bonus, “Project Execution,” to measure the effective use of capital with the intention of providing an improved measure of project success and returns on significant investments;

•

Improved the Pay Alignment of the Long-Term Incentive Program: Implemented significant changes to the long-term incentive structure and measures. Based on an analysis of the Company’s long-term incentive program, the 2012 long-term incentive structure was revised to further improve pay-for-performance, simplify the compensation structure and eliminate the duplication of measures. The 2012 programs are fully performance-based and focus on key financial performance measures aligned with stockholder value, including Total Shareholder Return (“TSR”) and EBITDA;

•

Adopted a New Change of Control Policy to Remove Gross-ups: As of January 1, 2012, the new policy removes the excise tax gross up provided in the prior policy. The new policy applies to employees hired into, or current employees promoted into, eligible positions. (The prior policy remains in place for employees who were eligible on, or prior to, December 31, 2011; additional details are provided in the section “Post Employment Compensation.”);

•	Revised the Company’s Peer Group: Reviewed and revised the Company’s peer group to ensure appropriate industry representation and benchmarking comparators; and

•

Set CEO Compensation for the Planned Transition of the Incoming CEO: Reviewed and recommended Chief Executive Officer compensation in accordance with the Company’s principles during the succession planning and transition of the Company’s CEO.

Additionally, for 2013, as described in this Proxy Statement, a new long-term incentive plan and performance pay plan is submitted for stockholder approval. The plans are structured to promote positive corporate governance practices and stockholder alignment for executive compensation plans.

Foundational Executive Compensation Practices. The actions above build upon our strong governance model and other policies that are in place, including:

•	Competitive Stock Ownership Requirements: Stock ownership requirements for Officers to own significant holdings of Newmont stock (five times salary for the CEO);

•	Well-Managed “Burn Rate”: Annual employee stock issuance “burn rate” (dilution) under 1%;

•	Appropriate Vesting Terms: Equity grant practices with at least three year combined performance and vesting periods for Officer awards;

•

Compensation Clawback Provision: A clawback policy to recover excess compensation from incentive payouts and stock gains if the financial results were misstated, whether intentionally or by administrative error;

•	No Hedging, Pledging or Margin Policy: Stock trading policy prohibiting executives from buying Newmont stock on margin, or hedging Newmont stock holdings;

•

Double-Trigger Change of Control: Change-of-control plans that provide cash payments only upon termination following a change-of-control (“double-trigger”), including stock acceleration only upon a double-trigger beginning with 2012 grants;

•	No Employment Agreements: No employment agreements for Officers;

•	No Repricing: Prohibition against the repricing of stock options without stockholder approval;

•	Committee Governance Model: Compensation Committee operating model and annual work plan to support the governance activities of the Compensation Committee;

•	Committee Charter Review: Compensation Committee charter, which is reviewed on a regular basis to ensure it is current with best practices and maintains high governance standards;

•

Independent Committee Advisor: Use of an independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), to advise the Compensation Committee regarding executive compensation (the consultant does not perform any other services for the Company);

•

Audit of Incentive Plan Processes, Results and Payments: The Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) reviews plan processes and calculations to ensure accuracy, and to ensure that the results and payments conform to the rules contained within each respective plan;

•	Regular Executive Sessions: Executive sessions of the Compensation Committee without management present; and

•	Succession Planning: Executive succession planning review.

Philosophy and Objectives.

Compensation Philosophy. Newmont’s executive compensation programs are designed to effectively link the actions of our executives to business outcomes that drive value creation for stockholders. In designing these programs, we are guided by the following principles:

•	Maintaining a clear link between the achievement of business goals and compensation payout. Our Compensation Committee believes that:

(1)	Officers should be evaluated and paid based on performance that leads to long-term success and relative stock price improvement; and

(2)	Officer compensation programs can be an effective means of driving the behavior to accomplish our objectives, but only if each executive clearly understands how achievement of predetermined business goals influences his or her compensation.

•

Selecting the right performance measures. Equally important is the selection of those performance measures which need to be measurable and linked to both increased stockholder value and Newmont’s short- and long-term success.

•

Sharing information and encouraging feedback. Focused and clear program design supports transparency for our stockholders. It is important for stockholders to understand the basis for our Officers’ compensation, as this provides stockholders insight into our goals, direction and the manner in which resources are being used to increase stockholder value. We welcome stockholder input and have regularly responded to feedback from stockholders in this regard.

Transparency and open disclosure are core components of Newmont’s values. We hope this information provides insight into the process that we follow in designing and implementing our executive compensation programs.

Compensation Objectives. We believe that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Newmont’s executive compensation programs are designed to:

•	Motivate executives to achieve business goals that drive value for our stockholders;

•	Provide competitive compensation opportunities to attract and retain highly qualified executives;

•	Emphasize long-term performance, which includes our high safety and social responsibility standards;

•	Blend the mix of cash and equity compensation and financial and non-financial performance;

•	Provide incentives to improve performance without taking excessive risks; and

•	Encourage an ownership mentality and stewardship of long-term stockholder interests.

Components of Total Compensation.

The components of target total direct compensation for our Officers are described in the Executive Summary and stated below. We emphasize performance-based “at-risk” compensation, based on operational, financial and share price performance.

Developing Our Executive Compensation Program. Each year the Compensation Committee conducts a detailed analysis of executive compensation designed to:

•	Assess the competitiveness of the Company’s executive compensation levels against peer groups;

•	Consider the desired target benchmark for total executive compensation levels; and

•	Make necessary refinements to the compensation components to further align executive compensation with performance goals and ensure good governance practices.

Roles within the review process. The Compensation Committee meets on a regular basis with the Chief Executive Officer and representatives from the Company’s Human Resources, Corporate Legal, and Finance Departments. The role of management is to provide the Compensation Committee with perspectives on the business context and individual performance to assist the Compensation Committee in making its decisions. The Company’s Human Resources Department supports the Compensation Committee by providing data and analyses on compensation levels and trends. In addition, external independent compensation experts consult with the Compensation Committee regarding specific topics as further described in the following paragraph. An executive session, without management present, is generally held at the end of each Compensation Committee meeting. The independent members of the Board of Directors make all decisions regarding the Chief Executive Officer’s compensation in executive session, upon the recommendation of the Compensation Committee. The Compensation Committee Chairman provides regular reports to the Board of Directors regarding actions and discussions at Compensation Committee meetings.

Use of Independent Compensation Advisors. The Compensation Committee, which has the authority to retain special counsel and other experts, including compensation consultants, has engaged Frederic W. Cook & Co. (“Cook & Co.”) to assist the Compensation Committee with: (1) advice regarding trends in executive compensation, (2) independent review of management proposals, and (3) an independent review and recommendation on Chief Executive Officer compensation, as well as other items that come before the Compensation Committee. Cook & Co. has reviewed the compensation philosophy, objectives, strategy, benchmark analyses and recommendations regarding Officer compensation.

Cook & Co. is engaged solely by the Compensation Committee and does not provide any services or advice directly to management unless authorized to do so by the Committee. In connection with its engagement of Cook & Co., the Compensation Committee reviewed Cook & Co.’s independence including, but not limited to, the amount of fees received by Cook & Co. from Newmont as a percentage of Cook & Co.’s total revenue, Cook & Co.’s policies and procedures designed to prevent conflicts of interest, the existence of any business or personal relationship (including stock ownership) that could impact Cook & Co.’s independence. After reviewing these and other factors, the Compensation Committee determined that Cook & Co. is independent and that its engagement did not present any conflicts of interest. Cook & Co. also determined that it was independent from management and confirmed this in a written statement delivered to the Chairman of the Compensation Committee.

Compensation Decision Process. When making compensation decisions for Officers, the Compensation Committee considers factors beyond market data and the advice of consultants. The Compensation Committee considers the individual’s performance, tenure and experience, the overall performance of the Company, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers within the Company and market. While the Compensation Committee does have certain guidelines, goals, and tools that it uses to make its decisions, as explained below, the compensation process is not an exact science but incorporates the reasoned business judgment of the Compensation Committee. In making decisions for executives other than the Chief Executive Officer, the input and perspective of the Chief Executive Officer is considered by the Compensation Committee.

Compensation Components and Alignment to Compensation Philosophy.

The components of our executive compensation program contain five main elements as shown in the previous chart. We explain the philosophy and key features of each below.

Determining the Proper Mix of Different Pay Elements. In determining how we allocate an Officer’s total compensation package among various components, we emphasize compensation elements that reward performance on measures that align closely with business success, underscoring the pay-for-performance philosophy. A significant portion of our executive compensation is performance-based or “at-risk.” Our Chief Executive Officer and other Officers have a higher percentage of at-risk compensation relative to other employees, because our Officers have the greatest influence on Company performance. Stock-based long-term incentives represent the largest component of pay, in order to encourage sustained long-term performance and ensure alignment with stockholders’ interests. In the graphs below, we show the emphasis on at-risk or stockholder-aligned compensation through performance-based short-term and long-term incentives compared to base salary.

Components of Compensation and Alignment to Goals. The Company recognizes that its stock price is heavily influenced by the price of gold, copper and other commodities, which are outside of the control of the Company. Thus, as a way to balance the commodity fluctuation, the Company grants a mix of incentives including performance-based strategic stock units (based on operating earnings) and performance-leveraged stock units (based on share return measures) to align the interests of management with the long-term interests of stockholders. This balanced approach means that management needs to achieve specific performance goals to earn the common stock and restricted stock units even in periods of positive gold/copper price movement, and that the equity package continues to motivate performance in down-cycles as the common stock and restricted stock units could retain value and have motivational impact even when gold/copper prices are falling. At the same time, the use of stock price-based incentives ensures that the highest rewards will only occur with an increasing stock price and performance that exceeds the median of the Company’s gold mining peers.

The components of the compensation structure are:

Time Horizon	Component	Purpose	Key Features
Current	Base Salary	Compensation for the level of responsibility, experience, skills, and sustained individual performance.

Fixed compensation is not subject to financial performance risk;

Targeted to the 50th percentile of the peer group to ensure the ability to compete in a difficult leadership talent environment;

Individual compensation can vary above or below the market reference point based on such factors as performance, skills, experience and scope of the role relative to internal and external peers.

Short-Term	Annual Incentive Compensation Plan	Supports annual operating and financial performance, based on defined performance metrics.

Annual cash award which ranges from 0-200% of target based on:

• Production;

• Cost of sales;

• Capital expenditures;

• Execution of projects that enable future growth;

• Reserve additions; and

• Non-reserve mineralization additions.

	Strategic Objectives Bonus	Rewards for the achievement of group and individual strategic objectives designed to support current initiatives, long-term sustainability and Company performance.	Annual cash award based on stated measures and objectives approved in advance by the Compensation Committee.
Long-Term	Performance-Leveraged Stock Units	Incentive to outperform peer group stock price performance to make Newmont the preferred gold stock; aligns pay with stockholder interests and long-term stock price performance.	Awards are based on absolute stock price growth and relative stock price performance against the peer group, over a three-year period.
	Strategic Stock Units	An incentive to deliver against the Company’s earnings targets and support the funding of the Company’s dividend and strategic growth plans.	Awards are based on the achievement of the Company’s annual “EBITDA” target (earnings before interest, taxes, depreciation and amortization). The program contains a minimum performance threshold for payment and a cap for maximum payout.

Determination of Target Total Compensation. We consider a variety of factors when determining target Officer compensation to ensure we have a comprehensive understanding of alignment to goals, reasonableness of pay, internal equity, pay-for-performance, and ability to attract and retain executive talent. The primary items considered when making executive compensation determinations are discussed below and include:

•	Market information;

•	Individual performance;

•	Experience, skills and scope of responsibilities;

•	Company performance;

•	Succession planning;

•	Value of the compensation relative to the corresponding objective; and

•

Other key measures which assist in providing a comprehensive understanding of pay, such as pay mix, internal equity, Chief Executive Officer compensation versus Total Shareholder Return, and performance sensitivity analysis.

Competitive Considerations (Market Information).

Peer Group Determination. We strive to compensate our Officers competitively relative to industry peers. As part of the Compensation Committee’s charter and to ensure the reasonableness and competitiveness of Newmont’s position in the industry, the Compensation Committee regularly evaluates Newmont’s peer group with the aid of its independent consultant, Cook & Co., and with input from management. As noted above, peer groups are used in the compensation benchmarking process as one input in helping to determine appropriate pay levels. When reviewing the appropriateness of a peer group, the Compensation Committee’s analysis includes a review of information regarding each potential peer company’s industry, complexity of their business and organizational size, including revenue, net income, total assets, market capitalization and number of employees. This approach ensures a reasonable basis of comparison.

2012 Peer Group. In 2011, the Compensation Committee reviewed the peer group in advance of the Committee’s pay analysis for 2012 target compensation. The review was to determine whether the peer group was appropriate given the Company’s current business structure, strategy, size and competition. To improve the relevance of the peer group, the review focused on increasing the weighting in mining (global diversified companies, in particular), slightly reducing the emphasis of Oil & Gas companies and adding exposure to Engineering, Procurement and Construction (EPC) companies given Newmont’s project development business unit. The Compensation Committee conducted a comprehensive analysis with the assistance of the Committee’s consultant and management. Based on the criteria, the revised peer group for 2012 was as follows:

Alcoa Inc.*	Freeport-McMoran Copper and Gold Inc.
Anglo American*	Gold Fields Limited
AngloGold Ashanti Limited	Goldcorp Inc.
Apache Corporation	Kinross Gold Corporation
Barrick Gold Corporation	Peabody Energy Corporation
Canadian Natural Resources Limited*	Rio Tinto plc.*
EOG Resources, Inc.	Talisman Energy Inc.
Fluor Corporation*	Teck Resources Limited

*	Notes companies added to the peer group for 2012. Consol Energy, Agnico-Eagle Mines Limited and Vulcan Materials Company were removed from the 2012 peer group.

These changes increase the peer group by two companies, meet the objectives stated above and improve the quality of the peer group by providing a more representative industry sample for Newmont’s business. Newmont’s ranking within the peer group is also more consistent with benchmarking standards and generally ranks at or near the median on key scope metrics:

(1)

Data based on the latest disclosed information at the time of the analysis; net income for Newmont is based on adjusted net income as disclosed in Newmont’s Annual Report on Form 10-K for the year ended 2011 for improved comparability.

Several of the companies included in the peer group differ from those listed in the General Industry Classification Standard (“GICS”), a grouping commonly used by proxy advisory services, as the Committee does not believe the GICS comparator group appropriately represents the companies which constitute a directly relevant industry and labor peer group.

2013 Peer Group. During 2012, in preparation for reviewing 2013 target compensation, the Compensation Committee again reviewed the peer group to ensure the reference companies continue to meet the established criteria for comparison. Based on the review, the Compensation Committee decided to reduce the peer group by one company, removing Chesapeake Energy, as its compensation structure was not a valid comparison for Newmont. This revised peer group will be used as the reference point to determine the competitiveness of Newmont’s pay for 2013.

Positioning of Pay Relative to Peers for 2012. For 2012 compensation, the Compensation Committee determined that the appropriate target pay philosophy is a range centered on the 50th percentile, and that actual compensation may be above or below the 50th percentile depending on the Company’s performance and other factors described in this section.

Material Differences Among Officers. The targets for salary and incentive compensation vary among Newmont’s Officers in an effort to reflect differences in job responsibilities and industry pay levels. This aims to avoid setting amounts that may be above or below market pay levels as would be the case if a “one size fits all” approach were used. Specifically for the Chief Executive Officer, the target percentage for each incentive compensation component is greater than the other Officers due to his position as the top executive of the Company, commensurate with the level of accountability and degree of impact that this executive can have on overall business results.

Other Factors Used to Determine Compensation.

Effect of Individual Performance. The Compensation Committee takes into consideration subjective elements, such as the Officer’s skill set, individual achievements and role with Newmont during the relevant fiscal year. Additionally, an assessment of each Officer’s progress against his or her Strategic Objectives (discussed later in this CD&A) is completed by the Compensation Committee based on input provided by the Chief Executive Officer. The Compensation Committee ultimately makes the compensation decisions for all of the Officers, including the Chief Executive Officer, based on the Compensation Committee members’ own collective experience and business judgment.

Effect of Compensation Previously Received on Future Pay Decisions. We consider actual compensation received in determining whether our compensation programs are meeting their pay-for-performance and retention objectives. Adjustments to future awards may be considered based on results. However, the Compensation Committee generally does not reduce compensation program targets based on compensation received in the past to avoid creating a disincentive for exceptional performance.

Other considerations in determining appropriate levels of compensation include:

Analysis	Purpose
Pay Mix	To ensure pay “at-risk” is consistent with philosophy and comparator group practices; a significant majority of pay should be “at-risk.”

Internal Equity

To understand whether internal pay differences are reasonable between executive levels and consistent with market practice.

The Compensation Committee also considers scope and accountability of the role in determining reasonable differences for internal compensation rates.

Total Compensation	To understand the purpose and amount of each pay component as well as the sum of all compensation elements in order to gauge the reasonableness and the total potential expense.

Chief Executive Officer and other Officer compensation versus Total Shareholder Return (“Pay-for-Performance Charts”)	To ensure that pay is aligned with performance and set appropriately given industry performance and pay rates.

Performance Sensitivity Analysis	To understand potential payments assuming various company performance outcomes; understand how potential performance extremes are reflected in pay; a component of our compensation risk assessment.

2012 Compensation.

While the amount of compensation may differ among our Officers, the compensation policies and factors affecting the amounts, as considered by the Compensation Committee, are generally the same for each of our Officers, including our Chief Executive Officer. In this section, we discuss the Compensation Committee’s considerations with respect to each element of compensation paid in 2012.

Base Salary. The Compensation Committee considered the compensation levels of comparable positions in the market data to help determine a reasonable range, but also considered individual performance, tenure and experience, the overall Company performance, any retention concerns, individual historical compensation and input from other Board members. While the Compensation Committee has not adopted a policy with regard to the internal relationship of compensation among the Officers or other employees, this relationship is reviewed and discussed when the Compensation Committee determines total compensation for our Officers.

For 2012, none of the named Officers below received an increase during the regular executive compensation review cycle(1). Based on the executive compensation review, the Committee deemed that the salaries for Officers were generally in line with market norms, and with consideration of the one-time impairment experienced in 2011, no adjustments were provided for 2012. Base salaries for 2011 and 2012 were as follows:

Name	2011 Base Salary	2012 Base Salary	Change
Richard T. O’Brien	$1,150,000	$1,150,000	0.0%
Gary Goldberg(1)	$775,000	$775,000	0.0%
Russell Ball	$620,000	$620,000	0.0%
Randy Engel	$575,000	$575,000	0.0%
William MacGowan	$450,000	$450,000	0.0%
Brian Hill	$675,000	$675,000	0.0%

(1)

The Company hired Mr. Goldberg in December 2011 as the Executive Vice President and Chief Operating Officer. He did not receive a salary adjustment during the regular 2012 compensation review cycle; however, to recognize Mr. Goldberg’s promotion to President and Chief Operating Officer in July 2012, the Committee increased Mr. Goldberg’s salary to $800,000, an increase of 3.2%, and his annual short-term incentive target increased to 125% from 100% of eligible earnings. The increase in the short-term incentive target applies on a pro-rated basis for only the portion of 2012 that he served in the role of President and Chief Operating Officer.

Short-Term Non-Equity Incentive Compensation.

Short-Term Incentive Compensation Highlights:

• Comprised of two components: • Corporate Performance Bonus (50% of the total short-term incentive opportunity); and • Strategic Objectives Bonus (50% of the total short-term incentive opportunity).

Short-term cash incentives include a Corporate Performance Bonus and a Strategic Objectives Bonus. Each is expressed as a percentage of base salary. The Corporate Performance Bonus and the Strategic Objectives bonus have a target and a maximum level of 200% of target. The total of the target Corporate Performance Bonus and Strategic Objectives Bonus is designed to approximate the 50th percentile of the peer data for total short-term cash compensation, as described above.

2012 Short-Term Cash Targets

Name	Target Corporate Performance Bonus as a Percentage of Base Salary (A)	Target Strategic Objectives Bonus as a Percentage of Base Salary (B)	Total as a Percentage of Base Salary (A+B)
Richard T. O’Brien	75%	75%	150%
Gary Goldberg(1)	55.5%	55.5%	111%
Russell Ball	45.0%	45.0%	90%
Randy Engel	45.0%	45.0%	90%
William MacGowan	42.5%	42.5%	85%
Brian Hill	47.5%	47.5%	95%

(1)	Mr. Goldberg’s bonus target for 2012 was prorated for the amount of time in each role at each respective bonus target as noted above in the section discussing “Base Salary.”

Corporate Performance Bonus.

Corporate Performance Bonus Summary:

•  Annual Company financial and operational measures;

•  Payment based on overall Corporate performance;

•  Payment ranges from 0-200% of target Corporate performance;

•  Two of eight measures performed above target levels in 2012;

•  Below target or no payment for the six measures that were below target levels in 2012; and

•  Weighted performance resulted in an award of 71.9% of target payment for 2012.

The Corporate Performance Bonus provides an annual reward based on eight measures1 designed to balance short-term and long-term factors, business performance and successful investment in and development of Company assets. The Compensation Committee reviews and approves the performance metrics and target levels of performance annually. The amounts of 2012 Corporate Performance Bonuses earned by the Officers are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The measures that the Compensation Committee established for 2012 are listed below.

Corporate Performance Bonus Measure	What It Is	Why It Is Used
Equity Production	Measures the ounces of gold and pounds of copper produced each year	• Production of gold and copper is the basis of Newmont’s business; production is the primary factor within the Company’s control.
Costs Applicable to Sales	Measures the operating costs of producing an ounce of gold and a pound of copper	• The cost metric balances the production metric by encouraging efficient, safe production. • The cost metric is designed to promote implementation of Company-wide cost control measures.
Capital Expenditures	Measures actual capital expense for sustaining on-going operations, against the planned capital investments for the year, as specified by the Board. The target includes assumptions for variables such as commodities prices, currency fluctuation, and deferral or acceleration of projects. At the end of the year, the actual impact of these variables is determined, and the target is adjusted up or down, accordingly.	• As a capital intensive business, the capital expenditure metric focuses on efficient utilization of capital in sustaining operations.
Project Execution	Measures the progress of new key capital projects which are expected to add to Newmont’s production portfolio in the short- to medium-term. Construction milestones and costs vs. budget are used to measure progress during the year.

•  New projects are important for sustaining Newmont’s business over the long-term as well as providing the opportunity to grow our production capability. The more effective Newmont is in safely developing new production opportunities, the more efficient the Company will be in its use of capital, impacting the years to payback and the overall long-term return of the project.

Reserves and Non-Reserve Mineralization	Measures the proven and probable mineral reserves available for future mining (Reserves) as well as the mineralization not yet proven to the level required for public disclosure (Non-Reserve Mineralization)

•  The Reserves and Non-Reserve Mineralization metrics promote the discovery of new deposits and the successful completion of the work needed to report these as proven and probable. In a business that depletes its resources every year through production, the ability to maintain reserve levels is a substantial challenge, but necessary for sustainability.

(1)

For Equity Production and Costs Applicable to Sales, both gold and copper are measured separately. In addition, Reserves and Non-Reserve Mineralization are also measured separately, resulting in a total of 8 measures.

Calculation of Corporate Performance Bonuses. The 2012 targets were a mix of demanding financial, production, and reserve/non-reserve mineralization targets derived from the annual business planning process. It is the Compensation Committee’s perspective that the target should be challenging, yet achievable, and the target is structured accordingly. The Company bonus plan for Officers has paid below target in six of the last twelve years(1), which we consider as one measure of the level of difficulty of achieving a target award. Based on this experience, the level of difficulty in the targets is deemed to be validated as reasonably challenging.

If the Company achieves its targeted performance for each of the metrics, the payout percentage for the Corporate Performance Bonus is 100%. If the minimum amounts are not achieved for a particular metric (the “threshold”), no Corporate Performance Bonus is payable for that metric. For performance between the threshold and maximum for any metric, the amount is prorated to result in a payout percentage between 50% and 200%. The slope of the bonus payout range increases upon reaching target performance in an effort to provide a stronger incentive and reward for outperforming the targets. Below target performance, upon reaching the threshold level, the incremental payout for each increment of performance remains moderate, ensuring an appropriate incentive and reward while not compensating beyond the reasonable amount for the given level of performance.

2012 Corporate Performance Bonus Metrics and Calculation

The structure of the Corporate Performance Bonus as well as the performance and bonus results for 2012 are provided in the table below:

Bonus Structure			Bonus Payment Range			2012 Results
Performance Metric	Measure/Unit	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)	2012 Performance	Performance Percentage	Payout Percentage(1)
Equity Production	Gold (oz.000)	24.0%	4,867	5,123	5,303	4,992	74.4%	17.8%
	Copper (million lb.)	6.0%	193	204	211	180	0.0%	0.0%
Cost Applicable to Sales	Gold ($/ounce)	24.0%	$722	$662	$622	$ 677	87.1%	20.9%
	Copper ($/lb)	6.0%	$2.32	$2.13	$2.00	$ 2.34	0.0%	0.0%
Capital Expenditures Project Execution	Project ($ Million)	10.0%	$1,858	$1,769	$1,592	$1,681	149.6%	15.0%
	Milestone/ Cost	10.0%	Details provided below			Target range	113.0%	11.3%
Reserves	(oz. 000)	13.33%	6.50	10.00	15.50	6.64	52.0%	6.9%
Non-Reserve Material	(oz. 000)	6.67%	6.50	10.00	17.00	3.68	0.0%	0.0%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage”

Total Result =	71.9%

(1)	For 2011, actual result was above target which would have resulted in five of the last twelve years below target, however, the Compensation Committee exercised its discretion due to a one-time impairment such that the payment was adjusted to below target levels for the Named Executive Officers.

To calculate the Corporate Performance Bonus for each of the Officers, the relevant target percentage of base salary was multiplied by 71.9%.

Summary of the Project Execution metric implemented for 2012: Each of the projects are measured on the completion of project milestones and spending against budget. Progress on these items are tracked via the Project Execution Plan Scorecard with the result of these scores set against the Project Execution Payout Schedule listed below. The results and corresponding payment are audited by the Company’s Internal Audit department. For 2012, the total project result yielded a score of 0.683, corresponding to “on-target” performance and an award within the Corporate Performance Bonus Plan of 113% as noted in the above table.

Results of the Project Scorecard:

Project Execution Metrics	Weighting (A)	Project Status	Project Result (B)	Total Result (A x B)
Akyem	50%	on-target	0.87	0.435
Tanami Shaft	10%	milestone/budget missed	0.25	0.025
Turf Vent Shaft	10%	on-target	0.76	0.076
Project Portfolio	30%	slightly behind	0.49	0.147
Total	100%			0.683
Resulting Bonus %		on-target		113%

Project Execution Payout Schedule: (schedule applies only to the “Total” result from the table above)

Project Status	Scale	Payout
ahead of target	> 0.875	200%
on-target	0.625 < Metric< = 0.875	100%-200%
slightly behind	0.375 < Metric< = 0.625	50%-100%
milestone/budget missed	< = 0.375	0%

Strategic Objectives Bonus.

Strategic Objectives Bonus Highlights:

• Individualized strategic objectives established for each Officer by the Compensation Committee;

• Objectives support long-term sustainability and performance;

• Payment ranges from 0-200% of target based on individual performance;

• Incorporates the leadership areas of strategy, people and organizational development, safety, operational execution and efficiency, corporate sustainability and financial strength;

• Objectives are pre-approved by the Compensation Committee;

• May be single or multi-year; and

• Payments based on results and reasoned business judgment of the Compensation Committee.

Purpose of the Strategic Objectives Bonus: The purpose of the Strategic Objectives Bonus is to align personal performance with key individualized strategic objectives that will support the long-term sustainability and performance of the Company. The strategic objectives encompass the broad spectrum of responsibilities inherent in senior leadership roles and, in many cases, do not have immediate or tangible measures. The Strategic Objectives Bonus component of the executive compensation program provides for a well-rounded assessment of executive performance, resulting in an improved correlation of pay and performance. Specifically, the program serves to provide the ability to:

•	Holistically consider performance against a broad set of strategic, operational, environmental, social, safety and financial business goals;

•	Incentivize and reward efforts that are difficult to quantify, but provide long-term stockholder value;

•	Reward for timely adjustments to business dynamics not anticipated prior to the performance period;

•

Consider the multitude of complex factors that can affect performance inside and outside of management’s control for the purpose of assessing performance and providing appropriate compensation (e.g., economic cycles, market volatility, and fluctuations in commodities prices);

•	Take an extended long-term perspective ensuring directional alignment of current performance with the vision of the organization’s future;

•	Control the potential risk of sub-optimized results due to a focus on set goals which may no longer be a key priority; and

•	Differentiate awards based on a broad perspective of an individual’s contribution to the Company.

Determining the Strategic Objectives Bonus: The Strategic Objectives Bonus is not formulaic given the difficulty in explicitly quantifying the aggregate performance. Accordingly, payments under this program are awarded based on results subject to the qualified business judgment of the Compensation Committee. The Compensation Committee can award payments out of a total bonus opportunity assigned to each Officer based upon such Officer’s overall performance. The Compensation Committee receives a year-end performance assessment and recommendation for each of the Officers (except for the Chief Executive Officer) from the Chief Executive Officer. For the Chief Executive Officer, the Board of Directors determines the Strategic Objectives Bonus based on his performance against the stated strategic objectives for the year, as well as other factors potentially not contemplated prior to the start of the year. While the Strategic Objectives Bonus is based on pre-established individual goals, they do not constitute performance measures that result in automatic payout levels. Instead, they provide a context for the Board and Compensation Committee to evaluate each Officer’s performance and contributions to the Company’s success when making the bonus payout determinations.

While no single Strategic Objective is either material to an understanding of the Company’s compensation policies relating to the Strategic Objective Bonus program or dispositive in the Compensation Committee’s decisions regarding the specific payout levels, in determining the awards for 2012, the Compensation Committee considered the following key accomplishments of each Officer:

•

Richard O’Brien: Mr. O’Brien refined Newmont’s strategy to adjust to the changes in the global commodities market and repositioned Newmont for growth through 2017; initiated cost containment in response to developments in the industry; identified and actively developed a CEO successor and executed against other key bench-strength goals; improved overall safety results for 2012; engaged with key stakeholders to continue to improve Newmont’s sustainability and external affairs efforts. While noting the successes above and the industry top-quartile 3-year TSR results for 2010-2012, the Company did not achieve its goals against key metrics within the Company Performance Bonus plan for 2012. Given this, Mr. O’Brien received a below-target Strategic Objectives Bonus for 2012.

•

Gary Goldberg: During Mr. Goldberg’s first year with the Company, he assumed leadership for Operations and Projects and quickly developed a clear understanding of the business plan; identified gaps and approaches to close those gaps; rescheduled Tanami shaft and Subika underground projects, resequenced and reallocated development capital for the Conga project (all three significant in Newmont’s asset portfolio); led the advancement of Newmont’s safety journey by assessing current programs and redirecting efforts to focus on safer behaviors; led a global effort to reduce costs by implementing initiatives and improved planning processes; made significant advancements in improving bench-strength in the Technical Services and Sustainability & External Relations leadership. Additionally, in preparation for the planned CEO succession, Mr. Goldberg engaged in development activities to prepare for his promotion to the role of CEO. These successes during Mr. Goldberg’s first year established a strong basis for improved future operations and served as the basis for his above-target Strategic Objectives Bonus.

•

Russell Ball: Mr. Ball executed against the strategic financing plan securing additional capital to support future investments; implemented a multi-year corporate and regional G&A reduction plan to materially reduce overhead; improved the Company’s risk management framework with robust analysis and implementation of plans and controls; created and delivered a new value assurance and investment system process. Certain other projects did not progress to the level anticipated for the year, such as the Company’s ERP implementation and full cost reduction targets for 2012. Based on this, Mr. Ball received a below-target Strategic Objectives Bonus.

•

Randy Engel: Mr. Engel improved the strategic and business planning processes in 2012 by mapping Newmont’s future growth profile, identifying risk scenarios and alternative plans to address these items on key assets; refined the strategic options given the dynamic resource market to help ensure appropriate investments; expanded Newmont’s investor base and continued to communicate Newmont’s industry-first gold-price linked dividend. Contributions in these areas were key to ensuring our investors understand Newmont’s responsiveness to market changes, and largely served as the basis for the above-target Strategic Objectives Bonus.

•

William MacGowan: Mr. MacGowan led the planning and implementation of the CEO and other executive succession; improved executive bench-strength in key areas; co-led cost and restructuring efforts; implemented functional globalization efforts and cost reductions; opened new facilities with cost reductions of nearly 50% over existing space; revised Newmont’s Human Capital Strategy to reflect changes in the business and market direction. The positive results from the leadership transitions will help set the foundation for continued success and were a key determinant for Mr. MacGowan’s above-target Strategic Objectives Bonus.

•

Brian Hill: Mr. Hill separated employment with Newmont in October 2012. Under the terms of the Executive Severance Plan of Newmont, Mr. Hill received a prorated target Strategic Objectives Bonus for 2012.

The Compensation Committee considered each Officer’s performance and key accomplishments listed above in determining his bonus amounts. The Compensation Committee considered Mr. O’Brien’s recommendations, each Officer’s performance and key accomplishments listed above and the overall performance of the Company in determining each Officer’s Strategic Objectives Bonus amounts. In alignment with Mr. O’Brien’s recommendations, the Committee adopted and approved the following amounts:

Name	2012 Strategic Objectives Bonus Awarded ($)	% of Target (%)
Richard T. O’Brien	$634,435	75%
Gary Goldberg(1)	$640,261	150%
Russell Ball	$205,226	75%
Randy Engel	$317,218	125%
William MacGowan	$281,358	150%
Brian Hill	$252,295	Prorated Target

(1)	Mr. Goldberg’s bonus target for 2012 was prorated for the amount of time in each role at each respective bonus target as noted above in the section discussing “Base Salary.”

For the year, combining the Corporate Performance Bonus and the Strategic Objectives Bonus, each representing 50% of the target annual incentive program, Mr. O’Brien, Mr. Ball and Mr. Engel received below-target bonus totals; Mr. Goldberg and Mr. MacGowan received above-target bonus totals due to the contributions noted. Total annual bonus for the year as a percent of target is displayed in the table below:

Name	Total Actual Bonus as a % of Target(1)
Richard T. O’Brien	72%
Gary Goldberg(2)	109%
Russell Ball	72%
Randy Engel	97%
William MacGowan	109%
Brian Hill(3)	88%

(1)	Target Corporate Performance Bonus + Strategic Objectives Bonus.
(2)	Mr. Goldberg’s bonus target for 2012 was prorated for the amount of time in each role at each respective bonus target as noted above in the section discussing “Base Salary.”
(3)	Mr. Hill’s total reflects the prorated target percentage pursuant to the Executive Severance Plan of Newmont.

Long-Term Equity Incentive Compensation.

Long-Term Equity Incentive Compensation Highlights:

• Revised for 2012 — aligned incentives with key performance metrics and simplified the programs

• Includes two elements, both are fully performance-based:

• Strategic Stock Units — performance against earnings targets (EBITDA); and

• Performance Leveraged Stock Units — stock price performance and company TSR performance relative to peers.

Revised Long-Term Equity Incentive Compensation for 2012. During 2011, the Compensation Committee reviewed the executive compensation incentive structure for potential adjustments to 2012 programs. The review was conducted to understand where opportunities exist to further align executive pay with Company performance, reduce complexity and promote good corporate governance. This also included removing duplicate measures between the short-term and long-term programs and adding a forward-looking financial metric-based program. With this, the Committee decided on the following improvements:

•	Reduced the number of programs from three to two by discontinuing time-based stock options and incorporating the target percentage for stock options into the Performance Leveraged Stock Units, and

•

Adopted a new performance-based LTI program, Strategic Stock Units (“SSUs”), which is based on Earnings Before Interest, Tax, Depreciation and Amortization, “EBITDA,” a financial measure that aligns with Company performance and, ultimately, stockholder value.

With these changes, the 2012 structure provides a balanced LTI program comprised of:

•

Performance Leveraged Stock Unit (PSU) Awards. PSU awards represent two-thirds of the Officer’s target LTI value (increased from one-third). This increases the alignment with stockholder interests given the program is based on stock price improvement and relative Total Shareholder Return (TSR). Additionally, there is no minimum award provision.

•

Strategic Stock Unit (SSU) Awards. SSU awards represent one-third of the Officer’s target LTI value and are based on Newmont’s EBITDA performance requiring threshold achievement for payment. The Company has selected EBITDA as it believes this is a key financial measure that aligns with operational components under management’s control. Additionally, it is deemed to support the Company’s dividend policy, long-term sustainability and growth by ultimately strengthening the balance sheet (cash position) to fund projects which aim to drive long-term Company performance.

Equity Award Target Values. The Compensation Committee designed target values of equity incentives for each Officer based upon competitive market data and the scope of the respective positions. These target values are expressed as a percentage of base salary as follows:

2012 Target Long-Term Equity Incentives

Name	% of Base Salary
Richard T. O’Brien	500%
Gary Goldberg	375%
Russell Ball	300%
Randy Engel	300%
William MacGowan	270%
Brian Hill	350%

Determination of Awards. The Compensation Committee grants equity awards, and recommends equity awards for the CEO to the full Board to review. In addition to the targets discussed above, the Compensation Committee is responsible for determining who should receive awards, when the awards should be made and the number of shares to be granted for each award (in accordance with “Newmont’s Policy with Respect to the Granting of Equity Compensation” as described below). The Compensation Committee considers grants of long-term incentive awards to the Officers each fiscal year, usually at prices determined shortly after the release of quarterly earnings, in which case, financial performance and potentially other material items have already been disclosed publicly, prior to the granting of any awards.

Criteria Considered in Determining the Amount of Equity-Based Compensation Awards. The Compensation Committee considers several factors when determining equity awards for our Officers, including performance, market practice, projected business needs, the projected impact on stockholder dilution, and the associated compensation expense that will be included in our financial statements. Based on these considerations, the Compensation Committee has managed stockholder dilution well within the norms of our peers and stated guidelines from proxy advisory services and institutional investors. For 2012, Newmont’s gross dilution (annual use of shares as a percentage of shares outstanding) was approximately 0.27%, well below the median of our peer group.

Equity Awards Granted in 2012. The Compensation Committee regularly reviews the Company’s executive pay positioning with the assistance of its independent consultant, Cook & Co., and management. Based on the review, long-term incentive targets were not adjusted for 2012. Awards granted in 2012 were determined in accordance with the terms of each long-term incentive plan as approved by the Compensation Committee.

Newmont’s Policy with Respect to the Granting of Equity Compensation. The Board has delegated to the Compensation Committee the authority to grant equity to employees below the CEO level; Board of Directors’ approval is required for CEO grants.

Strategic Stock Units.

Strategic Stock Unit Highlights:

• Provides long-term focus on a key operational/financial earnings measure, EBITDA, that supports long-term sustainability and growth;

• Performance is measured against the annual EBITDA target set by the Committee with performance plus vesting over 3 years;

• Represents one-third of an Officer’s target LTI program;

• Program contains a minimum threshold for payout, below which, no payment is awarded;

• Shares are set at the beginning of the performance period, so pay is “at-risk” to changes in share price over the performance period; and

• Payout for 2012 was 106% of the target award for above-target EBITDA performance.

The Strategic Stock Units (“SSUs”) are a performance-based equity incentive designed to align Officer compensation with the financial performance of the Company by linking pay with the performance against the Company’s EBITDA target. The number of SSUs earned is determined after the annual performance period by comparing actual performance of EBITDA versus the annual financial plan target.

Determining SSU Awards. The calculation of the SSU awards is determined by the Target Strategic Stock Unit Award and the Performance Multiplier based on EBITDA performance.

SSU Award = Target Strategic Stock Unit Award x EBITDA performance multiplier

• Target Stock Award. The target stock bonus for each Officer is calculated by multiplying the Officer’s base salary by their target SSU award percentage. This value is then divided by the average of the high and low price on the date of award to determine the target number of shares or units for each Officer. The target grant is set in number of shares, versus dollars, so that the actual payout/grant is “at-risk” to changes in share price over the performance period.

• Performance Multiplier. The payment for SSUs can range from 0% to a cap of 150% of target based on the performance against the EBITDA plan target. Performance below threshold results in no award of SSUs. From threshold to target performance, each percentage increase in EBITDA performance corresponds to a two percent increase in the SSU award. To reward exceptional performance, for EBITDA performance above target up to the performance award cap, for each percentage increase in EBITDA performance, the SSU award is increased by four percent. Officers can earn up to 150% of target for exceptional performance. This range of payment is believed to strike an appropriate balance between retention, incentive and mitigation of excessive risk. The performance range is displayed in the graph below:

• Performance Metric Definition. For the purposes of the SSU program, EBITDA is defined as:

Attributable Gold and Copper revenue

- Cost Applicable to Sales

Margin

- Exploration Expense

- Advanced Projects and R&D

- G&A

- Other Expense

+ Other Income

EBITDA

Determining SSU Award Targets. The target for the performance multiplier is derived from the Company’s financial plan as approved by the Board of Directors prior to the beginning of the performance year. To understand the difficulty of achieving target performance, the Compensation Committee reviewed a five year historical analysis against Company targets which indicated performance results of approximately ninety to ninety-nine percent achievement for the period analyzed. Based on this, the Compensation Committee deemed the targets to be sufficiently challenging. The performance range was set as shown in the chart above to require a minimum acceptable level of performance prior to the funding of the program and capped at an achievable level, with an intent to avoid excessive risk taking.

SSU results for 2012. The Company experienced solid earnings performance in 2012. The EBITDA performance was 101.5% of target resulting in a 106% SSU award. The chart below shows the results for the SSU award for 2012.

2012 EBITDA Plan Target[1] (A)	2012 EBITDA Performance[1] (B)	Percent of Target Achievement (C) = (B/A)	Percent Above (Below) Target (D) = (C) - 100%	SSU Performance Multiplier[2] (E)	SSU Payout Percentage (F) = 100%+(D*E)
$3,784	$3,842	101.5%	1.5%	4	106%

(1)	In millions; adjusted for various factors including gold and copper prices.
(2)	For performance from threshold up to and including target, the multiplier is 2. For performance from target to the cap, the multiplier is 4.

2012 Strategic Stock Unit Awards

On February 27, 2013, the Company granted Strategic Stock Unit Awards for 2012 performance in the following amounts:

Name	2012 Base Salary (as of 3/31/12) (A)	Target % (B)	Target Award Amount (C)=(AxB)	FMV 05/01/12 (D)	Target Shares Award (E)=(C/D)	EBITDA Performance Modifier (F)	Payout – # of Shares* (G)=(E*F)
O’Brien, Richard	$1,150,000	166.7%	$1,916,667	$47.96	39,961	106%	42,358
Goldberg, Gary	$775,000	125%	$968,750	$47.96	20,197	106%	21,408
Ball, Russell	$620,000	100%	$620,000	$47.96	12,926	106%	13,701
Engel, Randy	$575,000	100%	$575,000	$47.96	11,988	106%	12,707
MacGowan, William	$450,000	90%	$405,000	$47.96	8,444	106%	8,950

*	Rounded down to full share
Note:	Due to Mr. Hill’s departure from the Company in 2012, his SSU award was forfeited in full.

One third of the Strategic Stock Unit award was paid after the performance period in common shares on the date of grant and two-thirds of the Strategic Stock Unit award will be paid in restricted stock units that vest in equal annual increments on the second and third anniversaries from the date of grant (February 27, 2014, and 2015).

The Company accrues cash dividend equivalents on restricted stock units and pays them after vesting when common stock is issued.

2010-2012 Performance Leveraged Stock Units (PSUs).

PSU Compensation Highlights:

•	Long-term pay-for-performance vehicle based on

•	Newmont’s share price performance versus peers; and

•	Absolute share price growth over the performance period.

•	Performance Period is three years; and

•

2010-2012 top-quartile relative TSR performance (82nd percentile of the gold peer group); however, stock price declined 5% over the same period (Newmont’s actual TSR, stock price including the value of dividends, resulted in positive 1% TSR performance) resulting in a payout of 145% of target.

The Performance Leveraged Stock Units (“PSUs”) align Officer compensation with long-term Company and stock price performance. The number of PSUs earned is determined at the end of a three-year performance period based upon the change in Newmont’s stock price and the relative performance of Newmont’s stock price versus the peer group. Payment for the PSU program can range from 0% to 200% in total, as detailed below.

Determining PSU Awards. The calculation of the PSU awards is based on the Target Performance Leveraged Stock Unit Award, Market Payout Factor and the TSR Payout Factor:

PSU Award = Target Performance Leveraged Stock Unit Award x (Market Payout Factor + TSR Payout Factor)

• Target Performance Leveraged Stock Unit Award. The target stock award for each Officer is calculated by multiplying the Officer’s base salary by their target PSU award percentage. This value is then divided by the average daily closing price for the fourth quarter prior to the performance period (the “baseline”).

Target Performance Leveraged Stock Unit Bonus = (base salary x target %) / baseline

• Market Payout Factor (“MPF”). The MPF is based on the absolute stock price change versus the baseline over the three year performance period. The baseline is compared to the average daily closing price of the last quarter of the performance period to determine the overall stock price change.

The payment for the MPF can range from a minimum of 0% to a cap of 150% of target based on the absolute stock price performance during the performance period. Officers can earn up to 150% of target to incent performance; the award is capped at 150% in recognition that significant stock price appreciation may be related to changes in commodities prices. This range of payment is believed to strike an appropriate balance between retention, incentive and mitigation of excessive risk. The performance range is displayed in the graph below.

• TSR Payout Factor (“TPF”). The TPF is based on the relative Total Shareholder Return (“TSR”) of Newmont over the three-year performance period versus the TSR of an index of gold mining peer companies. The stock prices used in the TPF calculation are based on the same approach as noted for the MPF, however the calculation also adjusts for dividends paid during the period.

The payment for the TPF can range from 0 to 50% of target based on Newmont’s relative share price performance. Newmont’s stock price must reach at least threshold performance for Officers to receive any level of payment. Threshold performance under the TPF is defined as the median (50th percentile) TSR of the peer group index. Upon exceeding the peer group median TSR, each percent increase above the median TSR corresponds to a payment equal to 2% of target, up to a maximum of 50%. This 2% multiplier is used to incent over-achievement yet make the maximum award realizable without incenting excessive risk taking. For example, if Newmont’s TSR percentile ranking reaches the 60th percentile (10% above the median), the resulting payment would be 20% of target (10% above the median X 2% multiplier).

In sum, the maximum PSU payout of 200% of the target PSUs would be awarded if the Company’s stock price at the end of the performance period equals 150% of the baseline and if the Company’s TSR reaches the 75th percentile of the peer group. If the Company’s TSR is at or below the median of the peer group, there will be no increase in PSUs earned for the TPF (TSR) metric.

PSU Peer Group. The companies in the TSR peer group are listed below, and may be altered from time to time due to mergers, acquisitions or at the discretion of the Compensation Committee:

Agnico Eagle Mines Limited	Gold Fields Limited
Anglogold Ashanti Limited	Harmony Gold Mining Company Limited
Barrick Gold Corporation	Kinross Gold Corporation
Compañía de Minas Buenaventura S.A.A.	Newcrest Mining Limited
Freeport-McMoran Copper & Gold Inc.	Yamana Gold Inc.
Goldcorp Inc.

The TSR peer group varies from the total compensation peer group because the TSR peer group is comprised of only companies with large gold mining operations, irrespective of comparable company size. The Compensation Committee determined that a relative TSR peer group should focus on companies with gold operations, as those are the Company’s direct competitors for investors and are subject to similar market forces related to gold price changes. The total compensation peer group includes companies without gold operations, but those entities are more similar in revenue, net income, total assets, market capitalization and number of employees. The Compensation Committee determined that the total compensation peer group is superior to the TSR peer group for evaluating total compensation, because the companies in the total compensation peer group are the Company’s competitors for employees and their business operations are of a relatively comparable size to Newmont.

PSU results for 2010-2012. 2012 was a challenging period for natural resource and mining companies and Newmont was not immune to the pressure in the industry. However, Newmont’s stock price sustained the period more favorably than many of its peers. As noted above, while the Company’s TSR was a positive one percent for the performance period, the absolute stock price declined five percent resulting in an MPF of -5% or 95% of the baseline. Newmont’s relative TSR versus peers (“TPF”) ended the period in the top quartile of the peer group at the 82nd percentile resulting in a TSR payout factor of 50%. This stock price performance resulted in an overall PSU payout for 2012 of 145%. The chart below shows the payments for each Officer, based on the results of the PSU award for 2012.

				Average Closing Price for Q4 2009 (C)	2010 Stock Award (D) = ((AxB)/C)
Name [1]	Grade	2010 Base Salary (A)	2010 Target (B)			Price Appreciation (E)	Relative TSR Ranking (F)	Resulting PSU Award (rounded down) = D x (E+(F-50)x2)[2]

O’Brien, Richard	E1	$1,060,000	155.0%	$48.66	33,764	94.98%	82.0%	48,951
Ball, Russell	E3	$565,000	90.0%	$48.66	10,450	94.98%	82.0%	15,150
Engel, Randy	E3	$545,000	90.0%	$48.66	10,080	94.98%	82.0%	14,613
MacGowan, William	E3	$425,000	90.0%	$48.66	7,860	94.98%	82.0%	11,395
Hill, Brian[3]	E3	$605,000	90.0%	$48.66	11,189	94.98%	82.0%	10,402

(1)	Mr. Goldberg was not employed with Newmont in 2010, the date at which the target grant for 2012 was set, and therefore, did not receive a 2012 grant.
(2)	Relative TSR award is capped at 50%, therefore, “(F-50)x2” in the last column is capped at 50%.
(3)

Under the separation terms of the PSUs, for those who have separated employment after the first year of the measurement period, the award is prorated and paid out at the lesser of actual or target performance. In this case, the award is capped at target.

Actual Realizable Compensation for 2012.

The following table summarizes the actual realizable compensation relative to the target compensation for 2012.

Name	2012 Base Salary	2012 Corporate Performance Bonus at 71.9%	2012 Strategic Objectives Bonus	2012 Strategic Stock Unit Award(1)	Performance Leveraged Stock Units(2)	2012 Total Realizable Compensation(3)	2012 Target Direct Compensation(4)	2012 Realizable Compensation versus Target

Richard T. O’Brien	$1,150,000	$608,212	$634,435	$1,967,106	$2,729,929	$7,089,681	$8,625,000	82%
Gary Goldberg	$800,000	$306,898	$640,261	$994,188	$1,379,779	$4,121,125	$4,600,000	90%
Russell Ball	$620,000	$196,743	$205,226	$636,274	$883,057	$2,541,300	$3,038,000	84%
Randy Engel	$575,000	$182,464	$317,218	$590,113	$818,969	$2,483,764	$2,817,500	88%
William MacGowan	$450,000	$134,864	$281,358	$415,638	$576,831	$1,858,691	$2,047,500	91%

(1)	Value of the actual number of SSUs earned for 2012 performance based on Newmont’s stock price as of 12/31/12 of $46.44.
(2)

Value of target PSUs awarded in 2012 based on Newmont’s stock price as of 12/31/12 of $46.44 (actual number of shares granted will not be known until after the close of the 2012-2014 performance period).

(3)

Total Realizable Compensation for 2012 includes salary, Bonus and Non-Equity Incentive Plan Compensation as reported in the Summary Compensation Table. Stock awards are based on the actual value of the award including performance adjustments, if known, based on Newmont’s closing stock price on 12/31/12. If the performance multiplier is not known for the performance awards, the target award is used.

(4)	Realizable compensation divided by the total target compensation for the Officer. Mr. Goldberg’s target compensation is based on his promotion to President and Chief Operating Officer.

Looking Ahead to 2013.

Each year the Compensation Committee reviews the executive compensation incentive plans, programs and policies. Given the significant changes in the long-term incentive programs and the separation policies for 2012, no changes are expected for these plans in 2013. However, upon reviewing the short-term incentive program, it was decided that the structure of the program should be revised to better align with current Company initiatives, to simplify the structure and to improve the transparency of certain elements.

2013 Corporate Performance Bonus. To align with the Company’s core themes of “Safety, Profitability and Growth,” the 2013 Corporate Performance Bonus will be revised for improved focus on these goals. To further support the Company’s commitment to safety, this will be included as an objective measure in the 2013 program. In addition, given Newmont’s focus on improving profitability, a new Total Cost measure will replace Cost Applicable to Sales with a stronger weighting to this measure than production. Lastly, the Project Execution component will be redesigned for simplicity and improved measurement of project results.

Full details of the program and rationale for the revisions will be provided in the 2014 CD&A; complete details were not confirmed at the time this Proxy Statement was issued.

Post-Employment Compensation.

In order to alleviate concerns that may arise in the event of an employee’s separation from service with the Company and enable employees to focus on Company duties while employed by us, the Company has post-employment compensation plans and policies in place that include Company funded benefits as well as employee contribution-based benefits. Our post-employment compensation plans and policies provide for a broad range of post-employment benefits to our employees, including Officers, and create strong incentives for employees to remain with the Company. The Company’s decisions regarding post-employment compensation take into account the industry sector and general business comparisons to ensure post-employment compensation is aligned with the broader market.

CEO Transition in 2013. As announced in December 2012, Mr. O’Brien separated employment with the Company on March 1, 2013, at which time he became eligible for benefits under the Executive Severance Plan of Newmont. Following execution of a release and waiver without revocation, Mr. O’Brien will be entitled to severance benefits payable 60 days from March 1, 2013, in amounts as stated in the termination not for cause column of the Potential Payments on Termination Tables. Additionally, seven days after execution of the release and waiver, Mr. O’Brien will be entitled to acceleration of certain restricted stock, restricted stock units and stock options, as generally explained below and reflected in the termination not for cause column of the Potential Payments on Termination Tables. The amounts shown for the equity accelerations in the Potential Payments on Termination Tables assume a $46.44 stock price.

Retirement. On a regular basis, usually every three years, the Company reviews its retirement benefits. The purpose of the review is to assess the level of replacement income that the Company’s retirement plans provide for a full career Newmont employee. The Company attempts to maintain a competitive suite of retirement benefits that accomplishes income replacement post retirement. The level of income replacement varies depending on the income level of the employee. Those employees at lower-income levels enjoy much higher levels of income replacement with the Company retirement benefits package, compared to higher-income level employees. The benefits included in the analysis are the pension plan, pension equalization plan, 401(k) matching contribution and social security benefits. The Company retirement benefits are important hiring and retention tools for all levels of employees within the Company.

The Company offers two tax-qualified retirement plans, the Pension Plan, which is a defined benefit plan and the Savings Plan, which is a defined contribution plan (401(k)). Both of these plans are available to a broad range of Company employees, generally including all salaried U.S. based employees. Because of the qualified status of the Pension Plan and Savings Plan, the Internal Revenue Code limits the benefits available to highly-compensated employees. As a result, the Company provides a non-qualified defined benefit plan (Pension Equalization Plan) and a non-qualified savings plan (Savings Equalization Plan) for highly-compensated employees who are subject to the Internal Revenue Code limitations in the qualified plans. The two equalization plans are in place to give highly-compensated employees the full benefit intended under the qualified plans by making them whole for benefits otherwise lost as a result of Internal Revenue Code annual compensation limits.

See the Pension 2012 Benefits Table and 2012 Non-Qualified Deferred Compensation Table for a description of benefits payable to the Officers under the Pension Plan, Pension Equalization Plan and the Savings Equalization Plan.

Change of Control. The Company recognizes that the potential for a change of control can create uncertainty for its employees that may interfere with an executive’s ability to efficiently perform his or her duties or may result in a termination of an executive’s employment with us during a critical period. As a result, the Company originally adopted the Executive Change of Control Plan of Newmont in 1998, which was subsequently revised in 2008, to retain executives and their critical capabilities to enhance and protect the best interests of the Company and its stockholders during an actual or threatened change of control. As of January 1, 2012, the Company adopted a new Executive Change of Control Plan that removes the excise tax gross up provided in the prior plan. The new plan applies to employees hired into, or current employees promoted into, eligible positions. (The prior plan remains in place for employees who were eligible on, or prior to, December 31, 2011.) The levels of benefits provided in the 2008 and 2012 Executive the Change of Control Plans are intended to motivate and retain key executives during an actual or threatened change of control.

In the event of a Change of Control, as defined in both the 2008 and 2012 Plans, and a qualifying termination of employment, the Officers receive three times annual pay and other benefits. See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the Change of Control Plan. These benefits, paid upon termination of employment following a change of control on what is sometimes referred to as a “double-trigger” basis, provide incentive for executives to remain employed to complete the transaction and provide compensation for any loss of employment thereafter.

The Company’s 2005 Stock Incentive Plan generally provides for vesting of unvested restricted stock and stock options upon a change of control of the Company. This provision does not apply to any equity grants awarded in 2012 or Performance Leveraged Stock Units, all of which provide for “double trigger” of change of control and termination of employment for accelerated vesting. The 2013 Incentive Plan included in the Company’s shareholder proposals incorporates a double trigger upon change of control for any equity vesting. The cash bonus plan provides for payment of pro-rated target Corporate Performance Bonuses and Strategic Objectives Bonuses upon a change of control. The single-trigger event of a cash bonus upon a change of control of the Company provides immediate compensation to executives in the form of cash (Corporate Performance Bonus/Strategic Objectives Bonus). In the case of cash bonuses, the amounts represent a pro-rated target amount commensurate with the portion of the year that the Officer worked prior to the change of control.

Plans and policies related to change of control effective 2012.

•

Treatment of equity in the event of a change of control for all awards beginning in 2012: For all awards granted in 2012 and thereafter, in the event of a change of control, accelerated vesting of equity compensation will only occur upon employee termination (“double-trigger”).

•

2012 Executive Change of Control Plan (the “2012 ECOC Plan”): The Company adopted a revised change of control plan for any newly hired eligible employee or any employee promoted into an eligible position on or after January 1, 2012. The prior plan remains in place for employees who were eligible on, or prior to, December 31, 2011. The 2012 ECOC Plan contains the following material changes from the prior 2008 Executive Change of Control Plan believed to be consistent with modern severance practices:

•	Removal of the excise tax gross up;

•	Reduction in the formula used for calculating severance;

•	Removal of retirement plan contributions; and

•	Reduction of the time period for continuation of health benefits.

Severance. On October 26, 2011, the Company adopted the Executive Severance Plan of Newmont (the “ESP”) which replaced the Severance Plan of Newmont for employees in executives levels and includes Messrs. O’Brien, Ball, Engel, Goldberg and MacGowan. The ESP provides severance benefits following involuntary termination without cause. The ESP was adopted to mitigate negotiation of benefits upon termination, provide additional protection to the Company and define and cap severance costs. Maximum benefits under the ESP are reduced from the prior severance plan of Newmont. Equity will vest pro-rata (versus full vesting in some cases of previous awards). The pro-rata portion represents the amount deemed to be earned. The purpose of the ESP is to provide income and benefit replacement for a period following employment termination, where termination is not for cause. The ESP allows the terminated employee time and resources to seek future employment.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers.

Officer’s Death Benefit. The Company maintains group life insurance for the benefit of all salaried employees of the Company. In addition, for highly-compensated executives, including the Officers, the Company provides a supplemental Officer Death Benefit Plan. The purpose of the Officer Death Benefit Plan is to provide benefits to Officers of the Company beyond the maximum established in the Company’s group life insurance, as appropriate to their higher income levels.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the Officer Death Benefit Plan.

Executive Agreements.

All of the Officers are at-will employees of the Company, without employment agreements. However, the Company has agreed to provide Mr. Goldberg with benefits under the Executive Severance Plan of Newmont, pursuant to the terms of such plan, even if the Company alters the terms of such plan.

Other Policies and Considerations.

Results of the 2012 Advisory Vote on Executive Compensation (“Say on Pay”)

In 2012, Newmont conducted an advisory vote on the compensation of the Officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, commonly known as “Say on Pay.” As Newmont regularly engages stockholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback, the “Say on Pay” vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of the Company’s executive compensation programs with stockholder interests.

The result of our 2012 Say on Pay vote indicates substantial support for the executive compensation of our Officers with 95% of the votes cast “For” the advisory vote on executive compensation. The Compensation Committee reviewed this result, and concluded that this result affirms our stockholders’ support of the Company’s approach to executive compensation. However, consistent with the Company’s ongoing commitment to best practices in compensation governance and strong emphasis on pay for performance, the Compensation Committee took certain actions in 2012 to further align executive pay with stockholder interests, as described in this CD&A. Although the Compensation Committee did not make any changes to our executive compensation program and policies specifically as a result of the 2012 “Say on Pay” advisory vote, the Compensation Committee’s decisions were informed in part by the broader discussions and best practices resulting from the 2012 “Say on Pay” process. The Compensation Committee will continue working to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay-for-performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee will continue to use the “Say on Pay” vote as a guidepost for stockholder sentiment and continue to respond to stockholder feedback.

Executive Compensation Risk Assessment.

We believe that Newmont’s compensation program for the Chief Executive Officer and Officers is structured in a way that balances risk and reward, yet mitigates the incentive for excessive risk taking. Through a thoughtful balance of performance vehicles, such as performance-based equity denominated in restricted stock units, there is a meaningful level of performance incentives without excessive leverage. Additionally, through discussions with the Company’s Chief Executive Officer and Chief Financial Officer, as well as reviewing planning projections, the Compensation Committee gains valuable insight regarding the reasonable range of future performance expectations, which is considered in determining the funding structures of incentive plans.

Beyond prudent plan design and compensation policies, in 2009, the Compensation Committee conducted a comprehensive risk assessment of the Company’s executive compensation program. The Company has a global Enterprise Risk Management (“ERM”) team, led by the Company’s Vice President and Treasurer. One of the ERM team’s objectives is to conduct the compensation risk assessment and report on the process and findings to the Compensation Committee and the Audit Committee, as well as the full Board of Directors. In 2009, the ERM team reviewed the executive compensation program, assessed the design features in the Company’s compensation plans that may encourage excessive risk taking (meaning risks that are reasonably likely to have a material adverse effect on the Company) by executives and assessed the design features in the compensation program that moderate the potential for excessive risk-taking in the short- and long-term.

In November 2009, the ERM team reported to the Compensation Committee that the current analysis of the Company’s compensation program did not uncover risk factors that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee agreed with the conclusions of the risk assessment. This analysis was revalidated in 2010 upon review of the ERM team, and there will be another review in 2013 based upon the 2012 and 2013 compensation design changes enumerated above.

In addition to the Company’s risk assessment process, the incentive program results are reviewed by the Company’s Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) to further ensure program process and calculations are accurate and conform to the rules contained within each respective program.

Accelerated Vesting of Stock Awards.

Change of Control. A change of control will have certain immediate effects on stock awards granted prior to 2012 to Officers. Immediately prior to a change of control, among other things:

•

Financial Performance Stock Bonuses: all restrictions applicable to outstanding Financial Performance Stock Bonuses granted in 2011 will vest (2012 grants require change of control and termination for vesting);

•

Stock Options: all outstanding options will become fully exercisable and those options will remain exercisable until at least the first anniversary of any termination of the holder’s employment or service within one year after the change of control, subject to any earlier expiration date of those options;

•

PSUs: PSU performance will be measured using the change of control price of the Company stock. The pro-rata percentage of the actual payout of PSUs correlating to the period of time that elapsed prior to the change of control shall be granted in common stock. For the remainder of the actual PSUs correlating to the performance period that did not elapse prior to the change of control, the Company will issue restricted stock units that will vest at the end of the performance period. In the event that the acquiring company will not issue equity, the acquiring company may issue cash equivalent awards; and

•	SSUs: All restrictions to outstanding granted SSU awards shall vest upon a double trigger of change of control and termination of employment.

Treatment of equity in the event of a change of control for all awards beginning 2012: For all awards granted in 2012 and thereafter, in the event of a change of control, accelerated vesting of equity compensation (primarily unvested restricted stock units and stock options) will only occur upon employee termination.

Death/Long-Term Disability/Retirement/Severance.

•

Financial Performance Stock Bonus: Termination of employment due to death, long-term disability or retirement under the Pension Plan (entitling the executive to immediate pension benefits) or severance (following approval by the Executive Vice President of Human Resources and execution of a release) triggers the immediate vesting of all Financial Performance Stock Bonuses granted to the executive.

•

Stock Options: In the event of employment termination due to death, severance (after execution of release) or long-term disability, a pro-rata portion of the executive’s stock options (such pro-rata portion is based on days of service from the date of grant until the date of termination of employment in relation to the full vesting period) will immediately vest and all previously vested and accelerated vested options will be exercisable for a period beyond termination. If an executive retires and is entitled to an immediate pension under the Pension Plan, the executive’s unvested stock options will vest and all previously vested and accelerated vested options will remain exercisable beyond termination for a certain period. Despite the extension of time to exercise options after termination in the event of death, long-term disability, retirement or severance, no option remains exercisable beyond 10 years from the date of grant.

•

PSUs: In the event of death or disability during the performance period, payout is pro-rated at target and common stock is issued as soon as practicable. In the event of severance during the first year of the performance period, all PSUs are forfeited. In the event of severance after the first year of the performance period, payout is pro-rated at the lesser of target or actual performance and paid at the end of the performance period. In the event of retirement under the Pension Plan (entitling the executive to immediate pension benefits), the Company will issue a pro-rata award at the end of the performance period based upon actual performance.

•

SSUs: In the event of death or disability during the performance period, payout is pro-rated at target and common stock is issued as soon as practicable. In the event of severance, all SSUs are forfeited for the performance period at the time of separation with severance. For SSUs that have been earned but are not yet vested at the time of separation with severance, such SSU grants shall vest in a pro-rata amount based upon the period elapsed in the vesting period. In the event of retirement under the Pension Plan (entitling the executive to immediate pension benefits), the Company will issue a pro-rata SSU award for the portion of the year of separation and provide pro-rata vesting of unvested outstanding awards based upon the period elapsed in the vesting period.

Granting Stock Options. In 2012, the Company altered its long-term equity compensation program to exclude stock option awards, and for the covered period of this CD&A, no stock options were awarded. However, historical stock option awards have been subject to the following policies and procedures. The Company:

•	does not have a program, plan or practice to time stock option grants to its executives in coordination with the release of material nonpublic information;

•	does not set the date of its stock option grants to newly-hired executives in coordination with the release of material nonpublic information;

•	does not plan to time, nor has it timed, the release of material nonpublic information for the purpose of affecting the value of executive compensation; and

•	does not have a program, plan or practice related to setting stock option prices based on the value of the Company’s stock on a date other than the stock option’s actual grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•	the Company will not time release of material nonpublic information for the purpose of affecting the value of executive compensation;

•	stock options will be priced at fair market value on the day of the grant (as defined in the Company’s stock plan); and

•

stock options will generally be granted annually, at least three days after announcement of financial and operations results for the first quarter of the year. In deviating from this policy, the Compensation Committee may consider all relevant facts and circumstances, including the desirability of granting options for new employees or granting stock options at meetings held at other times of the year.

The Company’s 2005 Stock Incentive Plan defines fair market value of the stock as the average of the high and low sales price on the date of the grant. The Company selected, and the Compensation Committee approved, this formula to mitigate the effect of the volatility of the Company’s stock price, often a direct result of day-to-day changes in the gold price and not factors related to Company performance. The formula is not designed to increase the likelihood that recipients will be granted in-the-money stock options.

Stock Ownership Guidelines. The Company’s stock ownership guidelines require that all Officers own shares of the Company’s stock, the value of which is a multiple of base salary. For the Officers, the stock ownership guidelines are as follows:

Stock Ownership Guidelines

Name	Multiple of Base Salary
Richard O’Brien	5
Gary Goldberg	3
Russell Ball	3
Randy Engel	3
William MacGowan	3

Stock ownership guidelines were put in place to increase the alignment of interests between executives and stockholders by encouraging executives to act as equity owners of the Company. The Compensation Committee sets the ownership guidelines by considering the size of stock awards. Unvested shares of restricted stock, restricted stock units and shares held in retirement accounts are considered owned for purposes of the guidelines. The Compensation Committee reviews compliance with the guidelines annually. Executives who are new to their positions have five years to comply with the guidelines. All of the executives identified above are in compliance with the stock ownership guidelines.

Restrictions on Trading Stock. The Company has adopted a stock trading policy for its employees, including the Officers. The policy prohibits certain employees from trading during specific periods at the end of each quarter until after the Company’s public disclosure of financial and operating results for that quarter, unless they have received the approval of the Company’s General Counsel. The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires pre-clearance of trades in Company securities for its Officers, and prohibits buying shares on margin or using shares as collateral for loans.

Perquisites. The Company’s philosophy is to provide minimal perquisites to its executives. The Company did not provide perquisites in an aggregate amount of $10,000 or more to any Officer in 2012. Historically, such business related perquisites for the Officers included a country club membership and incidental personal use of administrative assistant services for Mr. O’Brien.

Richard O’Brien used the country club for substantial business purposes, including business entertainment, meetings and dinners. In recognition of the fact that some portion of the membership is used for personal purposes, the entire amount reimbursed is considered a perquisite, is fully taxable to Richard O’Brien, not grossed up, and reported in the All Other Compensation column of the Summary Compensation Table if the aggregate value of perquisites reaches $10,000.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with respect to its chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer) whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. There are exceptions to the $1,000,000 limitation for performance-based compensation meeting certain requirements. The Company has not adopted a formal policy requiring all compensation to meet the exception requirements under Section 162(m) and therefore not be subject to the $1,000,000 deductibility limitation. The Company has included a Section 162(m) plan as a shareholder proposal for 2013 to allow the Company the ability to utilize the 162(m) performance-based exemption.

In 2012, Messrs. O’Brien, Goldberg, Ball, Engel, MacGowan and Hill compensation amounts are greater than $1,000,000, and a portion of their salaries, bonuses, stock awards, and other compensation items are not deductible by the Company. Stock option awards pursuant to stockholder approved plans are performance-based and are fully deductible, regardless of the $1,000,000 limit in Section 162(m). For 2012, Corporate Performance Bonuses, Strategic Objectives Bonuses, Performance Leveraged Stock Units and Strategic Stock Units do not meet the performance-based exception under Section 162(m) and are therefore subject to the $1,000,000 deduction limit. However, for 2013, these plans may qualify for the performance-based exception pending the approval of the Company’s Section 162(m) proposal as submitted to stockholders in 2013.

Executive Compensation Tables

2012 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Bonus(2) ($)	Stock Awards(3) ($)		Option Awards(4) ($)	Non-Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)		All Other Compen- sation(7) ($)	Total ($)
Richard T. O’Brien	2012	$1,150,000		$634,435	$6,470,633		$0	$608,212	$1,545,049		$117,547	$10,525,876
Chief Executive	2011	$1,150,000		$0	$4,673,868		$1,999,200	$646,875	$1,519,837		$94,401	$10,084,181
Officer	2010	$1,065,000	(8)	$779,100	$7,103,249		$1,600,000	$988,185	$905,919		$64,678	$12,506,131

Russell Ball	2012	$620,000		$205,226	$2,093,092		$0	$196,743	$1,747,765		$114,392	$4,977,218
Executive Vice	2011	$620,000		$279,000	$1,475,794		$694,960	$209,250	$1,256,504		$45,201	$4,580,709
President and Chief	2010	$565,000		$300,000	$2,505,291		$699,990	$298,475	$825,560		$37,261	$5,231,577
Financial Officer

Randy Engel	2012	$575,000		$317,218	$1,941,183		$0	$182,464	$1,834,076		$97,612	$4,947,553
Executive Vice President,	2011	$575,000		$388,125	$1,394,751		$628,320	$194,062	$1,186,910		$46,253	$4,413,421
Strategic Development	2010	$545,000		$300,000	$2,340,681		$699,990	$287,910	$795,086		$35,248	$5,003,915

Gary Goldberg	2012	$789,041		$640,261	$3,270,461		$0	$306,898	$223,590		$46,120	$5,276,371
President and Chief
Operating Officer

William MacGowan	2012	$450,000		$281,358	$1,367,254		$0	$134,864	$140,354		$38,632	$2,412,462
Executive Vice President,
Human Resources and
Communications

Brian Hill	2012	$558,173		$0	$0	(9)	$0	$0	$0	(10)	$1,552,614	$2,110,787
Former Executive Vice President,	2011	$675,000		$352,688	$1,734,543		$856,800	$240,469	$162,126		$39,512	$4,061,138
Operations	2010	$605,000		$325,000	$2,766,402		$749,995	$319,606	$103,963		$140,979	$5,010,945

(1)

In 2012, the Company transitioned to a new payroll schedule of bi-weekly in arrears that resulted in one less week of base salary paid to each Named Executive Officer in 2012, although the full amount was earned in 2012 with the final week of base salary paid January 2, 2013. Bonus and non-equity incentive plan compensation is calculated using the lower amount of base salary paid in 2012, not base salary earned in 2012.

(2)	Amounts shown represent the Strategic Objective Bonuses paid in cash. Please see the discussion of Strategic Objective Bonus in the CD&A for an explanation as to the payout for 2012.
(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the Strategic Stock Units, the grant date fair value is the target number of shares granted multiplied by the fair market value on the date of grant. The Company’s 2005 Stock Incentive Plan defines fair market value of the stock is the average of the high and low sales price on the date of the grant, which is the grant date fair value for the Strategic Stock Units. The fair market value on the date of grant, May 1, 2012, was $47.97, and the grant values are shown in the Grants of Plan Based Awards Table. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiply the target number of shares by a Monte Carlo calculation model, which determined a grant date fair value of the 2012-2014 (payout 2015) Performance Leveraged Stock Units of $77.47 per share, and such amounts are shown in the Grants of Plan Based Awards Table. In 2010, the Company added the Performance Leveraged Stock Unit bonus program, including a 3-year feather-in of the grants. As a result, the stock awards for 2010 appear large due to the one-time feathering-in process for the Performance Leveraged Stock Unit bonus program. The feather-in Performance Leveraged Stock Unit Monte Carlo grant date fair value was $64.55 for the 2010 grant (payout 2011), $67.50 for the 2010-2011 (payout 2012) grant and $70.25 for the 2010-2012 grant (payout 2013).

(4)

Amounts shown represent the aggregate grant date fair value computed in accordance with the ASC 718, which is the number of options granted multiplied by the Black Scholes value. The Black Scholes values are $20.01 (April 2010) and $19.04 (April 2011).

(5)	Amounts shown represent Corporate Performance Bonuses paid in cash.
(6)

Amounts shown represent the increase in the actuarial present value under the Company’s qualified and non-qualified defined benefit pension plans. The change in pension value for the non-qualified pension plan increased significantly in 2012 due to the Pension Benefit Guaranty Corporation (“PBGC”) rate change, and decrease in interest rates (both PBGC rates and FASB rates). The non-qualified pension plan (Pension Equalization Plan “PEP”) present values are based on both the FASB and PEP interest rates. The PEP interest rate is based upon the PBGC interest rate. At December 31, 2012, the PBGC lump sum interest rate was .75%, at December 31, 2011, the PBGC lump sum interest rate was 1.50%, and at December 31, 2010, the PBGC lump sum interest rate was 2.25%. The PBGC rate change increased the present values of the PEP. At December 31, 2012, the FASB rate was 4.30%, at December 31, 2011, the FASB rate was 5.35%, and at December 31, 2010, the FASB rate was 5.75%.

(7)	Amounts shown are described in the All Other Compensation Table below.
(8)	Amount includes $5,000 for salary correction from 2009, when Mr. O’Brien was underpaid $5,000 in salary due to administrative error.
(9)	Mr. Hill separated employment from the Company on October 14, 2012. His 2012 performance leveraged stock unit and strategic stock unit grants were cancelled.
(10)	Mr. Hill did not vest in the pension plan prior to separation of service on October 14, 2012.

Refer to the Compensation Discussion and Analysis section of this Proxy Statement for a description of the components of compensation, along with a description of all material terms and conditions of each component. In 2012, salary and bonus payments accounted for 17% of Mr. O’Brien’s total compensation as reflected in the Summary Compensation Table. Salary and bonus accounted for 17%, 18%, 33% and 30% of Messrs. Ball’s, Engel’s, Goldberg’s and MacGowan’s total compensation, respectively, as reflected in the Summary Compensation Table.

2012 All Other Compensation Table

Name	Company Contributions to Defined Contribution Plans ($)	Change in Value of Post- Retirement Medical and Life Insurance ($)	Perquisites(1) ($)	Relocation Reimbursement and Tax Gross- Ups ($)	Termination Payments(2) ($)	Total ($)
Richard T. O’Brien	$12,000	$105,547	—	—	—	$117,547
Russell Ball	$12,000	$102,392	—	—	—	$114,392
Randy Engel	$12,000	$85,612	—	—	—	$97,612
Gary Goldberg	$12,000	$34,120	—	—	—	$46,120
William MacGowan	$12,000	$26,632	—	—	—	$38,632
Brian Hill	$12,000	—	—	—	$1,540,614	$1,552,614

(1)

The Company provides a limited number of perquisites to its executive officers. See the Compensation Discussion and Analysis section for a description of perquisites. The Company did not provide perquisites in an aggregate amount of $10,000 or more to any named executive officer in 2012.

(2)

Amount shown represents $1,012,500 in severance payment, $504,590 in pro-rated cash bonus severance payment, $11,500 in outplacement fees and $12,024 for Consolidated Omnibus Budget Reconciliation Act continued health care coverage.

2012 Grants of Plan-Based Awards Table

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value Of Stock and Option Awards(4) ($)
Name(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard T. O’Brien
2012 Corporate Performance Bonus		$422,957	$845,913	$1,691,827
2012-2014 PSU	3/2/2012				0	58,784	117,568	$4,553,996
2012 SSU (payable in 2013)	4/24/2012				19,980	39,961	59,941	$1,916,667

Russell Ball
2012 Corporate Performance Bonus		$136,817	$273,635	$547,269
2012-2014 PSU	3/2/2012				0	19,015	38,030	$1,473,092
2012 SSU (payable in 2013)	4/24/2012				6,463	12,926	19,389	$620,000

Randy Engel
2012 Corporate Performance Bonus		$126,887	$253,774	$507,548
2012-2014 PSU	3/2/2012				0	17,635	35,270	$1,366,183
2012 SSU (payable in 2013)	4/24/2012				5,994	11,988	17,982	$575,000

Gary Goldberg
2012 Corporate Performance Bonus		$213,420	$426,840	$853,681
2012-2014 PSU	3/2/2012				0	29,711	59,422	$2,301,711
2012 SSU (payable in 2013)	4/24/2012				10,098	20,197	30,295	$968,750

William MacGowan
2012 Corporate Performance Bonus		$187,572	$93,786	$375,144
2012-2014 PSU	3/2/2012				0	12,421	24,842	$962,254
2012 SSU (payable in 2013)	4/24/2012				4,222	8,444	12,666	$405,000

(1)

Mr. Hill separated employment from the Company on October 14, 2012. His 2012 pro-rata Corporate Performance Bonus was paid according to the Executive Severance Plan of Newmont and is reflected in the All Other Compensation column of the Summary Compensation Table. His 2012 performance leveraged stock unit and strategic stock unit grants were cancelled.

(2)

Amounts shown represent threshold, target and maximum amounts for 2012 Corporate Performance Bonuses. The Compensation Committee established the target for corporate metrics on April 24, 2012. Payments of Corporate Performance Bonuses for 2012 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Corporate Performance Bonuses.

(3)

Amounts shown represent the threshold, target and maximum number of shares of the Performance Leveraged Stock Unit bonuses potentially awardable for the targets set in 2012, which will pay out in 2015. Amounts shown also represent the threshold, target and maximum number of shares of the Strategic Stock Unit bonuses potentially awardable for the targets set in 2012, which will pay out in 2013.

(4)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the Strategic Stock Units, the grant date fair value is the target number of shares granted multiplied by the fair market value on the date of grant, May 1, 2012. The Company’s 2005 Stock Incentive Plan defines fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the Strategic Stock Units. The fair market value on May 1, 2012 was $47.97, and such amounts are shown in the Stock Awards column of the Summary Compensation Table. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo grant date fair value $77.47 for the 2012-2014 (payout 2015) Performance Leveraged Stock Unit grant, and such amounts are shown in the Stock Awards column of the Summary Compensation Table.

2012 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2)(#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)(11)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Name	Exercisable	Unexercisable
Richard T. O’Brien	20,000			$45.16	10/26/05	10/26/15
	45,000			$57.71	4/26/06	4/26/16
	25,000			$42.06	4/30/07	4/30/17
	112,500			$44.49	4/28/08	4/28/18
		300,000	(4)	$26.91	10/31/08	10/31/18
	120,535			$39.95	5/4/09	5/4/19
	53,306	26,654	(5)	$55.675	4/29/10	4/29/20
	35,000	70,000	(6)	$58.685	4/25/11	4/25/21
							100,000	(4)	$4,644,000
							13,823	(8)	$641,940
							21,138	(9)	$981,648
2010-2012 PSU (payout 2013)										67,528	$3,136,000
2011-2013 PSU (payout 2014)										62,872	$2,919,775
2012-2014 PSU (payout 2015)										117,568	$5,459,857
2012 SSU (payout 2013)										44,088	$2,047,447
Russell Ball	7,500			$49.725	12/2/03	12/2/13
	3,750			$40.43	4/27/04	4/27/14
	6,250			$45.74	12/7/04	12/7/14
	6,250			$45.16	10/26/05	10/26/15
	15,000			$57.71	4/26/06	4/26/16
	15,000			$42.06	4/30/07	4/30/17
	25,000			$44.49	4/28/08	4/28/18
	47,439			$39.95	5/4/09	5/4/19
	23,321	11,661	(5)	$55.675	4/29/10	4/29/20
	12,166	24,335	(6)	$58.685	4/25/11	4/25/21
							4,278	(8)	$196,670
							6,838	(9)	$317,556
2010-2012 PSU (payout 2013)										20,900	$970,596
2011-2013 PSU (payout 2014)										20,336	$944,403
2012-2014 PSU (payout 2015)										38,030	$1,766,113
2012 SSU (payout 2013)										14,261	$662,281
Randy Engel	2,250			$49.725	12/2/03	12/2/13
	3,750			$45.74	12/7/04	12/7/14
	3,750			$45.16	10/26/05	10/26/15
	8,500			$57.71	4/26/06	4/26/16
	25,000			$44.49	4/28/08	4/28/18
	41,863			$39.95	5/4/09	5/4/19
	23,321	11,661	(5)	$55.675	4/29/10	4/29/20
	11,000	22,000	(6)	$58.685	4/25/11	4/25/21
							4,126	(8)	$191,611
							6,341	(9)	$294,476
2010-2012 PSU (payout 2013)										20,160	$936,230
2011-2013 PSU (payout 2014)										18,860	$875,858
2012-2014 PSU (payout 2015)										35,270	$1,637,938
2012 SSU (payout 2013)										13,226	$614,215
Gary Goldberg							16,684	(10)	$774,804
2012-2014 PSU (payout 2015)										59,422	$2,759,557
2012 SSU (payout 2013)										22,283	$1,034,823
Brian Hill	20,000			$44.49	4/28/08	2/14/13
	30,840			$55.675	4/29/10	2/14/13
	22,191			$58.685	4/25/11	2/14/13
2010-2012 PSU (payout 2013)										11,189	$519,617
2011-2013 PSU (payout 2014)										12,916	$599,819
William MacGowan	8,000	16,000	(6)	$58.685	4/25/11	4/25/21
							1,343	(7)	$62,368
							2,890	(8)	$134,212
							4,466	(9)	$207,401
2010-2012 PSU (payout 2013)										15,720	$730,036
2011-2013 PSU (payout 2014)										13,284	$616,908
2012-2014 PSU (payout 2015)										24,842	$1,153,662
2012 SSU (payout 2013)										10,049	$466,676

(1)	From 2006 to 2011 stock options were granted one time per year. Stock options were granted two times per year prior to 2006. The Company did not grant stock options in 2012.
(2)	Stock options vest at the rate of 33 1/3% per year, unless accelerated as explained in the Compensation Discussion and Analysis section.
(3)	Assumes stock price of $46.44 the closing price on December 31, 2012.
(4)	Vesting date is October 31, 2013.
(5)	Vesting date is April 29, 2013.
(6)	Vesting dates are April 25, 2013, and 2014.
(7)	Vesting date is March 1, 2013.

(8)	Vesting date is February 28, 2013.
(9)	Vesting dates are March 2, 2013, and 2014.
(10)	Vesting dates are December 5, 2013, and 2014.
(11)

Maximum number of Performance Leveraged Stock Unit (200% target) bonuses (with the exception of Mr. Hill) and Strategic Stock Unit (150% target) bonuses are shown for all outstanding targets for which performance and grant are not yet determined, which are described in the Compensation Discussion and Analysis. For Mr. Hill, the target Performance Leveraged Stock Units is shown, as he will be entitled to the lesser of pro-rated target or actual payout at the time of payout according to the Senior Executive Compensation Program. Mr. Hill is not entitled to a Strategic Stock Unit bonus according to the Senior Executive Compensation Program.

2012 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard T. O’Brien	—	—	82,585	$4,968,490
Russell Ball	—	—	27,743	$1,668,585
Randy Engel	—	—	26,214	$1,571,420
Gary Goldberg	—	—	8,342	$371,177
Brian Hill	43,262	$228,661	33,663	$2,008,434
William MacGowan	—	—	16,109	$969,259

2012 Pension Benefits Table(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard T. O’Brien	Pension Plan	7.3	$332,908	—
	Pension Equalization Plan	7.3	$5,025,499	—
Russell Ball	Pension Plan	18.6	$778,707	—
	Pension Equalization Plan	18.6	$4,631,498	—
Randy Engel	Pension Plan	19	$768,224	—
	Pension Equalization Plan	19	$4,161,858	—
Gary Goldberg	Pension Plan	1	$39,349	—
	Pension Equalization Plan	1	$194,452	—
Brian Hill	Pension Plan	—	—	—
	Pension Equalization Plan	—	—	—
William MacGowan	Pension Plan	2.9	$87,674	—
	Pension Equalization Plan	2.9	$247,393	—

(1)	All calculations in the 2012 Pension Benefits Table were calculated using target Corporate Performance Bonus and Strategic Objectives Bonus for 2012.

The Company provides two tax-qualified retirement plans, a Pension Plan and a Savings Plan (401(k) plan). In addition, the Company offers a non-qualified pension plan (the “Pension Equalization Plan”), and non-qualified savings plan (the “Savings Equalization Plan”) for highly compensated employees.

Pension Plan. Messrs. O’Brien, Ball, Engel, Goldberg and MacGowan are participants in the qualified Pension Plan. The Pension Plan is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The plan provides for post-retirement payments determined by a formula based upon age, years of service and pension-eligible earnings for employees hired before January 1, 2007, called the final average pay calculation. For employees hired after January 1, 2007, the plan provides for post-retirement payments determined by a formula based upon years of service.

Final Average Pay Calculation. Age 62 is the normal retirement age under the Pension Plan for final average pay calculation, meaning the age upon which the employee may terminate employment and collect benefits, or a participant may retire at age 55 with 10 years of service and collect reduced benefits immediately. If a Pension Plan participant terminates employment prior to age 55, but has a vested benefit by having acquired 5 years of service with the Company, the participant will begin to collect a benefit at age 62. If the participant terminates employment prior to age 55, but has 10 or more years of service with the Company, the participant may elect to collect a reduced benefit at age 55. If a participant attains the age of 48, has 10 years of service, and is terminated from employment within 3 years of a change of control, the participant is entitled to commence benefits. The Pension Plan utilizes the same definition of change of control as the Executive Change of Control Plan. The formula based upon age and years of service for benefits provides a strong incentive for Company employees to remain employed with the Company, even in times of high demand in the employment marketplace.

According to the Pension Plan, at the normal retirement age of 62, the Company calculates the monthly pension benefit amount through the following formula:

1.75% of the average monthly salary minus (-) 1.25% of the participant’s primary social security benefit times (×) the participant’s years of credited service

To determine the average monthly salary, the Company calculates the highest average from 5 consecutive prior years of employment within the last 10 years of employment of regular pay, vacation pay, cash bonus and a pro-rated severance or change of control payment, if applicable. As of December 31, 2012, severance payments are not included as pensionable earnings. Salary does not include stock based compensation, foreign assignment premiums, signing bonuses, fringe benefits, payments from non-qualified plans or indemnity benefit payments. In the event a vested participant dies prior to the commencement of benefit payments, the participant’s legal spouse receives survivor benefits which are calculated based upon the pension benefit that the participant would have received upon retirement the day prior to death with an additional reduction factor applied. If the participant does not have a legal spouse, there is no benefit paid.

In the event of early retirement, meaning after reaching the age of 55 and at least 10 years of service, a participant is eligible to collect a monthly pension benefit upon retirement using the formula above with the following reductions:

Early Retirement Reductions

Age at Termination	Years of Service	Reduction
55	At least 30	no reduction — payable upon termination
60	At least 10	lesser of 1/3 of 1% for each month of service less than 30 years of service (4% per year) or 1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
At least 55	At least 10	1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
Under 55	At least 10	1/2 of 1% for each month by which the date of benefit commencement precedes age 62 (6% per year) payable following termination and attainment of age 55
	At least 30	No reduction — payable at age 55

Change of Control Early Retirement

Age	Years of Service	Reduction
48 at time of change of control	At least 10	Lower reduction of 2% for each year by which termination precedes age 62, or applicable reduction above

Stable Value Calculation

For a participant in the stable value pension, benefits are determined as follows:

Full Years of Services Completed by the end of the Plan Year	Percentage of Salary up to and including Social Security Wage Base	Percent of Salary Over the Social Security Wage Base
0-9	13%	21%
10-19	15%	23%
20+	17%	25%

The stable value benefit, as of a given date, is the sum of all of the amounts accrued for each year of service. Salary in the stable value pension is defined the same as in the final average pay pension. Normal retirement age under the stable value pension is 65 and the vesting period is 5 years. If a stable value participant has 5 years of service and separates employment with Newmont prior to age 65, the participant is entitled to a reduced benefit. Under the stable value pension, participants may take their benefit in lump sum or an annuity.

Messrs. O’Brien, Ball and Engel have vested benefits under the Pension Plan by virtue of five or more years of service. Mr. Hill did not vest in the Pension Plan. Messrs. Goldberg and MacGowan participate in the stable value calculation of the Pension Plan of Newmont based upon their dates of hire and neither of them have vested benefits under the Pension Plan, as they do not have five years of service with the Company.

The Pension Plan contains a cap on eligible earnings as required by the Internal Revenue Code as well as a cap on benefits as required by section 415 of the Internal Revenue Code. This cap limits the pension benefits that executive-grade employees of the Company can receive under the Pension Plan.

Pension Equalization Plan. The Pension Equalization Plan provides for an actuarially determined present value cash lump sum amount upon retirement at age 62, or upon termination after 5 years of service with the Company. The Company determines the lump sum amount by calculating a full pension benefit under the Pension Plan, utilizing the definition of Salary from the Pension Equalization Plan, and subtracting the actual benefit owed under the Pension Plan that is subject to the cap in benefits. The definition of Salary under the Pension Equalization Plan excludes bonus amounts in the form of restricted stock for executives hired or promoted to executive status after January 1, 2004. In other words, if a Company executive attained executive status before January 1, 2004, that executive will have restricted stock bonus amounts included as eligible earnings in the Pension Equalization Plan until December 31, 2007. Any bonus amounts in the form of restricted stock after December 31, 2007, will not be included for pension equalization benefits calculation purposes. The Company will calculate Salary for any executive entitled to include restricted stock in the definition of salary as of December 31, 2007. When such executive terminates employment with the Company, the executive shall receive benefits under the Pension Equalization Plan calculated with the higher of the salary calculation as of December 31, 2007, that includes restricted stock, or the salary calculation at the time of termination that excludes restricted stock.

If a participant dies while employed with the Company, or after retirement but before receipt of benefits under the Pension Equalization Plan, and the participant was entitled to benefits under the Pension Plan, the participant’s legal spouse receives survivor benefits which are calculated based upon the full Pension Equalization benefit minus the Pension Plan benefit amount. If the Company terminates a participant for cause, the participant forfeits all benefits under the Pension Equalization Plan.

Pension Calculation Assumptions. The qualified pension present value uses a discount rate at December 31, 2012, of 4.3% and FASB mortality. The pension equalization value uses a pension equalization plan lump sum rate of .75% as of December 31, 2012, and mortality as defined in the Pension Equalization Plan to determine the lump sum payable at an executive’s earliest unreduced retirement age. The present value of the qualified and pension equalization pensions are also discounted from the earliest unreduced retirement age to current age using the FASB rate of 4.30%.

2012 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Richard T. O’Brien	—	—	$5,104	—	$69,992
Russell Ball	$87,706	—	$97,388	—	$1,072,766
Randy Engel	—	—	—	—	—
Gary Goldberg	—	—	—	—	—
Brian Hill	—	—	—	—	—
William MacGowan	—	—	—	—	—

(1)	Amounts shown are included in the Salary column of the Summary Compensation Table.

Amounts shown are part of the Company’s Savings Equalization Plan. The Company maintains a Savings Plan and a Savings Equalization Plan for eligible employees.

Savings Plan. The Savings Plan is the Company’s defined contribution plan that is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The Savings Plan provides that eligible employees may contribute before-tax or after-tax compensation to a plan account for retirement savings. Under the Savings Plan, the Company will match 100% of the first 6% of a participant’s contribution to the Savings Plan up to a limit of $12,000 annually. The Company contribution vests as follows:

Savings Plan Vesting Schedule

Years of Service	Percentage of Company Contribution Vested
Less than 1 year	0
1 year	20
2 years	40
3 years	60
4 or more years	100

In the event of death, disability, retirement, change of control (same definition as Executive Change of Control Plan explained in the Potential Payments Upon Termination or Change of Control section below) or termination of the Savings Plan, a participant is fully vested in the Company contribution component of the Savings Plan. In accordance with the Internal Revenue Code, the Savings Plan limits the before-tax and after-tax contributions that highly compensated participants may make to the Savings Plan.

Savings Equalization Plan. The Savings Equalization Plan allows eligible participants the opportunity to defer up to 100% of compensation (minus before-tax contributions under the Savings Plan) beyond the Internal Revenue Code limitations set forth in the Savings Plan on a pre-tax basis. The Savings Equalization Plan is a non-qualified deferred compensation plan. To participate in the Savings Equalization Plan, an employee must have a base salary over $175,000 and be eligible to participate in the Savings Plan of Newmont. The purpose of the Savings Equalization Plan is to allow highly compensated employees a way to defer additional compensation for post-employment savings purposes beyond the limits set forth in the Savings Plan. A participant’s deferred compensation is contributed at the direction of the participant to various hypothetical investment alternatives. Such investments are selected by a committee of Company representatives, with the advice of professional investment managers. Company matching contributions are credited to a participant’s account in phantom shares of Company stock. The Company contribution in the Savings Equalization Plan is subject to a cap of $12,000 per year (in the aggregate with any Company contribution to the Savings Plan) for each participant. The Savings Equalization Plan contains a 4 year vesting period for the Company contribution that is the same as for the Savings Plan.

Upon distribution of Savings Equalization Plan accounts, the participant receives a cash amount equal to the value of the contributions if such contributions had been invested in such hypothetical investments, as of the applicable valuation date. A participant receives distribution of Savings Equalization amounts in lump-sum form, or at a pre-selected distribution date in the future according to the provisions of the plan.

In the event a participant of the Savings Equalization Plan terminates employment with the Company due to retirement, death or disability, or change of control, the Company contribution will vest at 100% regardless of years of service, and the participant receives a single lump sum cash payment for the value of the accounts and Company match as soon as administratively possible following the applicable valuation date. In the event a participant of the Savings Equalization Plan terminates employment with the Company for any reason other than retirement, death, change of control or disability, the participant receives a single lump sum cash payment for the value of the accounts and the applicable percentage of vested Company match based upon years of service as provided above, as soon as administratively possible following the applicable valuation date. A participant in the Savings Equalization Plan is subject to the risk of decline in his or her account if the hypothetical investments chosen decline in value. In the event the Company terminates the employment of a participant of the Savings Equalization Plan due to cause, the participant forfeits all Company contributions under the Savings Equalization Plan.

In early 2010, the Company established a trust for participants account balances in the Savings Equalization Plan and the Company funds the participant account balances in the trust. The assets held in this trust may be subject to claims of the Company’s creditors in the event the Company files for bankruptcy.

Potential Payments Upon Termination or Change of Control.

Terms of Plans: See the Compensation Discussion and Analysis section and the text following the tables for a description of the material terms, conditions and assumptions for any of the Company’s benefit plans.

Retirement Benefits: Messrs. O’Brien, Ball and Engel have vested benefits under the Pension Plan and Pension Equalization Plan. Messrs. Goldberg and MacGowan have not yet vested in the Pension Plan or the Pension Equalization Plan as they have not attained 5 years of service. See the Pension Benefits Table for the present value of benefits under these plans.

Voluntary Termination: The Named Executive Officers would receive no payments or other benefits upon voluntary termination, except for vested benefits under the Pension Plan and Pension Equalization Plan. See the Pension Benefits Table for the present value of benefits under these plans.

Termination Not For Cause: On October 25, 2011, the Board of Directors and the Compensation Committee of the Board adopted an Executive Severance Plan applicable to the Senior Director and above levels of the Company. Under the Executive Severance Plan, any eligible employee who is subject to involuntary termination of employment for any reason other than cause is entitled to severance benefits. Cause is defined as engagement in illegal conduct or gross negligence, or willful misconduct or any dishonest or fraudulent activity, breach of any contract, agreement or representation with the Company, or violation of Newmont’s Code of Business Ethics and Conduct. Severance benefits consist of: 1) a fixed number of months of base salary; 2) target pro-rated bonus; 3) medical benefits for the severance period, not to exceed 18 months; and 4) outplacement services for up to 12 months. The range of fixed number of months of base salary for the Named Executive Officers is 24 months of salary for Mr. O’Brien and 15 months of salary + 1 month of salary for every year of service up to a maximum of 18 months of salary for Messrs. Ball, Engel, Goldberg and MacGowan. For equity grants made in 2012 and going forward, in the case of separation of employment under the Executive Severance Plan, there shall be a pro-rata percent acceleration of restricted stock units for Financial Performance Share Unit bonuses and Strategic Stock Unit bonuses that have already been granted. There shall be a pro-rata grant of any Performance Leveraged Share Unit bonus that is beyond the first performance year in the lesser amount of target or actual payout. The calculations below in the termination tables utilize the target payout for Performance Leveraged Share Unit bonuses.

Termination For Cause: No additional benefits are payable in any case of termination for cause. The Company’s plans generally define cause as stated above.

Change of Control: For grants prior to 2012, the Company’s 2005 Stock Incentive Plan provides for vesting of unvested restricted stock, restricted stock units and stock options upon a change of control of the Company, unless otherwise provided in an incentive plan or award agreement, such as the Performance Leveraged Stock Unit bonus program that the Company began in 2010. Beginning with equity grants in 2012, acceleration of any equity grant requires a double-trigger of a change of control and a termination of employment. The cash bonus plan provides for payment of pro-rated target Corporate Performance Bonus and Strategic Objectives Bonus upon a change of control. The Pension Plan provides a retirement option at age 48 with 10 years of service and a lesser reduction factor in benefits, compared to circumstances not involving a change of control. Additionally, the Savings Plan and Savings Equalization Plan provide for immediate vesting of the Company matching contributions which is capped at a cumulative total of $12,000 per year for both plans.

The Company’s Executive Change of Control Plan applies to executive grade level employees, including the Officers, in the event of a change of control, which is generally defined as:

1)	The acquisition of beneficial ownership of 20% or more of either (a) the then outstanding shares of the Company; or (b) the combined voting power of the then outstanding shares of the Company entitled to vote generally in the Election of Directors (but not an acquisition by a Company entity or Company benefit plan); or

2)	The individuals constituting the Company’s Board of Directors on January 1, 2008, cease to constitute at least a majority of the Board, with certain exceptions allowing the Board the ability to vote in new members by a majority; or

3)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation. The acquisition of assets of another corporation does not constitute a change of control if certain requirements are met to evidence that the Company is the acquiring company and will conduct the business of the combined entity going forward.

Termination After Change of Control: All of the Officers are subject to the 2008 Executive Change of Control Plan which provides for enhanced benefits in the case of termination within three years following change of control of the Company, in most cases based on salary and bonus payments in previous years. See the Compensation Discussion and Analysis for a description of the 2012 Executive Change of Control Plan which applies to any individual hired or promoted into an eligible position on or after January 1, 2012.

Executives are eligible for benefits under the 2008 Executive Change of Control Plan if terminated within three years of a change of control or if the executive terminates for good reason within three years of change of control. The Change of Control Plan generally defines good reason as any of the following without the executive’s prior consent: (a) reduction in salary, bonus, stock-based compensation from the level immediately preceding the change of control; (b) requiring the executive to relocate his or her principal place of business more than 35 miles from the previous principal place of business; (c) failure by the employer to comply with the obligations under the Change of Control Plan; or (d) assigning the executive duties inconsistent with the executive’s position immediately prior to such assignment or any action resulting in the diminution of the executive’s position, authority, duties or responsibilities.

If an executive is eligible for termination benefits under the Executive Change of Control Plan, the executive is entitled to:

•	pro-rated bonus determined by percentage of the year worked at target level;

•

2 times the “annual pay” for most executives and 3 times for individuals specified by the Board. Annual pay is defined as annual salary, annual cash bonus at the highest amount that the executive received in the three years prior to the change of control, and the highest employer matching contribution made to the Savings Plan on behalf of the executive in the three years prior to the change of control;

•

a cash amount equal to the actuarial equivalent of three years of additional benefits under the Pension Plan, Pension Equalization Plan, Savings Equalization Plan and credit for three additional years under these plans for purposes of actuarial calculations;

•	for a three year period, health, dental, vision, prescription, disability and life insurance benefits for the executive and his or her family;

•	outplacement services consistent with the Company’s practices during the one-year period prior to the change of control; and

•	certain gross-up payments for excise taxes on the change of control payment.

Messrs. O’Brien, Ball, Engel, Goldberg and MacGowan participate in the 2008 Executive Change of Control Plan at three times annual pay level as of December 31, 2012. These individuals are designated for the enhanced benefits because they all hold positions that would require continuity during a change of control or threatened change of control. In addition, the positions that the designated individuals hold are at high risk for change of personnel in the event of a change of control and the enhanced benefit provides additional incentive for such executives to stay with the Company despite any concerns regarding a change of control.

Death: Upon the death of one of the Named Executive Officers, payment is made to the estate based on the terms of the Officers’ Death Benefit Plan. The Officers’ Death Benefit Plan provides for a cash payment upon the death of currently employed executive-level officers of the Company, as well as eligible retired executive-level officers. The Officer Death Benefit Plan provides a lump sum cash benefit paid by the Company upon death as follows:

•	3 times final annual base salary for an executive officer who dies while an active employee;

•	1 times final annual base salary for an eligible executive officer who dies after retiring at or after normal retirement age of 62; and

•

30% to 90% of final annual base salary for an eligible executive officer who dies after separating employment but who retired prior to normal retirement age, depending on the number of years remaining to normal retirement age.

As of December 31, 2012, Messrs. O’Brien, Ball, Engel, Goldberg and MacGowan were currently employed executive-level officers of the Company, and thus eligible for the Officer Death Benefit Plan, in the event of death during employment.

Disability:  The Company has a short-term disability plan that provides for up to five months of disability absence with base pay depending upon the employee’s years of service with the Company. In the event of long-term disability, the Company has an insurance plan that provides a maximum monthly benefit to executives and officers of the Company of $13,000 per month. The maximum benefit period for the long-term disability benefit varies depending upon the age on date of disability.

Disability Coverage: The value of disability coverage is based on the incremental additional cost to the Company for additional coverage. The Executive Change of Control Plan generally provides for 3 years of disability coverage for the Named Executive Officers who receive the three times benefit and 2 years of disability coverage for the Named Executive Officers who receive the two times benefit.

2012 Performance Bonuses: All amounts shown for Bonuses include Corporate Performance Bonuses, Performance Leveraged Stock Unit bonuses and Strategic Stock Unit bonuses and are calculated at target level for 2012 performance. The Strategic Objectives Bonuses are calculated at target.

Accelerated Vesting of Restricted Stock and Stock Options: The amounts shown assume vesting as of December 31, 2012, of restricted stock, restricted stock units or stock options at the December 31, 2012, closing price of $46.44. The amounts shown do not include any vested stock awards.

Performance Leverage Stock Unit Bonus: The amounts shown for the Performance Leveraged Stock Unit Bonus in the event of a Change of Control assume target payout and a stock price of $46.44 the December 31, 2012, closing price, because there is no change of control price to determine actual payout, as contemplated by the PSU program.

Incremental Non-Qualified Pension: The amounts shown as Incremental Non-Qualified Pension are based on 3 additional years of service credit following termination of employment in the case of change of control. All amounts payable are based upon the same assumptions and plan provisions used in the Summary Compensation Table and Pension Benefits Table, except that the Termination After Change of Control calculation does not include a present value discount.

Health Care Benefits: The value of health care benefits disclosed below is based on the incremental additional cost to the Company for the length of coverage specified in the Executive Severance Plan of Newmont, the Executive Change of Control Plan or Disability Plan, except that for Change of Control, the amount is determined without any present value discount.

Life Insurance: Life insurance coverage and proceeds are provided under the terms of the Officers Death Benefit Plan.

280G Tax Gross-Up: Upon a change of control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. For employees eligible for the Executive Severance Plan prior to January 1, 2012, the Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income taxes and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G taxes, if payment to an individual beneficiary exceeds 110% of the safe harbor under Section 4999. If the payment to the individual does not exceed 110% of the safe harbor under Section 4999, the change of control benefit will be reduced to fall within the safe harbor, rather than providing an excise tax gross-up. Any 280G tax gross-up amounts reflected in the tables below assume that the executive is entitled to a full reimbursement by the Company of any (a) excise taxes that are imposed on the executive as a result of the change of control, (b) any income and excise taxes imposed on the executive as a result of the Company’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of the Company’s reimbursement to the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate. For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement. For any employee hired or promoted into an executive position after January 1, 2012, the Company does not provide a 280G tax gross-up benefit.

The following tables describe the estimated potential payments upon termination or change of control of the Company for the Named Executive Officers. The amounts shown assume that the termination or change of control occurred on December 31, 2012. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Potential Payments on Termination

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Richard T. O’Brien
Base Benefit	$2,300,000	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$1,691,827	$1,691,827	—	$1,691,827	$1,691,827
Strategic Stock Unit Bonus	—	—	—	$1,364,964	$1,364,964
Performance Leveraged Stock Unit Bonus	$3,451,235	$3,451,235	$2,208,283	$3,451,235	$3,451,235
Change of Control Payment	—	—	$9,934,275	—	—
Accelerated Vesting of Restricted Stock Units	$5,697,398	$641,940	$5,625,649	$5,496,546	$5,496,546
Accelerated Vesting of Stock Options	—	—	$5,859,000	$4,886,250	$4,886,250
Incremental Non-Qualified Pension	—	—	$3,497,722	—	—
Health Care Benefits and Life Insurance Coverage	$51,052	—	$97,188	—	—
Life Insurance Proceeds	—	—	—	$3,450,000	—
Disability Coverage	—	—	$3,366	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$7,906,414	—	—
Total	$13,216,512	$5,785,002	$35,156,897	$20,340,822	$16,890,822

Russell Ball
Base Benefit	$930,000	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$547,269	$547,269	—	$547,269	$547,269
Strategic Stock Unit Bonus	—	—	—	$441,505	$441,505
Performance Leveraged Stock Unit Bonus	$1,094,451	$1,094,451	$746,105	$1,094,451	$1,094,451
Change of Control Payment	—	—	$3,846,006	—	—
Accelerated Vesting of Restricted Stock Units	$323,501	$198,670	$317,557	$516,227	$516,227
Accelerated Vesting of Stock Options	—	—	—	—	—
Incremental Non-Qualified Pension	—	—	$3,556,173	—	—
Health Care Benefits and Life Insurance Coverage	$40,822	—	$91,074	—	—
Life Insurance Proceeds	—	—	—	$1,860,000	—
Disability Coverage	—	—	$3,366	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$3,961,744	—	—
Total	$2,961,043	$1,840,390	$12,547,025	$4,459,452	$2,599,452

Potential Payments on Termination, continued.

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Randy Engel
Base Benefit	$862,500	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$507,548	$507,548	—	$507,548	$507,548
Strategic Stock Unit Bonus	—	—	—	$380,204	$380,204
Performance Leveraged Stock Unit Bonus	$1,033,475	$1,033,475	$691,956	$1,033,475	$1,033,475
Change of Control Payment	—	—	$3,524,730	—	—
Accelerated Vesting of Restricted Stock Units	$315,049	$191,611	$294,476	$486,087	$486,087
Accelerated Vesting of Stock Options	—	—	—	—	—
Incremental Non-Qualified Pension	—	—	$3,373,411	—	—
Health Care Benefits and Life Insurance Coverage	$44,458	—	$98,794	—	—
Life Insurance Proceeds	—	—	—	$1,725,000	—
Disability Coverage	—	—	$3,366	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$3,662,461	—	—
Total	$2,788,030	$1,732,634	$11,674,194	$4,132,314	$2,407,314

Gary Goldberg
Base Benefit	$1,066,667	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$853,681	$853,681	—	$853,681	$853,681
Strategic Stock Unit Bonus	—	—	—	$689,866	$689,866
Performance Leveraged Stock Unit Bonus	$459,895	$459,895	$919,833	$459,895	$459,895
Change of Control Payment	—	—	$4,878,414	—	—
Accelerated Vesting of Restricted Stock Units	$774,805	$774,805	—	$774,805	$774,805
Accelerated Vesting of Stock Options	—	—	—	—	—
Incremental Non-Qualified Pension	—	—	$990,483	—	—
Health Care Benefits and Life Insurance Coverage	$52,985	—	$120,164	—	—
Life Insurance Proceeds	—	—	—	$2,400,000	—
Disability Coverage	—	—	$3,366	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$3,790,117	—	—
Total	$3,233,033	$2,088,381	$10,727,377	$5,178,247	$2,778,247

Potential Payments on Termination, continued.

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
William MacGowan
Base Benefit	$637,500	—	—	—	—
Bonus (Corporate and Strategic Objectives)	$375,144	$375,144	—	$375,144	$375,144
Strategic Stock Unit Bonus	—	—	—	$288,392	$288,392
Performance Leveraged Stock Unit Bonus	$762,916	$762,916	$487,387	$762,916	$762,916
Change of Control Payment	—	—	$2,700,438	—	—
Accelerated Vesting of Restricted Stock Units	$283,516	$196,581	$207,401	$341,613	$341,613
Accelerated Vesting of Stock Options	—	—	—	—	—
Incremental Non-Qualified Pension	—	—	$533,108	—	—
Health Care Benefits and Life Insurance Coverage	$57,655	—	$127,526	—	—
Life Insurance Proceeds	—	—	—	$1,350,000	—
Disability Coverage	—	—	$3,366	—	—
Outplacement Services	$25,000	—	$25,000	—	—
280G Tax Gross-Up	—	—	$1,904,919	—	—
Total	$2,141,731	$1,334,641	$5,989,145	$3,118,065	$1,768,065

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors and holders of greater than 10% of the Company’s outstanding common stock to file initial reports of their ownership of the Company’s equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with in 2012.

Proposal No. 2 — Ratify Appointment of Auditors

Proposal.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditors for Newmont and its subsidiaries for 2013, after evaluation of audit quality, fees, independence and other relevant factors. PwC has served as Newmont’s independent auditors since 2002.

The Board is asking that stockholders ratify the appointment of PwC as independent auditors. If stockholders fail to ratify the appointment of PwC, the Audit Committee may reconsider this appointment. Representatives of PwC are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

Board of Directors Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PwC AS NEWMONT’S INDEPENDENT AUDITORS FOR 2013.

Independent Auditors Fees.

PwC billed the following fees in 2012 and 2011 for professional services rendered to Newmont:

	2012	2011
Audit Fees	$6,469,743	$5,601,816
Audit-Related Fees(1)	$244,675	$383,087
Tax Fees(2)	$165,985	$71,179
All Other Fees(3)	$20,920	$86,006
Total(4)	$6,901,323	$6,142,088

(1)	Primarily relates to fees for system implementation review and recommendation projects as well as annual agreed-upon procedures at our foreign subsidiaries pursuant to local statutory requirements.
(2)	Primarily relates to fees related to tax planning and other advisory services.
(3)	Represents training and software licensing fees.
(4)	The above fees do not include fees paid to PwC by Newmont’s minority shareholders for work performed on their behalf of $188,000 and $168,500 for 2012 and 2011, respectively, in Peru and Indonesia.

The Audit Committee has established procedures for engagement of PwC to perform services other than audit, review and attest services. In order to safeguard the independence of PwC, for each engagement to perform such non-audit service, (a) management and PwC affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring PwC to perform the services; and (c) PwC affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by PwC in 2012 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by PwC in assessing its independence.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s web site at http://www.newmont.com/our-investors/our-governance.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. The Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit process. Additional information about the Committee’s role in corporate governance can be found in the Committee’s charter.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers (“PwC”), the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2012. Management has affirmed to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed PwC’s independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee of the Board of Directors:

Noreen Doyle, Chair

Bruce R. Brook

J. Kofi Bucknor

Vincent A. Calarco

Proposal No. 3 — To Approve, on an Advisory Basis,

the Compensation of the Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with the 2011 Annual Meeting of Stockholders. The Board recommended, and our stockholders agreed, that the advisory vote on executive compensation be held on an annual basis. Upon review of the stockholder voting results concerning that proposal, the Company’s Board of Directors and Compensation Committee determined that we will hold an annual advisory vote on executive compensation. Accordingly, we are asking stockholders to approve on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this Proxy Statement. This Proposal No. 3, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2012 executive compensation programs and policies and the compensation paid to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on us, the Board or the Compensation Committee. However, your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Proposed Resolution.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the “Compensation Discussion and Analysis,” compensation tables and related-narrative discussion in this 2013 Proxy Statement, is hereby APPROVED.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, the proposal.

Board of Directors Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION FOR THE REASONS OUTLINED BELOW.

Our executive compensation program is composed of salary, short-term incentives and long-term incentives and is designed to:

•	motivate executives to achieve business goals that drive value for our stockholders;

•	provide competitive compensation opportunities to attract and retain highly qualified executives;

•	offer performance-based compensation that emphasizes Newmont’s long-term performance, including our high safety and social responsibility standards;

•	provide a mix of cash and equity compensation based on financial and non-financial performance; and

•	provide incentives to improve performance without taking excessive risks.

Our compensation program for our Named Executive Officers includes the following elements:

•

Long-term equity compensation has multi-year performance-based vesting. Long-term equity compensation is designed to align the interests of our executive officers with those of our stockholders by rewarding management for long-term operational, financial and stock price performance — with performance-leverage stock units and strategic stock units vesting over multi-year periods;

•

Total cash compensation is tied to performance. Cash awards for the corporate performance bonus component are based upon defined performance metrics, including production, costs applicable to sales, project execution, capital expenditures, and reserves and non-reserve mineralization additions, in order to support annual operating and financial performance, and cash awards for the strategic objective bonus component are based upon measures and objectives approved in advance by the Compensation Committee, which are designed to reward achievement of group and individual strategic objectives in support of both current initiatives and long-term sustainability and performance of the Company; and

•

Excluding base salary, all compensation components are at-risk. The Compensation Committee and management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. As such, for our executive officers, all compensation components (excluding base salary) are at-risk, expressed as a percentage of base salary, and designed to drive performance within the control of management, and/or align management with long-term performance rather than simply rewarding shorter-term performance and payout periods. We believe that the mix and structure of compensation strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking.

For the reasons outlined above, we believe that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking you to endorse our executive compensation program by voting for the above resolution.

We encourage you to read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our Named Executive Officers.

Proposal 4 — Approval of the 2013 Stock Incentive Plan

We currently provide stock-based compensation to Directors, employees and consultants under the Newmont Mining Corporation 2005 Stock Incentive Plan, which we refer to as the 2005 Incentive Plan. As of December 31, 2012, there were 7,842,793 shares of our common stock remaining available for future grants under the 2005 Incentive Plan. As of that date, there were 4,409,924 shares subject to outstanding option awards, and 100,000 shares subject to outstanding restricted stock awards, 1,360,282 shares subject to outstanding restricted stock unit awards, and 111,472 shares subject to outstanding non-employee Director stock awards under the 2005 Incentive Plan. As of December 31, 2012, the weighted average exercise price for the outstanding option awards was $48.69, with a weighted average term of 6 years. By its terms, the 2005 Incentive Plan expires on April 27, 2015. If our stockholders approve the Newmont Mining Corporation 2013 Stock Incentive Compensation Plan (which we refer to as the 2013 Stock Incentive Plan), no additional grants or awards will be made under the 2005 Incentive Plan on or after the date of the annual meeting, but the awards outstanding under the 2005 Incentive Plan will remain in effect in accordance with their terms. We are seeking stockholder approval for the 2013 Stock Incentive Plan to issue up to 14,500,000 shares of our common stock. As of December 31, 2012, there were 7,842,793 shares available for grant under the 2005 Incentive Plan.

Our Board of Directors believes that the 2005 Incentive Plan, and our predecessor stock incentive plans, have contributed significantly to our success by enabling us to attract and retain the services of highly qualified Directors, employees and consultants. Because our success is largely dependent upon the judgment, interest and special efforts of these individuals, we want to continue to provide stock-based incentive awards to recruit, motivate and retain these individuals. Accordingly, on February 20, 2013, the Board of Directors adopted, subject to stockholder approval, the 2013 Stock Incentive Plan.

The 2013 Stock Incentive Plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining Directors, employees and consultants. To achieve this purpose, the 2013 Stock Incentive Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, dividend equivalents, cash-based awards and non-employee director stock awards to eligible individuals. No awards have yet been made under the 2013 Stock Incentive Plan.

The 2013 Stock Incentive Plan will become effective on the date it is approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote (“Effective Date”). In addition, the NYSE listing standards require that the total votes cast on the proposal to approve the 2013 Stock Incentive Plan represent over 50% of all the shares of the Company’s capital stock entitled to vote on this proposal. Shares held by brokers who do not have discretionary authority to vote on this proposal and who have not received voting instructions from the beneficial owners are not counted in the tabulation of the votes cast on this proposal or deemed to be present or represented for the purpose of determining whether this proposal has been approved. Abstentions are treated as shares present or represented and are counted in the tabulation of the votes cast on this proposal. Abstentions have the same effect as voting against this proposal.

Description of the 2013 Stock Incentive Plan.

The principal features of the 2013 Stock Incentive Plan are summarized below. We encourage you to read the entire proposed 2013 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement, for a full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the 2013 Stock Incentive Plan, the provisions of the 2013 Stock Incentive Plan will govern.

Administration

The Compensation Committee will have discretionary authority to operate, manage and administer the 2013 Stock Incentive Plan in accordance with its terms. The Compensation Committee will determine the non-employee Directors, employees, and consultants who will be granted awards under the 2013 Stock Incentive Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2013 Stock Incentive Plan. The

Compensation Committee will interpret the 2013 Stock Incentive Plan and award agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2013 Stock Incentive Plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the 2013 Stock Incentive Plan will be final and conclusive. Within the limitations of the 2013 Stock Incentive Plan and applicable law, the Compensation Committee may delegate its responsibilities under the 2013 Stock Incentive Plan to persons selected by it, and the Board of Directors will be permitted to exercise all of the Compensation Committee’s powers under the 2013 Stock Incentive Plan.

The Compensation Committee is comprised of at least three members of the Board of Directors, each of whom is selected by the Board of Directors and will satisfy independence criteria established by the Board of Directors and additional regulatory requirements, including the listing standards of the New York Stock Exchange. Currently, the members of the Compensation Committee are Messrs. Roth and Carrabba and Ms. Hagen, each of whom is a non-employee Director of the Company.

Shares Subject to the 2013 Stock Incentive Plan

A total of 14,500,000 shares of our common stock, plus up to 7,842,793 shares available for grant under the 2005 Incentive Plan as of December 31, 2012, will be available for delivery under the 2013 Stock Incentive Plan. From and after the Effective Date, no further grants or awards shall be made under the 2005 Incentive Plan (“Prior Plan”); however, grants or awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms. The Company maintains a low burn rate of .62%, calculated according to ISS methodology. The number of shares available for delivery under the 2013 Stock Incentive Plan would be subject to adjustment for certain changes in our capital structure, as described below under “Adjustment Provisions.” The shares of common stock that may be issued under the 2013 Stock Incentive Plan will be authorized and unissued shares, shares held in treasury by the Company, shares purchased on the open market or by private purchase or any combination of the foregoing. The number of shares available for issuance under the 2013 Stock Incentive Plan will be reduced (1) by one share for each share issued pursuant to the exercise of an option or stock appreciation right, and (2) by one (1) share for each share issued pursuant to a restricted stock award, restricted stock unit award, other stock-based award, dividend equivalent award or non-employee director stock award. Shares underlying awards that are forfeited, cancelled, terminated or expire unexercised would be available for future awards under the 2013 Stock Incentive Plan. Any shares withheld or tendered to pay the option price of an option or other purchase price of an award under the 2013 Stock Incentive Plan or the 2005 Incentive Plan will be available for future awards. If shares subject to an award under the 2013 Stock Incentive Plan or the 2005 Incentive Plan are not delivered to a participant because (a) the shares are withheld to pay the option price, purchase price or tax withholding obligations of the award, (b) a payment upon the exercise of a stock appreciation right is made in shares, or (c) such award is settled for cash, the number of shares that are not delivered to the participant will be available for future awards. If we acquire or combine with another company, any awards that may be granted under the 2013 Stock Incentive Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the 2013 Stock Incentive Plan, but the shares available for any incentive stock options granted under the 2013 Stock Incentive Plan will be limited to 500,000 shares of common stock, adjusted as otherwise stated above.

Participation

The Compensation Committee may grant awards under the 2013 Stock Incentive Plan to (a) employees and consultants of us and our affiliates, (b) those individuals who have accepted an offer of employment or consultancy from us or our affiliates, and (c) our non-employee Directors. However, only our non-employee Directors will be eligible to receive non-employee director stock awards under the 2013 Stock Incentive Plan, and only employees of the Company or its subsidiaries will be eligible to receive “incentive stock options” under the 2013 Stock Incentive Plan.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2013 Stock Incentive Plan. Stock options granted under the 2013 Stock Incentive Plan will be either “incentive stock options,” which may be eligible for special tax treatment under the Internal Revenue Code, or options other than incentive stock options, referred to as “nonqualified stock options,” as determined by the Compensation Committee and stated in the option agreement. The number of shares covered by each option will be determined by the Compensation Committee, but no participant may be granted options during a single fiscal year for more than 500,000 shares of common stock. The exercise price of each option is set by the Compensation Committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of the Company, 110% of that fair market value). Options granted under the 2013 Stock Incentive Plan in substitution or exchange for options or awards of another company involved in a corporate transaction with the Company will have an exercise price that is intended to preserve the economic value of the award that is replaced. The fair market value of our common stock generally means the average of the high and low of the common stock on the New York Stock Exchange on the option grant date. The exercise price of any stock options granted under the 2013 Stock Incentive Plan may be paid by check, or, with the Compensation Committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law, withholding of shares otherwise deliverable to the option holder upon exercise of the option, or any other legal method approved or accepted by the Compensation Committee in its discretion.

Options will become exercisable and expire at the times and on the terms established by the Compensation Committee. In its discretion, the Compensation Committee may allow a participant to exercise an option that is not otherwise exercisable and receive unvested shares of restricted stock having a period of restriction analogous to the exercisability provisions of the option. In no event may an option be exercised later than the tenth anniversary of the grant date. The Compensation Committee determines and sets forth in the option award agreement the duration of each nonqualified option. However, if the exercise of an option (other than an incentive stock option) on its scheduled expiration date (other than due to termination of service for cause) would violate applicable law, the option will be automatically extended up to thirty days after the exercise of such option would no longer violate such law. Options generally terminate when the holder’s employment or service with us terminates. However, the Compensation Committee may determine in its discretion that an option may be exercised following the holder’s termination, whether or not the option is exercisable at the time of such termination.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the 2013 Stock Incentive Plan alone or contemporaneously with stock options granted under the plan. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR, after any tax withholding. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. Payment of the amount due upon the exercise of a SAR will be made in cash, shares of common stock of equivalent fair market value as of the exercise date or a combination of cash and common stock as determined by the Compensation Committee. SARs will become exercisable and expire at the times and on the terms established by the Compensation Committee, subject to the same maximum time limits as are applicable to options granted under the 2013 Stock Incentive Plan. However, a SAR granted with an option will be exercisable and terminate when the related option is exercisable and terminates, and such related option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, such a SAR will not be exercisable to the extent that the related option is exercised. The number of shares covered by each SAR will be determined by the Compensation Committee, but no participant may be granted during a single fiscal year SARs covering more than 500,000 shares of our common stock.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Restricted stock awards may be made with or without the requirement that the participant make a cash payment in exchange for, or as a condition precedent to, the completion of the award and the issuance of shares of restricted stock. Until the applicable restrictions lapse (referred to as the period of restriction), shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests upon expiration of the period of restriction the participant is entitled to receive a number of shares of common stock equal to the number of vested units, a cash payment equal to the value of that number of shares on the vesting date, or a combination of shares and cash as determined by the Compensation Committee. The Compensation Committee may defer the delivery of shares or payment of cash beyond expiration of the period of restriction. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Generally, an award of restricted stock or restricted stock units may vest either (1) in full at the expiration of a period of not less than three years from the date of grant or (2) proportionally over a vesting period of not less than three years from the date of grant, except that the award may vest earlier in cases of death or disability, as the Compensation Committee shall determine, or on a change of control, as provided in the 2013 Stock Incentive Plan. The Compensation Committee is generally not permitted otherwise to accelerate the vesting of restricted stock or restricted stock units. However, the 2013 Stock Incentive Plan permits the Compensation Committee to make awards of restricted stock and/or restricted stock units that have vesting conditions other than those described above with respect to an aggregate of no more than 1,000,000 shares during the term of the 2013 Stock Incentive Plan, or with respect to any awards granted in substitution or exchange for awards of another company involved in a corporate transaction with the Company, and performance-based restricted stock or restricted stock units will generally be forfeited unless performance goals specified by the Compensation Committee are met during the applicable period of restriction of at least one year. A recipient of restricted stock will have the rights of a stockholder during the period of restriction, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Compensation Committee provides otherwise in the grant. A recipient of restricted stock units will have the rights of a stockholder only as to shares that are actually issued to the participant upon expiration of the period of restriction, and not as to shares subject to the restricted stock units that are not actually issued to the participant. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the Compensation Committee, subject to the annual per-participant limit on performance compensation awards described below under “Performance Compensation Awards” (if applicable). Upon termination of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant’s award agreement, or the Compensation Committee, provides otherwise.

Other Stock-Based Awards

The Compensation Committee may grant to participants other stock-based awards under the 2013 Stock Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any other stock-based awards will be determined by the Compensation Committee, and may include a grant or sale of unrestricted shares of our common stock. The number of shares of our common stock related to an other stock-based award will be determined by the Compensation Committee, subject to the annual per-participant limit on performance compensation awards described below under “Performance Compensation Awards” (if applicable). Other stock-based awards will be paid in cash, shares of our common stock, or a combination of cash and shares, as determined by the Compensation Committee. The terms and conditions, including vesting conditions, of an other stock-based award will be established by the Compensation Committee when the award is made. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to shares of our common stock subject to an award, such as restricted stock units. However, no dividend equivalent shall be paid prior to the issuance of stock. Dividend equivalents may be paid on a current or deferred basis, in cash or additional shares of our common stock and subject to such limitations and restrictions as the Compensation Committee may determine.

Non-Employee Director Stock Awards

On the first business day following the annual meeting of our stockholders each year, commencing in 2013, each non-employee Director who is elected or re-elected as a Director of the Company at such annual meeting will receive a number of shares of common stock restricted stock, restricted stock units or stock options (“Non-employee Director Stock Award”) determined by the Board of Directors at or prior to such annual meeting, unless the Board of Directors or the Compensation Committee determines not to award such Non-employee Director Stock Awards. If a person is elected or appointed a Director of the Company in any calendar year after the annual meeting of our stockholders held in such calendar year, and he or she is a non-employee Director, then he or she will receive on the first business day following the effective date of his or her election or appointment a Non-employee Director Stock Award determined by the Board of Directors at or prior to such election or appointment. In no event will any person be entitled to receive more than one Non-employee Director Stock Award during a single calendar year. A non-employee Director may forego any Non-Employee Director Stock Award for any year by providing notice on or before December 31 of the immediately preceding year or, in the case of a Non-employee Director Stock Award to be made to a person on the effective date of his or her initial election or appointment as a non-employee Director, prior to such effective date. A non-employee Director is not required to make any payment for any Non-employee Director Stock Award granted under the 2013 Stock Incentive Plan, except in the case of a stock option. The maximum aggregate number of shares of our common stock that may be subject to Non-employee Director Stock Awards granted to any one Non-employee Director during a single fiscal year is 50,000 shares.

Cash-Based Awards

The Compensation Committee may grant cash-based awards to participants under the 2013 Stock Incentive Plan. A cash-based award entitles a participant to receive a payment in cash upon the attainment of applicable performance goals, and/or satisfaction of other terms and conditions, determined by the Compensation Committee. The aggregate amount of any cash-based award intended to be a performance compensation award will be subject to the annual per-participant limit described below under “Performance Compensation Awards.” The Compensation Committee may in its discretion waive any performance goals and/or other terms and conditions, subject to the requirements applicable to any cash-based awards that are intended to be performance compensation awards, as described below. A participant’s award agreement describes the effect of a termination of employment or service on the participant’s cash-based award.

Performance Compensation Awards

Restricted stock awards, restricted stock units, other stock-based awards and cash-based awards subject to performance conditions may, in the Compensation Committee’s discretion, be structured to qualify as performance-based compensation that is exempt from the deduction limitations of section 162(m) of the Internal Revenue Code, as described under “Certain Federal Income Tax Consequences” below (referred to in this summary as performance compensation awards). These performance compensation awards will be conditioned on the achievement by the Company or its affiliates, divisions or operational units, or any combination of the foregoing, of objectively determinable performance goals, based on one or more of the performance measures listed below, over a specified performance period:

•   net earnings or net income (before or after interest, taxes and/or other adjustments)

•   basic or diluted earnings per share (before or after interest taxes and/or other adjustments)

•   reserve replacement

•   book value per share

•   net revenue or revenue growth

•   sales

• market capitalization • working capital • expense targets • margins • operating efficiency • measures of economic value added • asset quality • net asset value • enterprise value

•   production

•   costs of production

•   net interest margin

•   operating profit (before or after taxes)

•   return on assets, equity, capital or revenue

•   cash flow, (including but not limited to operating cash flow and free cash flow)

•   capital expenditures

•   share price (including but not limited to growth measures and total shareholder return)

•   employee retention

•   objective measures of personal performance targets, goals or completion of projects

•   asset growth

•   dividend yield

•   product development, product market share, licensing, mergers, acquisitions or sales of assets

•   objective safety measures

These performance measures may be used on an absolute or relative basis or may be compared to the performance of a selected group of comparison companies, a published or special index or various stock market indices.

An aggregate maximum of 312,500 shares of common stock subject to performance compensation awards that are denominated in shares of common stock may be granted to any one participant during a single fiscal year, without regard to vesting or exercisability. With respect to performance compensation awards that are not denominated in shares of common stock, an aggregate maximum of $15,000,000 may be granted as such performance compensation awards to any one participant during any one fiscal year, without regard to vesting or exercisability.

The Compensation Committee will, within the first 90 days of the performance period, define in an objective fashion the manner of calculating the performance measures and performance goals it selects to use for the performance period. After the end of the performance period, the Compensation Committee will determine and certify in writing the extent to which the performance goals have been achieved and the amount of the performance compensation award to be paid to the participant. The Compensation Committee may, in its discretion, reduce or eliminate, but may not increase, the amount of a performance compensation award otherwise payable to a participant. The Compensation Committee may not waive the achievement of performance goals applicable to these awards (except in the case of the participant’s death, disability or a change of control of the Company). Subject to the limitations of Section 162(m), the Compensation Committee may adjust or modify the calculation of a performance goal based on and to appropriately reflect the following events: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results, (iv) any reorganization or restructuring programs, (v) the cumulative effect of changes in accounting principles, (vi) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement), (vii) acquisitions, divestitures or discontinued operations, (viii) gains or losses on refinancing or extinguishment of debt, (ix) foreign exchange gains and losses, (x) a change in the Company’s fiscal year (xi) any other specific unusual events, or objectively determinable category thereof, or (xii) any other specific nonrecurring events, or objectively determinable category thereof.

Deferrals of Awards

The Compensation Committee may, to the extent permitted by law, require or allow participants to defer receipt of all or part of any cash or shares subject to their awards on the terms of any deferred compensation plan of the Company or other terms set by the Compensation Committee.

Transferability of Awards

Options, SARs, unvested restricted stock and other awards under the 2013 Stock Incentive Plan may not be sold or otherwise transferred except in the event of a participant’s death to his or her designated beneficiary or by will or the laws of descent and distribution, unless otherwise determined by the Compensation Committee. The Compensation Committee may permit awards other than incentive stock options and any related SARs to be transferred for no consideration. Options and other awards under the 2013 Stock Incentive Plan may not be transferred to third parties for value or other consideration unless approved by the stockholders.

Change of Control

A “change of control” (as defined in the 2013 Stock Incentive Plan) of the Company will have no effect on outstanding awards under the plan that the Board of Directors or the Compensation Committee determines will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award:

•	is based on securities that are, or within 60 days after the change of control will be, traded on an established United States securities market;

•

provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award;

•	has an economic value that is substantially equivalent to that of the outstanding award;

•

provides that if the holder’s service with the new employer terminates due to termination by the new employer for any reason other than cause, death or disability, or by the holder within 120 days after he or she has knowledge of the occurrence of good reason, in either case, prior to the third anniversary of the change of control, (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of (i) the third anniversary of the change of control and (ii) expiration of the term of the outstanding award; and

•	will not subject the holder to additional taxes or interest under section 409A of the Internal Revenue Code.

If the Board of Directors or the Compensation Committee does not make this determination with respect to any outstanding awards, then:

(1)	the awards will fully vest and become non-forfeitable and exercisable immediately prior to the change of control;

(2)	the Board of Directors or the Compensation Committee will provide that in connection with the change of control:

•

each outstanding option and SAR will be cancelled in exchange for an amount equal to the fair market value of our common stock on the change of control date, reduced by the option exercise price or grant price of the option or SAR;

•

each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change of control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the change of control date; and

•	any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award;

(3)	the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and

(4)	the Board of Directors or the Compensation Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

Any amounts described under (2) above will be paid in cash, publicly traded securities of the new employer or a combination of cash and securities as soon as reasonably practicable, but in no event later than 10 business days, following the change of control.

Adjustment Provisions

In the event of a corporate transaction or other event, such as a dividend (excluding any ordinary dividend) or other distribution, stock split or recapitalization, merger, consolidation or reorganization or a change of control, or any unusual or nonrecurring event affecting the Company or its affiliates, or any changes in applicable rules, rulings, regulations or other governmental, legal, securities exchange or financial accounting requirements, such that the Compensation Committee determines in its discretion that an adjustment is necessary or appropriate, then the Compensation Committee will make any such adjustments in such manner as it deems equitable, including any or all of the following:

•

adjusting any or all of (A) the number and kind of shares of common stock, other securities or other property that may be delivered in respect of awards under the 2013 Stock Incentive Plan or with respect to which awards may be granted (including adjusting any or all of the limits on the maximum awards that may be granted to individual participants under the plan) and (B) the terms of any outstanding award, including (1) the number of shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards under the plan or to which outstanding awards relate, (2) the option price or grant price with respect to any award or (3) any applicable performance measures and performance goals);

•

providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions (including any period of restriction) on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and

•

cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares of common stock, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Compensation Committee (which, if applicable, may be based upon the price per share received or to be received by other Company stockholders in such event), including, in the case of an outstanding option or stock appreciation right, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committee) of the shares subject to that option or stock appreciation right over the aggregate option price or grant price of the option or stock appreciation right (and cancellation for no consideration of any option or stock appreciation right having a per share option price or grant price equal to, or in excess of, the fair market value of a share of common stock).

In the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor pronouncement)), the Compensation Committee will make an equitable or proportionate adjustment to awards outstanding under the 2013 Stock Incentive Plan to reflect the equity restructuring.

Amendment and Termination

The Board of Directors may amend, alter, suspend or terminate the 2013 Stock Incentive Plan. However, no amendment, alteration, suspension or termination of the 2013 Stock Incentive Plan may materially impair the previously accrued rights of a participant under any previously granted award without the participant’s consent, except with respect to any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules. Additionally, no plan amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules. Further, the provisions of the 2013 Stock Incentive Plan described above under “Change of Control” may not be amended, terminated or modified on or after the date of a change of control to materially impair any participant’s outstanding award without that participant’s prior written consent.

The Compensation Committee may unilaterally amend or alter the terms of any outstanding award, but no amendment may be inconsistent with the terms of the 2013 Stock Incentive Plan and no amendment of an award intended to qualify as a performance compensation award may cause the award not to so qualify. Additionally, no amendment or alteration of an award may materially impair the previously accrued rights of the participant to whom the award was granted without the participant’s consent, except any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules.

Except in connection with a corporation transaction involving the Company or in an adjustment described above under “Adjustment Provisions” or as approved by the Company’s stockholders, during any period that the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, the 2013 Stock Incentive Plan prohibits the Company from: (1) amending the terms of any outstanding stock option or SAR to reduce its exercise price or grant price, (2) cancelling an outstanding stock option or SAR in exchange for cash, the granting of an option or SAR at a lower exercise price or grant price or the granting of a different type of award, or (3) taking any other action as to an option or SAR that is considered a “repricing” for purposes of the stockholder approval rules of the New York Stock Exchange, or any other applicable securities exchange.

Duration of 2013 Stock Incentive Plan

If the 2013 Stock Incentive Plan is approved by our stockholders, the 2013 Stock Incentive Plan will become effective as of the date of the annual meeting and will continue in effect until all shares of our common stock available under the 2013 Stock Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the 2013 Stock Incentive Plan is terminated earlier by the Board of Directors. No awards may be granted under the 2013 Stock Incentive Plan on or after ten years from the Effective Date.

Reimbursement of Awards

To the extent permitted by governing law, the Compensation Committee may require reimbursement of any portion of any award previously paid or made to a participant if (1) the amount of such award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, and the amount of such award that would have been paid or made to the participant had the financial results been reported as in the restatement would have been lower than the award actually paid or made; or (2) the participant’s employment is terminated for cause.

Non-United States Participants

The Compensation Committee may grant awards to, and establish modifications, amendments, procedures and subplans for, eligible individuals who are non-United States nationals, reside outside the United States, are compensated from a payroll maintained outside the United States, or are subject to non-United States legal or regulatory provisions, on terms and conditions different from those otherwise specified in the 2013 Stock Incentive Plan to foster and promote achievement of the plan’s purposes and comply with those non-United States legal or regulatory provisions.

Tax Withholding Obligations

The 2013 Stock Incentive Plan authorizes us and our affiliates to withhold all applicable taxes from any award or payment under the 2013 Stock Incentive Plan and to take other actions necessary or appropriate to satisfy those tax obligations. Subject to applicable law, a participant may (unless disallowed by the Compensation Committee) elect to satisfy these tax obligations by: (1) electing to have the Company withhold shares otherwise deliverable under the award or (2) tendering shares of our common stock that the participant already owns and either purchased in the open market, in each case based on the fair market value of those shares on a date determined by the Compensation Committee.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the 2013 Stock Incentive Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. References to “the

Company” in this summary of tax consequences mean Newmont Mining Corporation, or any affiliate of Newmont Mining Corporation that employs or receives the services of a recipient of an award under the 2013 Stock Incentive Plan, as the case may be.

The grant of options under the 2013 Stock Incentive Plan will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The grant of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

The grant of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

The grant of a cash-based award, non-employee director stock award, other stock-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of a cash-based award, non-employee director stock award, other stock-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above. If any other stock-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Under section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our three highest paid executive officers, other than the Chief Executive Officer or Chief Financial Officer, who are employed by us on the last day of our taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our stockholders is not subject to this deduction limitation. The 2013 Stock Incentive Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the 2013 Stock Incentive Plan will be qualified performance-based compensation and, assuming the plan is approved by the stockholders, deductible without regard to the limitations otherwise imposed by section 162(m) of the Internal Revenue Code. The 2013 Stock Incentive Plan allows the Compensation Committee discretion to award restricted stock, restricted stock units, cash-based awards and other stock-based awards in the form of performance compensation awards that are intended to be qualified performance-based compensation, as described under “Performance Compensation Awards” above.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2013 Stock Incentive Plan in connection with a “change of control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

As of December 31, 2012, there were approximately 10 non-employee Directors and approximately 465 employees who would be eligible to receive awards under the 2013 Stock Incentive Plan. No awards will be granted under the 2013 Stock Incentive Plan unless the plan is approved by our stockholders. Because it will be within the Compensation Committee’s discretion to determine which non-employee Directors and employees will receive awards under the 2013 Stock Incentive Plan and the types and amounts of those awards, it is not possible at present to specify the benefits that would be received under the 2013 Stock Incentive Plan by non-employee Directors and employees if the 2013 Stock Incentive Plan is approved by the stockholders. In addition, the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2013 Stock Incentive Plan had been in effect cannot be determined.

Board of Directors Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NEWMONT MINING CORPORATION 2013 STOCK INCENTIVE COMPENSATION PLAN.

Proposal No. 5 — Approval of the Company’s Performance Pay Plan

The Board of Directors has adopted the Newmont Mining Corporation Performance Pay Plan (the “Performance Pay Plan”), and we are now requesting shareholder approval of the Performance Pay Plan. Below we provide a summary of the principal features of the Performance Pay Plan and its operation. The Performance Pay Plan is set forth in its entirety as Appendix B to this proxy statement and the following summary is qualified in its entirety by reference to Appendix B.

Approval of the Performance Pay Plan will require the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as present and entitled to vote on this proposal.

Purpose

The purposes of the Performance Pay Plan are to (1) place a significant portion of the compensation of Performance Pay Plan participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (2) exempt bonuses paid under the Performance Pay Plan from the deduction limitations of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Performance Pay Plan is designed to ensure that any payments of incentive compensation paid pursuant to the terms of the Performance Pay Plan to certain of our executives will be eligible to be fully deductible by the Company despite deduction limitations that might otherwise apply to such payments under Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of our Chief Executive Officer and each of our other highest paid executive officers, other than our Chief Financial Officer, who are employed by the Company on the last day of the Company’s taxable year. However, certain performance-based compensation that has been approved by shareholders and that satisfies certain other requirements is not subject to the deduction limit. The Board has adopted the Performance Pay Plan, subject to shareholder approval, in order to satisfy the “performance-based compensation” requirements under Section 162(m), thereby maximizing the Company’s deduction for compensation paid to its executive officers. Shareholder approval of the Performance Pay Plan will result in these incentive compensation payments, which may not otherwise be deductible as a result of Section 162(m), becoming eligible for deduction.

Eligibility to Participate

Employees covered under the Performance Pay Plan are the Chief Executive Officer and such other senior key executives as may be designated as participants for any performance period by the Compensation Committee. A performance period under the Performance Pay Plan means one or more periods of time, which may be of varying and overlapping durations as the Compensation Committee may select, over which the attainment of one of more performance goals will be measured. The Compensation Committee currently intends to designate as participants in the Performance Pay Plan those executives whose compensation is expected to be subject to the deduction limits under Section 162(m) for the applicable fiscal year or years in which any performance period occurs. The actual number of employees who will be eligible to participate in the Performance Pay Plan during any particular performance period will be determined by the Compensation Committee. During fiscal year 2013, we expect that 5 executives will participate in the Performance Pay Plan.

Awards

The Performance Pay Plan provides that within ninety days after the beginning of a performance period, but in no event after twenty-five percent of the performance period has lapsed, the Compensation Committee will establish in writing: (i) the performance goals and the underlying performance criteria applicable to the performance period, and (ii) the formula or methodology for determining the bonus award payable (if any) to each participant for such performance period upon attainment of the specified performance goals. Further, the performance goals must be objective, such that a third party, supplied with the relevant facts, could determine the extent to which the performance goals are attained and the amount of compensation thereby payable. At the time such performance goals are established, the Compensation Committee may determine that the performance goals will be adjusted to account for any specified unusual items or specified events or occurrences during the performance period. In addition, unless otherwise provided by the Compensation Committee at the time the performance goals are established, the performance goals will be adjusted to exclude the effect of any of the following events that occur during the performance period: (i) asset write-downs, (ii) extraordinary litigation, claims, judgments, or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items, and (vi) any other extraordinary, unusual, non-recurring or non-comparable items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders, (B) as described in Accounting Principles Board Opinion No. 30 (or successor guidance thereto) or (C) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

As soon as reasonably practicable after the close of the performance period, the Compensation Committee will determine bonus awards to be paid under the terms of the Performance Pay Plan. Payments of any bonus awards under the Performance Pay Plan will be contingent upon achieving the performance goals for the relevant performance period, and the Compensation Committee will be required to certify prior to approval of awards that these performance goals have been satisfied. The Compensation Committee will have discretion to reduce any bonus awards otherwise payable under the terms of the Performance Pay Plan if it believes that such reduction is in the best interest of the Company and its shareholders. However, the Compensation Committee will have no discretion to increase any bonus award otherwise payable under the Performance Plan. The maximum bonus award that may be paid to any participant in the Performance Pay Plan for any performance period will be (a) $2,500,000, multiplied by (b) the number of years (or portion of a year) in the performance period.

Coincident with the Compensation Committee’s establishment of performance goals for any performance period, the Compensation Committee will also establish in writing the effect that a participant’s death, disability or a change in of control of the Company will have on the payment of bonus awards under the Performance Pay Plan.

Stockholder Approval

As required by Section 162(m), no bonus awards will be payable under the Performance Pay Plan if the plan is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote.

Administration of the Performance Pay Plan

The Performance Pay Plan will be administered by the Compensation Committee. The Compensation Committee is comprised solely of “outside directors” as defined in Section 162(m). The Compensation Committee will have full authority to administer the Performance Pay Plan, including authority to interpret and construe any provision of the plan and to adopt such rules for administering the plan as it may deem necessary to comply with the requirements of the Internal Revenue Code, or to conform to any applicable regulation or any change in any law. The Compensation Committee may delegate any of its responsibilities under the Performance Pay Plan other than those responsibilities that are explicitly reserved for Compensation Committee action under Code Section 162(m). The Compensation Committee’s decisions will be final and binding upon all parties, including the Company, stockholders, and participants.

Amendment and Termination of the Performance Pay Plan

The Board of Directors may generally amend or terminate the Performance Pay Plan from time to time. However, no such action may adversely affect the rights and obligations of participants in the Performance Pay Plan with respect to the bonus amount payable under the plan at the time of such action, except as may be required in order to comply with the requirements of Section 162(m) or Internal Revenue Code Section 409A (concerning nonqualified deferred compensation).

Board of Directors Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PERFORMANCE PAY PLAN AS DISCLOSED IN THIS PROXY STATEMENT.

Other Matters

The Board of Directors does not intend to bring other matters before the Annual Meeting, except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment. Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s web site, at www.newmont.com.

APPENDIX A

NEWMONT MINING CORPORATION

2013 STOCK INCENTIVE COMPENSATION PLAN

1. Establishment; Effective Date; Purposes; and Duration.

(a) Establishment of the Plan; Effective Date. Newmont Mining Corporation, a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “Newmont Mining Corporation 2013 Stock Incentive Compensation Plan,” as set forth in this document (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents, Cash-Based Awards and Non-Employee Director Stock Awards. The Plan shall become effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares which are present or represented and entitled to vote and voted at a meeting (the “Effective Date”), which approval must occur within the period ending twelve (12) months before or after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1(c).

(b) Purposes of the Plan. The purposes of the Plan are: (i) to enhance the Company’s and the Affiliates’ ability to attract highly qualified personnel; (ii) to strengthen their retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company and the Affiliates; and (iv) to align the interests of Plan participants with those of the Company’s shareholders. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents, Cash-Based Awards and Non-Employee Director Stock Awards.

(c) Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 17, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2. Definitions.

Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means (i) any Subsidiary; (ii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company; and/or (iii) to the extent provided by the Committee, any Person in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Annual Salary” means the Participant’s regular annual base salary immediately prior to his or her Termination of Service (including premium pay) and pre-tax deferrals under the Retirement Savings Plan of Newmont or similar plans. “Annual Salary” shall not include any extra pay for foreign service or foreign assignment, hardship pay, overtime, moving allowances, the cost of goods and services, danger pay, the value of any stock-based compensation (including stock options, deferred stock, restricted stock and restricted stock units), incentive payments pursuant to the Strategic Stock Unit Bonus Program or the Senior Executive Compensation Program or any other incentive-based payroll practice, bonus or extraordinary compensation payments.

(c) “Annual Meeting” means the annual meeting of stockholders of the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Compensation Award, Other Stock-Based Awards, Dividend Equivalents, Cash-Based Awards and Non-Employee Director Stock Awards.

(f) “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof, or (c) a compensation program document setting fort the terms and provisions applicable to an Award granted under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(g) “Board” or “Board of Directors” means the Board of Directors of the Company.

(h) “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Section 12.

(i) “Cause” means, with respect to any Participant and as determined by the Committee:

(i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness) or his failure to follow policies, directions or the Company’s or an Affiliate’s code of conduct, after a written demand for substantial performance is delivered to the Participant by the Committee. Such written demand shall identify the manner in which the Committee believes that the Participant has not substantially performed the Participant’s duties. Notwithstanding the foregoing, written demand for substantial performance shall not be required if the Committee determines that immediate action, including termination of the Participant, is necessary to avoid potential injury or harm to the Company, an Affiliate or any person; or

(ii) the engaging by the Participant in illegal conduct or gross negligence or willful misconduct which is potentially injurious to the Company or any Affiliate; provided that if the Participant acts in accordance with an authorized written opinion of the Company’s or an Affiliate’s legal counsel, such action will not constitute “Cause” under this definition; or

(iii) any dishonest or fraudulent activity by the Participant or the reasonable belief by the Company of the Participant’s breach of any contract, agreement or representation with the Company or an Affiliate.

(j) “Change of Control” means the occurrence of any of the following events:

(i) The acquisition in one or a series of related transactions by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any corporation resulting from such Business Combination, any employee benefit plan (or related trust) of the Company or an Affiliate or any corporation resulting from such Business Combination, or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, such Parent Company) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, unless such ownership resulted solely from ownership of securities of the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, of the Parent Company) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(k) “Change of Control Price” means the price per share offered in respect of the Common Stock in conjunction with any transaction resulting in a Change of Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change of Control, if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the 30 trading days immediately preceding the date on which a Change of Control occurs, provided that if the use of such highest Fair Market Value in respect of a particular Award would cause an additional tax to be due and payable by the Participant under Section 409A of the Code, the Board or Committee shall determine the Change of Control Price in respect of such Award in a manner that does not have such result.

(l) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(m) “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

(n) “Common Stock” means $1.60 par value common stock of the Company. In the event of any adjustment pursuant to Section 4(d), the stock or security resulting from such adjustment shall be deemed to be Common Stock within the meaning of the Plan.

(o) “Consultant” means a consultant, advisor or other independent contractor who is a natural person and performs services for the Company or an Affiliate in a capacity other than as an Employee or Director.

(p) “Director” means any individual who is a member of the Board of Directors of the Company.

(q) “Disability” means a condition that causes a Participant to terminate employment with the Company and any Affiliate, and the Participant has immediately begun receiving benefits from the long-term disability plan of the Company or an Affiliate applicable to the Participant.

(r) “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company or an Affiliate.

(s) “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of ordinary dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, awarded under Section 10.

(t) “Effective Date” shall have the meaning ascribed to such term in Section 1(a).

(u) “Eligible Individual” means any Employee, Non-Employee Director or Consultant, and any prospective Employee and Consultant who has accepted an offer of employment or consultancy from the Company or any Affiliate.

(v) “Employee” means any person designated as an employee of the Company and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2(s) shall be considered an Employee for purposes of the Plan.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(x) “Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the average of the high and low stock price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(y) “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

(z) “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Section 7.

(aa) “Good Reason” means with respect to any Participant, without such Participant’s written consent:

(i) any reduction in the Participant’s Annual Salary or annual target bonus opportunity, as in effect during the 120-day period immediately preceding the Change of Control (or as such amounts may be increased from time to time);

(ii) the Company requiring the Participant to relocate his or her principal place of business to a location which is more than 35 miles from his or her previous principal place of business;

(iii) any failure by the Company to comply with and satisfy its obligations under the an applicable Change of Control Plan of the Company or an Affiliate; or

(iv) the assignment to the Participant, without the Participant’s consent, of any duties inconsistent with the Participant’s position immediately prior to such assignment (including status, office and reporting requirements) or any action resulting in the diminution of the Participant’s position, authority, duties or responsibilities.

Notwithstanding the foregoing, “Good Reason” shall not exist if, within 30 days of receiving notice from the Participant of the occurrence of any of the above events, the Company or an Affiliate remedies any of the above.

(bb) “Grant Date” means the later of: (i) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, provided that as soon as reasonably practical thereafter the Committee (or its designee) both notifies the Eligible Individual of the Award and enters into an Award Agreement with the Eligible Individual, or (ii) the date designated as the “grant date” in an Award Agreement.

(cc) “Grant Price” means the price established as of the Grant Date of a SAR pursuant to Section 7 used to determine whether there is any payment due upon exercise of the SAR.

(dd) “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Section 6 and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

(ee) “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

(ff) “New Employer” means, after a Change of Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

(gg) “Non-Employee Director” means a Director who is not an Employee.

(hh) “Non-Employee Director Stock Award” means an award of Shares, Restricted Stock, Restricted Stock Units or Stock Options received by a Non-Employee Director under the Plan in accordance with the terms and conditions set forth in Section 11.

(ii) “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Section 6 and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(jj) “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

(kk) “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

(ll) “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(mm) “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Non-Employee Director Stock Award, granted in accordance with the terms and conditions set forth in Section 9.

(nn) “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(oo) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 13 of the Plan.

(pp) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(qq) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the relevant Performance Measures.

(rr) “Performance Measure” means any performance criteria or measures as described in Section 13(c) on which the performance goals described in Section 13 for Performance Compensation Awards are based, and which criteria or measures are approved by the Company’s shareholders pursuant to the Plan.

(ss) “Performance Period” means the period of time, as determined in the discretion of the Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(tt) “Period of Restriction” means the period of time during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and/or other restrictions, or, as applicable, the period of time within which performance is measured for purposes of determining whether such an Award has been earned, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, in each case in accordance with Section 8.

(uu) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act

(vv) “Restricted Stock” means an Award of Shares granted to a Participant, subject to the applicable Period of Restriction, pursuant to Section 8.

(ww) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares or cash, subject to the applicable Period of Restriction, granted pursuant to Section 8.

(xx) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

(yy) “SEC” means the Securities and Exchange Commission.

(zz) “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(aaa) “Share” means a share of Common Stock (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4(d)).

(bbb) “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as a SAR, pursuant to the terms of Section 7.

(ccc) “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(ddd) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company and/or an Affiliate or with which the Company and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or an Affiliate, including a transaction described in Code Section 424(a).

(eee) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate under any circumstances. Unless otherwise determined by the Committee (and subject to the limitations applicable to ISOs under the Code), a Termination of Service shall not be considered to have occurred in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to an applicable Company or Affiliate policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between or among the Company and/or an Affiliate or Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute a Termination of Service if the individual continues to perform bona fide services for the Company or an Affiliate (subject to the limitations applicable to ISOs under the Code). A Participant employed by, or performing services for, an Affiliate or a division of the Company or of an Affiliate shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

3. Administration.

(a) General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

(b) Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall consist of not less than three (3) non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

(c) Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(i) select Eligible Individuals who may receive Awards under the Plan and become Participants;

(ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(iii) determine the sizes and types of Awards;

(iv) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(v) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or an Affiliate;

(vi) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(vii) make all determinations under the Plan concerning Termination of Service of any Participant’s employment or service with the Company or an Affiliate, including whether such Termination of Service occurs by reason of Cause, Good Reason, Disability, retirement or in connection with a Change of Control, and whether a leave constitutes a Termination of Service;

(viii) determine whether a Change of Control shall have occurred;

(ix) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(x) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(xi) establish and administer any performance goals in connection with any Awards, including related Performance Goals and Performance Measures or other performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to any Award intended to qualify as Performance Compensation Award were in fact satisfied;

(xii) construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(xiii) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(xiv) make all valuation determinations relating to Awards and the payment or settlement thereof;

(xv) grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(xvi) amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(xvii) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(xviii) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(xix) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

(d) Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

(e) Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, any Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of an Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

(f) Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(g) Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) and the rules of Code Section 162(m) applicable to any Performance Compensation Award, or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not (i) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (ii) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; or (iii) delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3(g) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

4. Shares Subject To The Plan.

(a) Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Subject to adjustment as provided in Section 4(d), the total number of Shares that may be granted pursuant to Awards under the Plan shall be the sum of: (i) 14,500,000 Shares; plus (ii) up to 7,842,793 Shares available for grant under the Newmont Mining Corporation 2005 Stock Incentive Plan (the “Prior Plan”) as of December 31, 2012. From and after the Effective Date, no further grants or awards shall be made under the Prior Plan; however, grants or awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

(b) Rules for Calculating Shares Granted.

(i) For purposes of this Section 4, the number of Shares available for grant under the Plan shall be reduced by: one (1) Share for each Share subject to an Award granted under the Plan.

(ii) Shares underlying Awards that are forfeited (including any Shares subject to an Award that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised shall be available for grant pursuant to future Awards, including up to 5,770,206 Shares subject to any outstanding Award under the Prior Plan that is so forfeited, cancelled, terminated or expired after December 31, 2012.

(iii) Any Shares withheld or tendered to pay the Option Price of an Option or other purchase price of an Award (or after December 31, 2012 the option price or other purchase price of any option or other award under the Prior Plan), or withholding tax obligations with respect to an Award (or after December 31, 2012 any awards under the Prior Plan) shall be available for grant pursuant to future Awards.

(iv) If any Shares subject to an Award (or any award under the Prior Plan) are not delivered to a Participant because (A) such Shares are withheld to pay the Option Price or other purchase price of such Award (or any award under the Prior Plan), or withholding tax obligations with respect to such Award (or other award), (B) a payment upon exercise of a Stock Appreciation Right (or stock appreciation right under the Prior Plan) is made in Shares or (C) such Award (or any award under the Prior Plan) is settled for cash, the number of Shares subject to the exercised or purchased portion of any such Award that are not delivered to the Participant shall be available for grant pursuant to future Awards.

(v) Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for grant under the Plan; provided, however, that the total number of Shares that may be granted pursuant to Incentive Stock Options under the Plan shall be 500,000 Shares, as adjusted pursuant to paragraphs (ii), (iii) and (iv) of this Section 4(b) and Section 4(d).

(c) Award Limits. The following limits shall apply to grants of the following Awards under the Plan (subject to adjustment as provided in Section 4(d)):

(i) Options: The maximum aggregate number of Shares that may be subject to Options granted to any one Participant during a single Fiscal Year shall be 500,000 Shares.

(ii) SARs: The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights granted to any one Participant during a single Fiscal Year shall be 500,000 Shares. Any Shares covered by Options which include Tandem SARs granted to one Participant in any Fiscal Year shall reduce this limit on the number of Shares subject to SARs that can be granted to such Participant in such Fiscal Year.

(iii) Performance Compensation Awards: An aggregate maximum of 312,500 Shares subject to Performance Compensation Awards that are denominated in Shares may be granted to any one Participant during a single Fiscal Year, without regard to vesting or exercisability. With respect to Performance Compensation Awards that are not denominated in Shares, an aggregate maximum of $15,000,000 may be granted as such Performance Compensation Awards to any one Participant during any one Fiscal Year, without regard to vesting or exercisability.

(iv) Non-Employee Director Stock Awards. The maximum aggregate number of Shares that may be subject to Non-Employee Director Stock Awards granted to any one Non-Employee Director during a single Fiscal Year shall be 50,000 Shares.

To the extent required by Section 162(m) of the Code, Shares subject to Options, SARs or Performance Compensation Awards which are canceled shall continue to be counted against the limits set forth in paragraphs (i) and (ii) immediately preceding.

(d) Adjustment Provisions. Notwithstanding any other provisions of the Plan to the contrary, in the event of (i) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including a Change of Control) that affects the shares of Common Stock, or (ii) any unusual or nonrecurring events (including a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i) adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limits under Section 4(c)) and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Option Price or Grant Price with respect to any Award or (3) any applicable performance measures (including Performance Measures and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions (including any Period of Restriction) on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market

Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Option Price or Grant Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Option Price or Grant Price equal to, or in excess of, the Fair Market Value of a Share may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Committee shall determine any adjustment pursuant to this Section 4(d): (i) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and Performance Compensation Awards and (ii) subject to Section 18(g)(vi). Any adjustments under this Section 4(d) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. Any actions or determinations of the Committee under this Section 4(d) need not be uniform as to all outstanding Awards, nor treat all Participants identically. All determinations of the Committee as to adjustments, if any, under this Section 4(d) shall be conclusive and binding for all purposes.

(e) No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

5. Eligibility and Participation.

(a) Eligibility. Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of Non-Employee Director Stock Awards set forth in Section 5(c) and ISOs set forth in Section 6(i)(i).

(b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.

(c) Non-Employee Director Stock Awards. Each Director shall be eligible to receive Non-Employee Director Stock Awards in accordance with the terms and conditions of the Plan, including Section 11, provided that he or she is a Non-Employee Director as of the date of granting of such Award. Notwithstanding any other provision of the Plan to the contrary, no Persons other than Non-Employee Directors shall be eligible to receive Non-Employee Director Stock Awards.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Section 4), and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

(b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

(c) Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6(i)(iii), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(d), in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

(d) Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Options shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

(e) Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. The Committee, in its discretion, may allow a Participant to exercise an Option that has not otherwise become exercisable pursuant to the applicable Award Agreement, in which case the Shares then issued shall be Shares of Restricted Stock having a Period of Restriction analogous to the exercisability provisions of the Option. In the event that any portion of an exercisable Option is scheduled to expire or terminate pursuant to the Plan or the applicable Award Agreement (other than due to Termination of Service for Cause) and both (x) the date on which such portion of the Option is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the Option Price per Share of such portion of the Option is less than the Fair Market Value of a Share, then on the date that such portion of the Option is scheduled to expire or terminate, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a “net exercise” (as described in Section 6(f)(iii)) and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 18(b)(i)). The period of time over which a Nonqualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination of Service for Cause) of such Option the Participant’s exercise of such Option would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.

(f) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Section 18. The Option Price upon exercise of any Option shall be payable to the Company in full by cash, check or such cash equivalent as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:

(i) Payment may be made in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option and provided further that such already owned Shares must have been either previously acquired by the Participant on the open market (or meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price).

(ii) Payment may be made by means of a broker-assisted “cashless exercise” pursuant to which a Participant may elect to deliver a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of Share sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes.

(iii) Payment may be made by a “net exercise” pursuant to which the Participant instructs the Company to withhold a number of Shares otherwise deliverable to the Participant upon such exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) the Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised, increased by the amount of any applicable withholding taxes.

(iv) Payment may be made by any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6(f) and satisfaction of tax obligations in accordance with Section 18, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 22(g). Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

(g) Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

(h) Termination of Service. Except as otherwise provided by Section 6(e) or in the applicable Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. An Option shall cease to become exercisable upon a Termination of Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 6(h) to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service.

(i) Limitations on Incentive Stock Options.

(i) General. No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(ii) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(iii) Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the Grant

Date of such Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the Grant Date of such ISO, and the ISO by its terms is not exercisable after the expiration of five years from such Grant Date.

7. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant a SAR (i) in connection with, and at the Grant Date of, a related Option (a “Tandem SAR”), or (ii) independent of, and unrelated to, an Option (a “Freestanding SAR”). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

(b) Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7(b). The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Freestanding SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(d). The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

(c) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7(g). An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the related ISO; (ii) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

(d) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. In the event that any portion of an exercisable Freestanding SAR is scheduled to expire or terminate pursuant to the Plan or the applicable Award Agreement (other than due to Termination of Service for Cause) and both (x) the date on which such portion of the SAR is scheduled to expire or terminate falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) that would otherwise prohibit exercise of such portion of the SAR and (y) the Grant Price per Share of such portion of the SAR is less than the Fair Market Value of a Share, then on the date that such portion of the SAR is scheduled to expire or terminate, such portion of the SAR (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant and minimum withholding taxes due (if any) upon such automatic exercise shall be satisfied by withholding of Shares (as described in Section 18(b)(i)). The period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date or termination date (other than due to Termination of Service for Cause) of such SAR the Participant’s exercise of such SAR would violate an applicable law (except under circumstances described in the preceding sentence); provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date or termination date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

(e) Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

(f) Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term of any Tandem SAR shall be the same as the related Option. However, in no event shall the term of a SAR exceed ten (10) years.

(g) Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(ii) The number of Shares with respect to which the SAR is exercised, after deduction of any tax withholding in accordance with Section 18.

Notwithstanding the foregoing provisions of this Section 7(g) to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value as of the date of such exercise, or in some combination thereof.

(h) Rights as a Stockholder. A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(i) Termination of Service. Except as otherwise provided by Section 7(d) or in the applicable Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of Service of the Participant. A SAR shall cease to become exercisable upon a Termination of Service of the holder thereof. Notwithstanding the foregoing provisions of this Section 7(i) to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in Section 6(e) (in the case of Tandem SARs) or in Section 7(d) (in the case of Freestanding SARs).

8. Restricted Stock and Restricted Stock Units.

(a) Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Awards of Restricted Stock may be made with or without the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of Shares of

Restricted Stock, and any such required cash payment shall be set forth in the applicable Award Agreement. Subject to the terms and conditions of this Section 8 and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8(f), the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Section 8 or the applicable Award Agreement or as determined by the Committee.

(b) Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

(c) Nontransferability of Restricted Stock. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

(d) Period of Restriction and Other Restrictions. The Period of Restriction applicable to an Award of Restricted Stock or Restricted Stock Units shall lapse based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement; provided, however, that, except with respect to Awards of Restricted Stock and/or Restricted Stock Units of up to an aggregate of 1,000,000 Shares granted during the term of the Plan, or any such Awards that are Substitute Awards, such Period of Restriction shall lapse: (i)(x) in full with respect to all Shares underlying such Award at the expiration of a period not less than three years from the Grant Date of such Award; (y) proportionally in equal installments of the Shares underlying such Award over a period not less than three years from the Grant Date of such Award; or (z) in the case an Award subject to the achievement of performance goals, a Performance Period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Award have been achieved, except that the Period of Restriction may lapse earlier in the event of the death or Disability of the Participant, on such terms as the Committee shall determine, or in accordance with Section 18 hereof. The Committee shall not have the authority to otherwise accelerate the lapse of the Period of Restriction with respect to an Award of Restricted Stock or Restricted Stock Units.

(e) Delivery of Shares and Settlement of Restricted Stock Units. Upon the expiration of the Period of Restriction with respect to any Shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in such Award Agreement. If applicable stock certificates are held by the Secretary of the Company or an escrow holder, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Shares of Restricted Stock that have not then been forfeited and with respect to which the Period of Restriction has expired. Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Period of Restriction with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Shares beyond the expiration of the Period of Restriction. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the date on which the Period of Restriction lapsed with respect to such Restricted Stock Units, less applicable tax withholdings in accordance with Section 18.

(f) Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates shall bear an appropriate legend, and, if the

Committee determines that the Shares of Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending expiration of the Period of Restriction, the Committee may require the Participant to additionally execute and deliver to the Company: (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) an appropriate stock power (endorsed in blank) with respect to such Shares of Restricted Stock. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8(f), shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

(g) Rights as a Stockholder.

(i) Restricted Stock. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. Dividends on Restricted Stock that vests based on the achievement of performance goals shall not be paid until and to the extent the award is earned. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (A) any adjustment as provided in Section 4(d), or (B) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

(ii) Restricted Stock Units. A Participant receiving Restricted Stock Units shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon expiration of the Period of Restriction and satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(h) Termination of Employment or Service. Except as otherwise provided in this Section 8(h), during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination of Service or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award

Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination of Service.

9. Other Stock-Based Awards.

(a) Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

(d) Rights as a Stockholder. A Participant receiving an Other Stock-Based Award shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(e) Termination of Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service.

10. Dividend Equivalents. No adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 22(d). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, Dividend Equivalents shall not be payable until the issuance of Shares under any Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula, as may be determined by the Committee.

11. Terms and Conditions of Non-Employee Director Stock Awards.

(a) Awards. On the first business day following the date of the Annual Meeting in each year, commencing in 2013, each Non-Employee Director who is elected or re-elected as a director of the Company at such Annual Meeting shall receive under the Plan, for service as a director of the Company previously rendered and to be rendered during the year in which such Annual Meeting is held, a number of Shares, Restricted Stock, Restricted

Stock Units or Stock Options determined by the Board at or prior to such Annual Meeting, unless the Board or the Committee determines not to award such Non-Employee Director Stock Awards. If a person is elected or appointed a director of the Company in any calendar year after the Annual Meeting held in such calendar year, and qualifies as a Non-Employee Director, then such person shall receive under the Plan on the first business day following the effective date of such person’s election or appointment as a Non-Employee Director, for service as a director of the Company to be rendered during such year, a number of Shares, Restricted Stock, Restricted Stock Units or Stock Options determined by the Board at or prior to such election or appointment. For the avoidance of doubt, in no event shall any person be entitled to receive more than one Non-Employee Director Stock Award under this Section 11(a) during a single calendar year.

(b) Forego Award. A Non-Employee Director may forego any Non-Employee Director Stock Award under the Plan for any year by giving irrevocable Notice to such effect to the Company on or before December 31 of the immediately preceding year or, in the case of a Non-Employee Director Stock Award to be made to a person on the effective date of such person’s initial election or appointment as a Non-Employee Director, prior to such effective date.

(c) No Payment. A Non-Employee Director shall not be required to make any payment for any Non-Employee Director Stock Award granted under the Plan, unless the Non-Employee Director Stock Award is in the form of a Stock Option.

(d) Rights as a Stockholder. In the event a Non-Employee Director Stock Award is in the form of Shares except as otherwise determined by the Board not later than the award date of a Non-Employee Director Stock Award, a Non-Employee Director who receives a Non-Employee Director Stock Award in the form of Shares shall have full beneficial ownership of, and rights and privileges of a shareholder as to awarded shares, including the rights to vote, receive dividends and sell, transfer, assign, pledge or dispose of such Shares.

12. Cash-Based Awards.

(a) Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Cash-Based Award entitles the Participant who receives such Award to receive a payment in cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which shall be set forth in the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b) Earning and Payment of Cash-Based Awards. Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change of Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award, subject to Section 13, if applicable. Payment of earned Cash-Based Awards shall be as determined by the Committee and set forth in the Award Agreement.

(c) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Cash-Based Award following such Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service.

13. Performance Compensation Awards.

(a) Generally. The Committee shall have authority, at the time of grant of any Award under Sections 8, 9 and 12 of the Plan to designate such Award as a Performance Compensation Award. A Performance Compensation Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. In the event that the Committee determines, in its discretion, to grant Awards that are not designated as Performance Compensation Awards, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may, in its discretion, base earning of such Awards on performance measures other than those set forth in Section 13(c).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have discretion to select the length of such Performance Period, the type or types of Performance Compensation Awards to be issued, the Performance Measure or Performance Measures that will be used to establish the Performance Goal or Performance Goals, the kinds and/or levels of the Performance Goal or Performance Goals that is or are to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Measures. The Performance Measures that shall be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and shall include the following: (i) net earnings or net income (before or after interest, taxes and/or other adjustments); (ii) basic or diluted earnings per share (before or after interest, taxes and/or other adjustments); (iii) reserve replacement; (iv) book value per share; (v) net revenue or revenue growth; (vi) sales; (vii) production; (viii) costs of production; (ix) net interest margin; (x) operating profit (before or after taxes); (xi) return on assets, equity, capital, or revenue; (xii) cash flow (including, but not limited to, operating cash flow and free cash flow); (xiii) capital expenditures; (xiv) share price (including, but not limited to, growth measures and total shareholder return); (xv) market capitalization; (xvi) working capital; (xvii) expense targets; (xviii) margins; (xix) operating efficiency; (xx) measures of economic value added; (xxi) asset quality; (xxii) net asset value; (xxiii) enterprise value; (xxiv) employee retention; (xxv) objective measures of personal performance targets, goals or completion of projects; (xxvi) asset growth; (xxvii) dividend yield; (xxviii) product development, product market share, licensing, mergers, acquisitions, or sales of assets; (xxix) objective safety metrics; or (xxx) any combination of the foregoing. Any one or more of the Performance Measures may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may determine in its discretion, or any of the above Performance Measures may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its discretion, determines, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the relevant Performance Measures and Performance Goals it selects to use for such Performance Period and thereafter communicate such Performance Measures and Performance Goals to the Participant.

(d) Modification of Performance Goals. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such alterations, the Committee shall have discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in its discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) the cumulative effect of changes in accounting principles; (vi) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto); (vii) acquisitions, divestitures or discontinued operations; (viii) gains or losses on refinancing or extinguishment of debt; (ix) foreign exchange gains and losses; (x) a change in the Company’s fiscal year; (xi) any other specific unusual events, or objectively determinable category thereof; and (xii) any other specific nonrecurring events, or objectively determinable category thereof.

(e) Payment of Performance Compensation Awards. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goals for such Award are achieved and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Award has been earned for the Performance Period. After the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for such Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, the Committee may use negative discretion, consistent with Section 162(m), to eliminate or reduce, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The Committee shall not have discretion to (i) waive the achievement of Performance Goals applicable to any Performance Compensation Award, except in the case of the Participant’s death, disability or a Change of Control or (ii) increase a Performance Compensation Award above the applicable limits set forth in Section 4(c), except as otherwise provided in the Plan.

14. Transferability Of Awards; Beneficiary Designation.

(a) Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 14(c). Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

(b) All Other Awards. Except as otherwise provided in Section 8(e) or Section 14(c) or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 14(a) and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 14(a) and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 14(b) shall be void and unenforceable against the Company.

(c) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

15. Rights of Participants.

(a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(i) Give any Eligible Individual the right to be retained in the employment or service of the Company and/or an Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii) Restrict in any way the right of the Company and/or an Affiliate to terminate, change or modify any Eligible Individual’s employment or service at any time with or without Cause;

(iii) Confer on any Eligible Individual any right of continued relationship with the Company and/or an Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate, change or modify its relationship with an Eligible Individual;

(iv) Constitute a contract of employment or service between the Company or any Affiliate and any Eligible Individual, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate;

(v) Give any Eligible Individual the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or an Affiliate, nor be construed as limiting in any way the right of the Company and/or an Affiliate to determine, in its sole discretion, whether or not it shall pay any Eligible Individual bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(vi) Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

(b) Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

(c) Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

(d) No Effects on Benefits; No Damages. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of Service of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such Termination of Service, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

(e) One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

16.	Change of Control.

(a) Alternative Awards. Notwithstanding any other provisions of the Plan to the contrary, the occurrence of a Change of Control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment with respect to any outstanding Award to the extent that the Board or the Committee determines in its discretion, prior to such Change of Control, that such outstanding Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change of Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award immediately prior to the Change of Control (as determined by the Board or the Committee (as constituted prior to the Change of Control), in its discretion);

(iv) have terms and conditions which provide that if the Participant incurs a Termination of Service from the New Employer due to Termination of Service by (A) the New Employer for any reason other than Cause, death or Disability; or (B) the Participant within 120 days after the Participant has knowledge of the occurrence of Good Reason, in either case, prior to the third anniversary of the Change of Control, (1) any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse in full, and such Alternative Award shall become fully vested and exercisable, as the case may be, and (2) to the extent applicable, each such Alternative Award outstanding as of the date of such Termination of Service may thereafter be exercised until the later of (a) the last date on which such Award would have been exercisable in the absence of this Section 16(a), and (b) the earlier of (I) the third anniversary of such Change of Control and (II) expiration of the term of such Award; and

(v) not subject the Participant to the assessment of additional taxes under Section 409A of the Code.

(b) Accelerated Vesting and Payment.

(i) Notwithstanding any other provisions of the Plan to the contrary, in the event Section 16(a) does not apply, upon a Change of Control, (1) all outstanding Awards shall become fully vested, nonforfeitable and, to the extent applicable, exercisable immediately prior to the Change of Control; (2) the Board or the Committee (as constituted prior the Change of Control) shall provide that in connection with the Change of Control (A) each outstanding Option and Stock Appreciation Right shall be cancelled in exchange for an amount (payable in accordance with Section 16(b)(ii)) equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of the Change of Control over the Option Price or Grant Price applicable to such Option or Stock Appreciation Right, (B) each Share of Restricted Stock, each Restricted Stock Unit and each other Award denominated in Shares shall be cancelled in exchange for an amount (payable in accordance with Section 16(b)(ii)) equal to the Change of Control Price multiplied by the number of Shares covered by such Award, (C) each Award not denominated in Shares shall be cancelled in exchange for the full amount of such Award (payable in accordance with Section 16(b)), and (D) any Award the payment or settlement of which was deferred under Section 22(d) or otherwise shall be cancelled in exchange for the full amount of such deferred Award (payable in accordance with Section 16(b)(ii)); (3) the target Performance Goals or other performance goals applicable to any outstanding Awards shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable Performance Period then outstanding; and (4) the Board or the Committee (as constituted prior the Change of Control) may, in addition to the consequences otherwise set forth in this Section 16(b)(i), make adjustments and / or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(ii) Payments. Payment of any amounts in accordance with this Section 16(b) shall be made in cash or, if determined by the Board or the Committee (as constituted prior to the Change of Control), in securities of the New Employer that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change of Control, having an aggregate fair market value (as determined by such Board or Committee) equal to such amount or in a combination of such securities and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten (10) business days, following the Change of Control.

(c) Certain Terminations of Service Prior to Change of Control. Any Participant who incurs a Termination of Service under any circumstances other than involuntary Termination of Service for Cause or resignation without Good Reason on or after the date on which the Company entered into an agreement in principle the consummation of which would constitute a Change of Control, but prior to such consummation, and such Change of Control actually occurs, shall be treated, solely for purposes of the Plan (including this Section 16), as continuing in the Company’s, or the applicable Affiliate’s, employment or service until the occurrence of such Change of Control and to have been Terminated under such circumstances immediately thereafter.

(d) Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Section 16 may not be terminated, amended, or modified on or after the date of a Change of Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

(e) No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4(d) or this Section 16 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Section 16 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing provisions of this Section 16, the Committee shall determine the adjustments provided in this Section 16: (i) subject to Section 18(g)(vi), and (ii) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options, and in no event may any ISO be exercised after ten (10) years from the Grant Date thereof.

17. Amendment and Termination.

(a) Amendment and Termination of the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code). Except in connection with a corporate transaction involving the Company or as provided in Section 4(d) or as approved by the Company’s stockholders, during any period that the Company is subject to the reporting requirements of the Exchange Act, the terms of an outstanding Option or SAR may not be amended to reduce the Option Price or Grant Price thereof, an outstanding Option or SAR may not be cancelled in exchange for cash, the granting of an Option or SAR to the Participant at a lower Option Price or Grant Price, or the granting to the Participant another Award of a different type, and no Option or SAR shall otherwise be subject to any action that is considered a “repricing” for purposes of the stockholder approval rules of the Applicable Exchange.

(b) Amendment of Awards. Subject to the immediately following sentence, the Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall cause an Award that is intended to qualify as a Performance Compensation Award not to so qualify or otherwise be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules. Except in connection with a corporate transaction involving the Company or as provided in Section 4(d) or as approved by the Company’s stockholders, during any period that the Company is subject to the reporting requirements of the Exchange Act, the terms of an outstanding Option or SAR may not be amended to reduce the Option Price or Grant Price thereof, an outstanding Option or SAR may not be cancelled in exchange for cash, the granting of an Option or SAR to the Participant at a lower Option Price or Grant Price, or the granting to the Participant another Award of a different type, and no Option or SAR shall otherwise be subject to any action that is considered a “repricing” for purposes of the stockholder approval rules of the Applicable Exchange.

18. Tax Withholding and Other Tax Matters.

(a) Tax Withholding. The Company and/or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

(b) Withholding or Tendering Shares. Without limiting the generality of Section 18(a), subject to any applicable laws, a Participant may (unless disallowed by the Committee) elect to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly) and either previously acquired by the Participant on the open market at the time of exercise or payment (or which meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to satisfy such tax obligations), based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

(c) Restrictions. The satisfaction of tax obligations pursuant to this Section 18 shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rules and regulations.

(d) Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the Grant Date of such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

(e) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company upon or prior to the filing such election with the Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(f) No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(g) Nonqualified Deferred Compensation.

(i) It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (ii) of this Section 18(g), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

(ii) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

(iii) The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.

(iv) No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

(v) The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 18(g)(v), any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.

(vi) Notwithstanding the provisions of Section 4(d) to the contrary, (1) any adjustments made pursuant to Section 4(d) to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (2) any adjustments made pursuant to Section 4(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (3) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date thereof to be subject to Section 409A of the Code.

(vii) If any Award is subject to Section 409A of the Code, the provisions of Section 15 shall be applicable to such Award only to the extent specifically provided in the Award Agreement and permitted pursuant to paragraph (ii) of this Section 18(g).

(viii) Notwithstanding any other provision in the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Participant is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent required by Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision), any payment made to such Participant on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulation Section 1.409A-3(i)(2)(ii) (or any successor provision).

19. Limits Of Liability; Indemnification.

(a) Limits of Liability. Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(i) None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(ii) Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(iii) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdictional authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award, or (iii) any tax, interest, or penalties any Participant or other person might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(b) Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

20. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. Forfeiture / Clawback. The Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Service with or without cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

22. Miscellaneous.

(a) Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

(b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c) Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate Notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Section 18, in accordance with the Plan and such Participant’s Award Agreement.

(d) Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

(e) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

(f) Section 16 of Exchange Act and Section 162(m) of the Code. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of the Plan or an Award Agreement, any Performance Compensation Award shall be subject to any applicable limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder (including any amendment to the foregoing) that are requirements for qualification as “other performance-based compensation” as described in Code Section 162(m)(4)(C), and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements and no action of the Committee that would cause such Award not to so qualify shall be effective

(g) Requirements of Law; Limitations on Awards.

(i) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(ii) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(iii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or

Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(iv) Upon termination of any period of suspension under this Section 22(g), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(v) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(vi) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h) Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

(i) Governing Law. Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be determined, and related Plan and Award provisions, which shall be construed, under the laws of the State of Delaware, the Plan and each Award Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Colorado, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(j) Plan Unfunded. The Plan shall be an unfunded plan for incentive compensation. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company. With respect to any payments not yet made to any person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give such person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the payment any amounts as they come due under the Plan. Neither the Participant nor the Participant’s duly-authorized transferee or beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company or any Affiliate.

(k) Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

(l) Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(m) No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

(n) Affiliate Eligible Individuals. In the case of a grant of an Award to any Eligible Individual of an Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to an Affiliate that are subsequently forfeited or canceled.

(o) Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

(p) Right of Offset. The Company and the Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement, in each case to the extent permitted by applicable law and not in violation of Code Section 409A.

(q) Participants Based Outside of the United States. The Committee may grant awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States (and, in any case, who are not and are not expected to be “covered employees” within the meaning of Code Section 162(m)), on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including to maximize tax efficiency).

APPENDIX B

NEWMONT MINING CORPORATION

PERFORMANCE PAY PLAN

Adopted by the Board: February 20, 2013

Approved by the Stockholders: April     , 2013

SECTION 1.	ESTABLISHMENT; PURPOSE

Newmont Mining Corporation (the “Company”) hereby establishes the Newmont Mining Corporation Performance Pay Plan (the “Plan”) for the benefit of certain members of the Company’s senior management team. The purposes of the Plan are to (i) place a significant portion of the compensation of Plan Participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (ii) exempt bonuses paid hereunder from the deduction limitations of Code Section 162(m). The Plan is intended to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of the Participants that will result in financial success for both the stockholders of the Company and the Participants.

SECTION 2.	CERTAIN DEFINITIONS.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following events:

(i) The acquisition in one or a series of related transactions by any individual, entity or group (within the meaning of Section 12(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any corporation resulting from such Business Combination, any employee benefit plan (or related trust) of the Company or an Affiliate or any corporation resulting from such Business Combination, or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, such Parent Company) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, unless such ownership resulted solely from ownership of securities of the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, of the Parent Company) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

“Code Section 409A” means Section 409A of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

“Committee” means a committee comprised of two or more directors, all of whom are “outside directors,” as defined in Treasury Regulation Section 1.162-27(e)(3). In the absence of an explicit Board delegation to the contrary, the Committee shall be the Compensation Committee of the Board.

“Disability” means a condition that causes a Participant to terminate employment with the Company and any Affiliate, and the Participant has immediately begun receiving benefits from the long-term disability plan of the Company.

“Participant” means any member of senior management of the Company who is selected to participate in the Plan for a Performance Period in accordance with Section 4, below.

“Performance Goals” means the specific, measurable goals set by the Committee for any given Performance Period. Performance Goals may include multiple goals and may be based on one or more operational or financial criteria. In setting the Performance Goals for any Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit thereof: (a) net earnings or net income (before or after interest, taxes and/or other adjustments); (b) basic or diluted earnings per share (before or after interest, taxes and/or other adjustments); (c) reserve replacement; (d) book value per share; (e) net revenue or revenue growth; (f) sales; (g) production; (h) costs of production; (i) net interest margin; (j) operating profit (before or after taxes); (k) return on assets, equity, capital, or revenue; (l) cash flow (including, but not limited to, operating cash flow and free cash flow); (m) capital expenditures; (n) share price (including, but not limited to, growth measures and total shareholder return); (o) market capitalization; (p) working capital; (q) expense targets; (r) margins; (s) operating efficiency; (t) measures of economic value added; (u) asset quality; (v) net asset value; (w) enterprise value; (x) employee retention; (y) objective measures of personal performance targets, goals or completion of projects; (z) asset growth; (aa) dividend yield; or (bb) product development, product market share, licensing, mergers, acquisitions, or sales of assets.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a bonus award granted under the terms of the Plan.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

SECTION 3.	ADMINISTRATION.

The Plan shall be administered by the Committee, and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, or to conform to any regulation or any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan other than such responsibilities that are explicitly reserved for Committee action pursuant to Code Section 162(m). The Committee’s decisions shall be final and binding upon all parties, including the Company, stockholders, and Participants.

SECTION 4.	PERFORMANCE PERIODS; ELIGIBILITY

The Committee may, but need not, establish multiple Performance Periods beginning in any calendar year, with each such Performance Period to extend for such duration as determined by the Committee in its sole and absolute discretion. Within ninety (90) days after the beginning of any such Performance Period, but in no event after twenty-five (25) percent of the Performance Period has elapsed, the Committee shall designate in writing those executives, who are at least at grade level E-4, of the Company who shall be Participants in the Plan for such Performance Period. Only those individuals selected to be Participants shall be eligible to earn bonus awards under the Plan.

SECTION 5.	ESTABLISHMENT OF PERFORMANCE GOALS; DETERMINATION OF AWARDS

5.1 Establishment of Performance Goals; Bonus Formulas. Within ninety (90) days after the beginning of a Performance Period, but in no event after twenty-five (25) percent of the Performance Period has lapsed, the Committee shall establish in writing (i) the Performance Goals and the underlying performance criteria applicable to the Performance Period, and (ii) the formula or methodology for determining the bonus award payable (if any) to each Participant for such Performance Period upon attainment of the specified Performance Goals. Performance Goals must be objective and must satisfy the third-party objectivity standards under Code Section 162(m). Notwithstanding the foregoing, at the time such Performance Goals are established, the Committee may determine that the Performance Goals shall be adjusted to account for any unusual items or specified events or occurrences during the Performance Period, provided that any such items, events or occurrences are specified in writing at such time and any such adjustments satisfy the third-party objectivity standards of Code Section 162(m). Additionally, the Committee is authorized, at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the awards granted pursuant to this Plan to any Participant for such Performance Period to fail to qualify as “qualified performance-based compensation” under Code Section 162(m), in its discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) the cumulative effect of changes in accounting principles; (vi) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto); (vii) acquisitions, divestitures or discontinued operations; (viii) gains or losses on refinancing or extinguishment of debt; (ix) foreign exchange gains and losses; (x) a change in the Company’s fiscal year and (xi) any other specific unusual events, or objectively determinable category thereof and (xii) any other specific nonrecurring events, or objectively determinable category thereof.

5.2 Certification of Results; Calculation of Bonuses. As soon as reasonably practicable after the close of the Performance Period, the Committee shall determine bonus awards to be paid under the terms of the Plan. Any payments made under this Plan shall be contingent upon achieving the Performance Goals set in advance for the Performance Period in question. The Committee shall certify in writing prior to approval of any awards that such Performance Goals have been satisfied (approved minutes of the Committee may be used for this purpose).

5.3 Committee Discretion to Reduce Awards. The Committee may, in its sole and absolute discretion, reduce the bonus awards to which any Participant is otherwise due for any Performance Period if it believes that such reduction is in the best interest of the Company and its shareholders, but any reduction cannot result in any increase in the bonus award of one or more other Participants for such Performance Period. The Committee has no discretion to increase the bonus award otherwise payable to any Participant for any Performance Period.

5.4 Maximum Awards. The maximum bonus award that may be paid to any Participant for any Performance Period shall be (x) two million five hundred thousand dollars ($2,500,000), multiplied by (y) the number of years (or portion thereof) in the Performance Period.

SECTION 6.	PAYMENT OF AWARDS

Coincident with the Committee’s establishment of Performance Goals for any Performance Period, the Committee shall also establish in writing when bonus awards for such Performance Period (if any) shall be paid, including (but not limited to) the effect that a Participant’s death, Disability, or a Change of Control of the Company, shall have on the payment of such awards. All payment terms shall be intended to comply with Code Section 409A. Payment may be made in the form of cash or Company common stock (including Company common stock that is subject to forfeiture), pursuant to the Company’s 2013 Stock Incentive Compensation Plan, or any successor plan thereto, or any combination thereof, as determined by the Committee in its sole and absolute discretion.

SECTION 7.	GENERAL PROVISIONS.

7.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

7.2 No Contract of Employment. Nothing in this Plan shall confer upon the Participant the right to maintain his relationship with the Company or any affiliate as an employee, nor shall it interfere in any way with any right of the Company, or any such affiliate, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without Cause.

7.3 Amendment and Termination. The Board may from time to time alter, amend, suspend, terminate or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that the Plan not be subject to the limitations on deductibility contained in Code Section 162(m), or to conform to any regulation or to any change in law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations of the Participants with respect to the bonus amount payable under the Plan at the time of such alteration, amendment, suspension, termination or discontinuance, except as may be required in order to comply with the requirements of Code Section 162(m) or Code Section 409A.

7.4 Section 409A of the Code. This Plan, including any payment terms established in accordance with Section 6, above, is intended to be established, administered and operated in a manner that complies with or is exempt from Code Section 409A. Although the Company intends to administer the Plan so that it complies with or is exempt from the requirements of Code Section 409A, the Company does not warrant that any bonus amount payable under the Plan will not be subject to the tax imposed by Code Section 409A or will otherwise qualify for favorable tax treatment under any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of its participation in the Plan.

7.5 Tax Withholding. The Company shall withhold all applicable taxes from any bonus awards payable hereunder, including any non-U.S., federal, state, and local taxes.

7.6 Applicable Law. This Plan shall be construed in accordance with provisions of the laws of the State of Colorado, without regards to the conflicts of laws provisions of such state.

SECTION 8.	EFFECTIVE DATE; PRIOR PLAN NOT SUSPENDED.

8.1 Effective Date of Plan. This Newmont Mining Corporation Performance Pay Plan was adopted by the Board of Directors on February 20, 2013, to be effective as of April 24, 2013, subject to stockholder approval, and it shall remain in effect, subject to amendment or termination from time to time in accordance with the terms and conditions hereof.

8.2 Stockholder Approval. The Plan will be submitted to the stockholders of the Company for approval as soon as practicable following the adoption of the Plan by the Board. In the event that the Plan is not approved by the affirmative vote of a majority of the shares of the common stock of the Company cast on the issue of approval of the Plan in accordance with the requirements of Code Section 162(m) prior to the end of any Performance Period established hereunder, no bonus award shall be payable pursuant to this Plan for such Performance Period. The Plan will be re-approved by the stockholders of the Company no less than every five (5) years.

8.3 2010 Plans Not Superseded. This Plan does not supersede or otherwise affect the Newmont Senior Executive Compensation Program of Newmont. All awards granted under the foregoing plan remain valid and shall continue to be governed by the provisions of such plan.

IMPORTANT ANNUAL MEETING INFORMATION ENDORSEMENT LINE MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard Time, on April 24, 2013. Vote by Internet Go to www.envisionreports.com/NEM Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5. 1. Election of Directors: For Withhold Abstain For Withhold Abstain For Withhold Abstain + 01 - B.R. Brook 02 - J.K. Bucknor 03 - V.A. Calarco 04 - J.A. Carrabba 05 - N. Doyle 06 - G.J. Goldberg 07 - V.M. Hagen 08 - J. Nelson 09 - D.C. Roth 10 - S.R. Thompson For Against Abstain For Against Abstain 2. Ratify Appointment of Independent Auditors for 2013. 3. Approve, on an Advisory Basis, Named Executive Officer Compensation. 4. Approve the 2013 Stock Incentive Plan. 5. Approve the Performance Pay Plan. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 01LEHG C 1234567890 J N T 1UP X 1 5 9 2 0 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: www.envisionreports.com/NEM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Newmont Mining Corporation PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 2013. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT MINING CORPORATION The undersigned, a holder of record shares of common stock, par value $1.60 per share, of Newmont Mining Corporation (the “Corporation”) at the close of business on February 25, 2013 (the “Record Date”), hereby appoints Stephen P. Gottesfeld and Nancy Lipson, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m. local time on Wednesday April 24, 2013 at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, USA, and any adjournment thereof, upon the matters listed on the reverse side hereof. Each of the matters listed on the reverse side hereof is proposed by the Corporation. None of the matters is related to or conditioned on the approval of the other matters. The proxies cannot vote your shares unless you vote by mail, Internet or telephone. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. To vote by Internet or telephone, please follow the instructions on the reverse side hereof. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES, IN THEIR DISCRETION, TO VOTE ON ANY OTHER BUSINESS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. PROXIES CAN ONLY BE GIVEN BY THE CORPORATION’S COMMON STOCKHOLDERS OF RECORD ON THE RECORD DATE. PLEASE SIGN YOUR NAME BELOW EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE(S) ON THE RECORD DATE OR ON THE LABEL AFFIXED HERETO. WHEN THE SHARES OF THE CORPORATION’S COMMON STOCK ARE HELD OF RECORD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND THE 2012 ANNUAL REPORT TO STOCKHOLDERS. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

VOTING INSTRUCTION FORM DIRECTION GIVEN BY REGISTERED HOLDERS OF EXCHANGEABLE SHARES OF NEWMONT MINING CORPORATION OF CANADA LIMITED FOR THE APRIL 24, 2013 ANNUAL MEETING OF STOCKHOLDERS OF NEWMONT MINING CORPORATION The undersigned, having read the Notice of Annual Meeting (the “Annual Meeting”) of stockholders of Newmont Mining Corporation (the “Company”) to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, USA, on Wednesday, April 24, 2013, at 11:00 a.m. local time, the Proxy Statement, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of December 15, 2011, among the Company, Newmont Mining Corporation of Canada Limited and the Trustee, as follows: PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE “FOR” ITEMS 1, 2, 3, 4 AND 5 BELOW, AND, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, TO VOTE IN ITS DISCRETION. (Please select one of A, B or C) A. Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows: (Please complete the following only if you have selected Alternative A) Election of Directors. FOR WITHHOLD ABSTAIN 1.1 B.R. Brook 1.2 J.K. Bucknor 1.3 V.A. Calarco 1.4 J.A. Carrabba 1.5 N. Doyle 1.6 G.J. Goldberg 1.7 V.M. Hagen 1.8 J. Nelson 1.9 D.C. Roth 1.10 S.R. Thompson

2. Ratify appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2013. FOR AGAINST ABSTAIN o 3. Advisory Resolution to Approve Named Executive Officer Compensation. FOR AGAINST ABSTAIN o 4. Approve the 2013 Stock Incentive Plan. FOR AGAINST ABSTAIN o 5. Approve the Performance Pay Plan. FOR AGAINST ABSTAIN o 6. To vote, in its discretion, on any other business which may properly be brought before the meeting or any adjournment thereof. FOR AGAINST o (If you have selected Alternative A, please go directly to the signature page) B. Deliver a proxy card to the undersigned at the Annual Meeting with respect to all the undersigned’s voting rights held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof. (If you have selected Alternative B, please go directly to the signature page) C. Deliver a proxy card to at the Annual Meeting with respect to all the undersigned’s voting rights held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof. Executed on the day of, 2013. Name: Print Name:

NOTES: (1) A shareholder has the right to appoint a person to represent him/her at the Annual Meeting in the proxy card delivered under Alternative C by inserting in the space provided the name of the person the shareholder wishes to appoint. Such person need not be a shareholder. (2) To be valid, this Voting Instruction Form must be signed and deposited with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 in the enclosed return envelope or by fax to (416) 263-9524 prior to 5:00 p.m., Toronto time, on April 23, 2013 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting. (3) If an individual, please sign exactly as your Exchangeable Shares are registered. (4) If the shareholder is a corporation, this Voting Instruction Form must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. (5) If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This Voting Instruction Form must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this Voting Instruction Form. (6) In many cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries. (7) If a share is held by two or more persons, each should sign this Voting Instruction Form. (8) If this Voting Instruction Form is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.

NEWMONT MINING CORPORATION Notice to Exchangeable Shareholders Our records show that you hold Exchangeable Shares of Newmont Mining Corporation of Canada Limited (“Newmont Canada”), a corporation established under the Business Corporations Act (British Columbia). The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of holders of shares of common stock of Newmont Mining Corporation (the “Company”), the U.S. parent of Newmont Canada, including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on April 24, 2013, to · Elect Directors; · Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Newmont’s Independent Auditors for 2013; · Approve, on an advisory basis, Named Executive Officer Compensation; · Approve the 2013 Stock Incentive Plan; · Approve the Performance Pay Plan; and · Transact such other business that may properly come before the meeting. At such Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of the Company. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Toronto time, on April 23, 2013. The Trustee will not be obligated to act on any instructions received after that time. You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on April 23, 2013. Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting. Non-Registered Holders Only registered holders of Exchangeable Shares of Newmont Canada are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant. Newmont Canada has distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “Meeting Materials”) to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials you will be given either: (i) a Voting Instruction Form, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which specifies the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This Voting Instruction Form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the Voting Instruction Form and deposit it with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by fax to (416) 263-9524 prior to 5:00 p.m., Toronto time, on April 23, 2013; or (ii) a Voting Instruction Form, which must be completed and signed by you in accordance with the directions on the Voting Instruction Form (which may in some cases permit the completion of the Voting Instruction Form by telephone). The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder generally may revoke a Voting Instruction Form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance. Information Relating to Newmont Mining Corporation Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of the Company and you, as a holder of Exchangeable Shares, are entitled to receive dividends from the Company payable at the same time as and equivalent to, on a per-share basis, any dividends paid by the Company to holders of its shares of common stock. As a result of the economic equivalency and voting rights between the Exchangeable Shares and shares of common stock of the Company you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to the Company and not Newmont Canada. Accordingly, it is information related to the Company that is relevant to you and enclosed in this package is the Company’s Proxy Statement which we urge you to read carefully.